As filed with the Securities and Exchange Commission on August 14, 2006

Registration No. 333-134776

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DEKANIA CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

6770

(Primary Standard Industrial Classification Code Number)

84-1703721

(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703

Philadelphia, Pennsylvania 19104

(215) 701-9555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Friedberg, President

Dekania Corp.

2929 Arch Street, Suite 1703

Philadelphia, Pennsylvania 19104

(215) 701-9555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Baur Whittlesey, Esq. Julie H. Bekier, Esq. Mark E. Rosenstein, Esq. Ledgewood, P.C. 1900 Market Street, Suite 750 Philadelphia, PA 19103 (215) 731-9450 (215) 735-2513—Facsimile	Douglas S. Ellenoff, Esq. Lawrence A. Rosenbloom, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, New York 10017 (212) 370-1300 (212) 370-7889—Facsimile	Jack I. Kantrowitz, Esq. Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 (212) 839-5300 (212) 839-5599—Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	11,155,000	$10.00	$111,550,000	$11,936
Shares of Common Stock included as part of the Units(2)	11,155,000	—	—	—	(3)
Warrants included as part of the Units(2)	11,155,000	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	11,155,000	$8.00	$89,240,000	$9,549
Total			$200,790,000	$21,485	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2)	Includes 1,455,000 units, consisting of 1,455,000 shares of common stock and 1,455,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover overallotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated August 14, 2006

PROSPECTUS

$97,000,000

DEKANIA CORP.

9,700,000 Units

Dekania Corp. is a newly organized Business Combination Company™, or BCC™. A BCC™ is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more unidentified businesses. We intend to focus on identifying prospective targets in the insurance industry that are incorporated in the United States, Canada, Bermuda or the Cayman Islands and that have substantially all of their business, and all of their insurance risk, in the United States. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and we have not contacted any prospective target business or had any discussion, formal or otherwise, with respect to such a transaction.

This is the initial public offering of our securities. We are selling 9,700,000 units. Each unit is being sold at a purchase price of $10.00 per unit and consists of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $8.00. Each warrant will become exercisable on the later of our consummation of an initial business combination or [                    ], 2007 [the first anniversary of the date of this prospectus], and will expire on [                    ], 2010 [the fourth anniversary of the date of this prospectus], or earlier upon redemption.

We were formed and organized by Cohen Bros. Acquisitions, LLC, one of our initial stockholders, which we refer to as our Sponsor, a wholly-owned subsidiary of Cohen Brothers, LLC. Cohen Brothers, LLC is a diversified financial company that structures financing to banks and insurance companies through issuances of collateralized debt obligations, or CDOs. Cohen Brothers, LLC, through its subsidiaries, manages CDOs that hold trust preferred and similar fixed income securities issued primarily by banks, insurers and their holding companies. Subsidiaries of Cohen Brothers, LLC currently manage approximately $2 billion of insurance company debt securities held in CDOs. Due to its regular interactions and contacts in the insurance industry, we believe that our Sponsor is positioned to assist us in pursuing a business combination in the insurance industry.

Our Sponsor has agreed to purchase an aggregate of 250,000 units from us in a private placement which will close no less than two days before the effectiveness of the registration statement of which this prospectus is a part. The total purchase price for the units will be $2,500,000 or $10.00 per unit. No underwriting discounts and commissions or placement fees will be payable in connection with the private placement. The shares and warrants comprising the units sold in the private placement may not be sold, assigned or transferred by our Sponsor until after we have consummated a business combination. Our Sponsor will have no right to any liquidation distributions with respect to the shares included in such private placement units in the event we fail to consummate a business combination and dissolve and liquidate.

We have granted the underwriters a 45-day option to purchase up to an additional 1,455,000 units, solely to cover overallotments, if any. The overallotment option will be used only to cover any net syndicate short position that may result from the initial distribution.

There is presently no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange under the symbol DEKU and, once the common stock and warrants comprising the units begin separate trading, to have them listed under the symbols DEK and DEKW, respectively.

Investing in our securities involves risks that are described in the “ Risk Factors” section beginning on page 17 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)
Public offering price	$10.00	$97,000,000
Underwriting discounts and commissions(2)	$.50	$4,850,000
Proceeds, before expenses, to Dekania Corp.	$9.50	$92,150,000

(1)	The underwriters have an option to purchase up to an additional 1,455,000 units from us at the public offering price, less the underwriting discount and commission, within 45 days of the date of this prospectus to cover any overallotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses, to us, will be $111,550,000, $5,141,000 and $106,409,000, respectively.
(2)	Does not include deferred underwriting compensation in the amount of 2% of the gross proceeds, or $0.20 per unit, an aggregate of $1,940,000 (and 4% of the gross proceeds of the underwriters’ overallotment option, or $0.40 per unit, an aggregate of $2,522,000, if the overallotment option is exercised in full), which will be deposited in the Trust Account, referred to below, and become payable to the underwriters only upon completion of a business combination and then only with respect to those units as to which the component shares have not been redeemed. The deferred underwriting compensation will be forfeited if we do not complete a business combination.

If we do not complete a business combination within the time periods specified in this prospectus, we must liquidate and return to investors in this offering or their successors, which we refer to as the public stockholders, not less than $10.00 per share of common stock held by them. To fund this obligation, we have established a trust account, which we refer to as the Trust Account, at Deutsche Bank Trust Company Americas for which our transfer agent, American Stock Transfer & Trust Company, will act as trustee. The Trust Account will at all times have at least $97,000,000 ($111,550,000 if the overallotment option is exercised in full), or $10.00 per unit, of available funds. We will establish this availability by:

•	Depositing the proceeds of this offering and the proceeds of the private placement of our units with our Sponsor, net of underwriting discounts and commissions and offering expenses and $40,000 to fund working capital, but including deferred underwriting compensation, into the Trust Account ($94,000,000; $108,259,000 if the overallotment option is exercised in full).

•	Delivering a letter of credit from our Sponsor to American Stock Transfer & Trust Company for the benefit of the public stockholders and the Trust Account in the amount of $3,000,000 ($3,291,000 if the overallotment option is exercised in full).

If we do not complete a business combination within the time periods specified in this prospectus, we will implement a stockholder-approved plan of dissolution and liquidation and the funds in the Trust Account will be distributed to our public stockholders, in each case as set forth in this prospectus. To the extent that funds in the Trust Account are insufficient to provide public stockholders with a distribution of $10.00 per share, funds will be drawn from the letter of credit. Interest earned on the funds in the Trust Account remaining after payment of up to $2,500,000 to cover our administrative expenses, working capital, expenses in seeking business combinations or implementing a plan of dissolution and liquidation, if necessary, and reduction of the principal amount of the letter of credit, will be allocated pro rata among the shares held by the public stockholders.

Shares acquired by our Sponsor and our officers and directors in connection with our formation and as components of units to be acquired by our Sponsor in the private placement will not be entitled to liquidation distributions from the Trust Account. However, our Sponsor and our officers and directors will participate in liquidation distributions with respect to shares they have acquired in this offering or in the secondary market.

The units will be ready for delivery on or about                     , 2006.

Merrill Lynch & Co.	Maxim Group LLC

The date of this prospectus is                     , 2006.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

“Business Combination Company”™ and “BCC”™ are service marks of Maxim Group LLC.

SUMMARY

This summary highlights information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the section entitled “Risk Factors,” our financial statements and the related notes to the financial statements, before making an investment decision.

Unless otherwise stated in this prospectus, references to “we,” “us,” “our” or the “company” refer to Dekania Corp., and the term “public stockholders” means only the holders of the 9,700,000 shares (11,155,000 shares if the overallotment option is exercised in full) of common stock sold as part of the units in this offering or acquired in the secondary market; it excludes our Sponsor and our officers and directors with respect to the shares they acquired upon our formation and our Sponsor with respect to the shares included in the units purchased by it in the private placement which will be completed immediately before the completion of this offering, but includes any shares they purchase in this offering or in the open market. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their overallotment option.

The term “business combination” as used in this prospectus means a merger, capital stock exchange, asset acquisition, stock purchase or other similar transaction with one or more target businesses. The term does not include an acquisition by us of a minority interest in a target business, but may include a merger in which our public stockholders will, as a result of the business combination, hold a minority interest in the surviving entity.

The term “target business” as used in this prospectus includes one or more businesses in the insurance industry that are incorporated in the United States, Canada, Bermuda or the Cayman Islands and that have substantially all of their business, and all of their insurance risk, in the United States.

The term “Trust Account” as used in this prospectus means the trust account established at Deutsche Bank Trust Company Americas, for which American Stock Transfer & Trust Company will act as trustee, to hold net proceeds of this offering, proceeds of the private placement to our Sponsor, the deferred underwriting compensation, the net interest (after taxes payable) thereon pending a business combination and, if we dissolve and liquidate, the proceeds of any draws on the letter of credit furnished by our Sponsor.

Our Company

We are a recently organized blank check company known as a Business Combination Company™, or BCC™. We were incorporated under Delaware law on February 28, 2006 for the purpose of acquiring one or more businesses through a business combination. We intend to focus our efforts on identifying businesses that operate within the U.S. insurance industry with particular interest in businesses that provide insurance coverage for uncommon or hard-to-place risks, an area known as specialty insurance. We have not identified or begun discussions with any target business. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable target business.

While we expect that our focus will be upon target businesses incorporated in the United States, we may consider target businesses incorporated in Bermuda or the Cayman Islands. Because of the efficient regulatory structure of those jurisdictions and the advantageous treatment under U.S. federal income tax laws of non-U.S. companies engaged in insurance or re-insurance business in the United States (as compared to U.S. incorporated businesses engaged in similar business), a number of insurance businesses with United States operations and insurance risk have incorporated in those jurisdictions. Under both Bermuda and Cayman Islands law, there is no local taxation of company profits, although United States shareholders would be subject to United States taxation if the company were deemed to be a controlled foreign corporation under the Internal Revenue Code of 1986, as amended. To a lesser extent, principally due to a developed and highly regulated insurance industry similar to that of the United States, we may also consider a target business incorporated in Canada. Regardless of where it is incorporated, any target business must have substantially all of its business, and all of its insurance risk, in the United States. If we change our jurisdiction of incorporation in connection with a business combination with a Canadian, Bermudian or Cayman Islands target business, our business combination and future agreements, as well as our corporate governance, may be governed by their laws.

Our initial business combination must be with one or more target businesses whose fair market value is at least equal to 80% of the amount in the Trust Account at the time of the acquisition, net of amounts for taxes, the underwriters’ deferred compensation amount and up to $2,500,000 for working capital needs, and excluding the then outstanding amount of our Sponsor’s letter of credit. Because we currently have no restrictions on our ability to seek additional funds through the sale of equity or debt securities or through loans or other financing arrangements, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of the net amount in the Trust Account and fund the business combination through additional financing. No arrangements have been entered into or contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need to consummate a business combination for consideration in excess of our available assets at the time of acquisition.

If we elect to pursue the simultaneous acquisitions of several assets or operating businesses at the same time, we could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each proposed acquisition. Furthermore, even if we complete the acquisition of more than one target business at the same time, we may not be able to integrate the operations of such target businesses.

If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will implement a plan of stockholder-approved dissolution and liquidation which will include the distribution of the proceeds of the Trust Account to our public stockholders.

Our offices are located at 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104, and our telephone number is (215) 701-9555.

Management

Our company draws together four senior executives from the insurance and financial services industries:

Daniel G. Cohen, our Chairman, is Chairman of the Board of Directors of The Bancorp, Inc. (NASDAQ:TBBK), a publicly-held bank holding company, and is also chairman of the board of, and has acted in several senior management capacities with, Cohen Brothers, LLC, a diversified financial services company with approximately $10 billion in assets under management which specializes in the financing of small and mid-sized companies through issuances of collateralized debt obligations, or CDOs. Cohen Brothers, LLC is affiliated with our Sponsor.

Thomas H. Friedberg, our President and Chief Executive Officer, has 43 years of experience in the insurance industry, including serving as the chief executive officer of several small and medium-size specialty insurance companies, both private and publicly-traded, for 18 years, most recently as the President and Chief Executive Officer of Stonington Insurance Company.

Paul Vernhes, our Chief Financial Officer, was the Chief Financial Officer and Chief Accounting Officer of Compagnie de Réassurance d’Ile de France, a French reinsurance company.

David Nathaniel, our Chief Investment Officer and Secretary, has worked for Menorah, one of the largest insurance companies in Israel, serving as Chief Investment Officer of its pension fund, Mivtachim Pension Funds, the largest pension fund in Israel with over $3 billion in assets under management.

Private Placement

Our Sponsor has agreed to purchase an aggregate of 250,000 units from us no less than two days before the effectiveness of the registration statement of which this prospectus forms a part for a total purchase price of $2,500,000, or $10.00 per unit, in a private placement. No underwriting discounts and commissions or placement fees will be payable on the units sold in the private placement. If we do not complete this offering, we will return the funds raised in the private placement to our Sponsor. Our Sponsor and our officers and directors will not have any redemption rights if we complete a business combination or rights to any liquidation distributions from the Trust Account with respect to the shares included in the private placement units if we do not complete a business combination.

Our Sponsor and our officers and directors have agreed to vote the 2,487,500 shares that they acquired from us at the time of our formation with the majority of the shares voted by our public stockholders when we submit our initial proposed business combination to our stockholders for their approval. Shares included in the units acquired by our Sponsor in the private placement, and any shares acquired by our Sponsor or our officers and directors in this offering or in the secondary market, will be voted in favor of any business combination proposed by our board of directors. With limited exceptions, the shares and warrants comprising units purchased in the private placement may not be sold, assigned or transferred until we consummate a business combination and the 2,487,500 shares acquired by our Sponsor and our officers and directors at the time of our formation may not be sold until six months after we complete a business combination.

Incentive Warrants

Before the closing of our private placement, we will issue to our Sponsor an aggregate of 861,039 warrants and will issue an aggregate of 558,961 warrants to several of our officers and directors, each to purchase our common stock, which we refer to as the incentive warrants. 710,000 incentive warrants will be exercisable for $8.00 per share beginning three months after we complete a business combination if the closing price of our common stock equals or exceeds $11.00 per share for at least 20 out of any 30 consecutive trading days preceding the date of exercise. The other 710,000 incentive warrants will be exercisable for $8.00 per share beginning three months after a business combination if the closing price of our common stock equals or exceeds $12.00 per share for at least 20 out of any 30 consecutive trading days preceding the date of exercise. Holders of the incentive warrants are entitled to exercise the incentive warrants by payment in cash of the exercise price or on a “cashless basis.” Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. The warrants will expire at 5:00 p.m., New York City time, on [                    ], 2011 [five years from the date of this prospectus].

Sponsor Loan and Letter of Credit

Our Sponsor has loaned us $300,000, which we used to pay a portion of the expenses of this offering. We will repay this loan without interest from the proceeds of this offering.

Our Sponsor has agreed that, immediately preceding the closing of this offering, it will deliver an irrevocable letter of credit in the principal amount of $3,000,000 ($3,291,000 if the underwriters’ overallotment option is exercised in full) issued by Commerce Bank to be held by American Stock Transfer & Trust Company as trustee for the benefit of the Trust Account. The amount of the letter of credit is the amount we believe necessary to enable investors in this offering to receive $10.00 per share if we can not effect a business combination and must liquidate. The fees charged by Commerce Bank in connection with the issuance of the letter of credit and all periodic and other fees related to the letter of credit, will be paid by our Sponsor and we will reimburse the Sponsor for these fees from amounts we are permitted to draw as working capital from the interest earned on the Trust Account. All amounts, if any, drawn under the letter of credit will be payable by our Sponsor and will not be reimbursed by us. This letter of credit will be drawn upon only if:

•	we do not complete a business combination within the time set forth in this prospectus and must liquidate the Trust Account in accordance with its terms; and

•	the amount in the Trust Account available for distribution to the public stockholders upon our liquidation is less than $10.00 per share.

The letter of credit will expire on the earlier to occur of the completion of a business combination, completion of our dissolution and liquidation or the full offset of the principal balance of the letter of credit by Trust Account interest retained in the Trust Account, at our Sponsor’s option, subject to the conditions described below, to reduce the principal amount of the letter of credit.

Interest (after taxes payable) earned on funds in the Trust Account, except for payment to us of up to $2,500,000 for working capital and, if necessary, payment of up to $100,000 of dissolution or liquidation expenses, will be retained in the Trust Account. From and after the date when the amount in the Trust Account, including the amount of deferred underwriting compensation and the amount of our Sponsor’s letter of credit, is equal to $97,000,000 ($111,550,000 if the underwriters’ overallotment option has been exercised in full), or $10.00 per share held by public stockholders, interest earned on the funds in the Trust Account (but after taxes payable and amounts withdrawn by us for working capital), also may be retained in our Trust Account, at our Sponsor’s option, to reduce, on a dollar for dollar basis, the principal amount of our Sponsor’s letter of credit upon the satisfaction of the following conditions:

•	prior to the time of any such reduction, $1,250,000 has been drawn by us for working capital needs; and

•	immediately after any such reduction, we have at least $250,000 available outside of the Trust Account for working capital needs.

We may use working capital derived from interest on amounts in the Trust Account to, among other things, make a deposit or down payment in connection with a proposed business combination, or as consideration for a “no shop” agreement with a target business. If the business combination were not completed, these payments could possibly be forfeited, leaving us with insufficient working capital to identify or complete another business combination without obtaining additional financing.

The Offering

Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as Merrill Lynch, and Maxim Group LLC, which we refer to as Maxim Group, are acting as the representatives of the underwriters of this offering.

Securities offered:	9,700,000 units, each unit consisting of:

• one share of common stock; and

• one warrant.

Common stock:

Number of shares outstanding before this offering and the private placement	2,487,500 shares

Number of shares to be outstanding after completion of this offering and the private placement	12,437,500 shares

Public Warrants:

Number of public warrants (those included in units to be sold in this offering) outstanding before this offering and the private placement	None

Number of public warrants outstanding after completion of this offering and the private placement	9,700,000

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$8.00

Exercise period	The public warrants will become exercisable on the later of:

• the completion of a business combination; or

• [ ], 2007 [one year from the date of this prospectus].

The public warrants will expire at 5:00 p.m., New York City time, on [ ], 2010 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the public warrants:

• in whole and not in part; • at a redemption price of $0.01 per warrant at any time after the warrants become exercisable; • upon a minimum of 30 days’ prior written notice of redemption; and

• if, and only if, the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

We have established the above criteria to provide public warrant holders with: (i) adequate notice of redemption to enable them to exercise their warrants, should they choose to do so and (ii) a sufficient differential between the then prevailing common stock price and the public warrant exercise price so there is a reasonable cushion to absorb a negative market reaction, if any, to our redemption call.

If the foregoing conditions are satisfied and we call the public warrants for redemption, each warrant holder will be entitled to exercise his or her warrant before the date scheduled for redemption; however, we cannot assure you that the price of the common stock will exceed the call trigger price or the warrant exercise price after we make the redemption call.

Private Placement Warrants:

Number of private placement warrants (those included in units to be sold to our Sponsor in the private placement) outstanding before this offering and the private placement	None

Number of private placement warrants outstanding after completion of this offering and the private placement	250,000

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$8.00

Exercise period	The 250,000 private placement warrants will become exercisable on the later of:

• the completion of a business combination; or

• [ ], 2007 [one year from the date of this prospectus].

The private placement warrants will not be exercisable at any time when a registration statement is not effective and a prospectus is not available for use by the public warrantholders.

The private placement warrants will expire at 5:00 p.m., New York City time, on [ ], 2010 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the private placement warrants:

• in whole and not in part;

• at a redemption price of $0.01 per warrant at any time after the warrants become exercisable;

• upon a minimum of 30 days’ prior written notice of redemption; and

• if, and only if, the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we call the private placement warrants for redemption, each warrant holder will be entitled to exercise his or her warrant before the date scheduled for redemption.

Incentive warrants:

Number of incentive warrants outstanding before this offering and the private placement	1,420,000

Number of incentive warrants outstanding after completion of this offering and the private placement	1,420,000

Exercisability	Each incentive warrant is exercisable for one share of common stock.

Exercise price	$8.00. Incentive warrants may be exercised on a cashless basis at the option of the holder.

Exercise period	710,000 incentive warrants will be exercisable beginning three months after a business combination if, and only if, the closing price of our common stock equals or exceeds $11.00 per share for at least 20 trading days within any 30-trading day period preceding the date of exercise. The additional 710,000 incentive warrants will be exercisable beginning three months after a business combination if, and only if, the closing price of our common stock equals or exceeds $12.00 per share for at least 20 trading days within any 30-trading day period preceding the date of exercise.

The incentive warrants will not be exercisable at any time when a registration statement is not effective and a prospectus is not available for use by the public warrantholders.

The incentive warrants will expire at 5:00 p.m., New York City time, on [ ], 2011 [five years from the date of this prospectus].

Redemption	None.

Separation of securities underlying units:	The units will separate into common stock and warrants 90 days after the date of this prospectus. Merrill Lynch and Maxim Group may decide to allow continued trading of the common stock and warrants as units following such separation. Merrill Lynch or Maxim Group will not permit separate trading of the common stock and warrants until:

• we have filed an audited balance sheet reflecting our receipt of the gross proceeds, before expenses, of this offering,

• we have filed a Current Report on Form 8-K and issued a press release announcing when such separate trading will begin, and

• the business day following the earlier to occur of the expiration of the underwriters’ overallotment option or its exercise in full.

We expect to file the audited balance sheet referred to above promptly following the completion of this offering, and will, unless the overallotment option is exercised in full at the closing of this offering, file a new audited balance sheet promptly after expiration of the overallotment option exercise period if any portion of the overallotment option has been exercised, or earlier following the exercise of the overallotment option in full.

Payments to Insiders:	We have agreed to pay a monthly fee of $7,500 to Cohen Brothers, LLC, an affiliate of our Sponsor, for general and administrative services, including but not limited to, rent of offices, receptionist, secretarial and general office services. This agreement will commence as of the closing of this offering and will continue until the earlier of the consummation of a business combination or our dissolution and the liquidation of the Trust Account pursuant to our plan of dissolution and liquidation.

None of our officers or directors or those of our Sponsor will receive any compensation in this offering; however, they will be entitled to reimbursement for reasonable out-of-pocket expenses incurred by them or their affiliates on our behalf, including expenses incurred by them with respect to the identification of a suitable business combination.

Our Sponsor has loaned us $300,000 which we used to pay a portion of the expenses of this offering. This loan is without interest and will be repaid solely from the proceeds of this offering.

Proposed American Stock Exchange Symbols:	Units: DEKU

Common stock: DEK

Warrants: DEKW

Proceeds to be held in Trust Account:

$97,000,000 ($111,550,000 if the underwriters’ overallotment option is exercised in full), or $10.00 per unit, consisting of the proceeds from this offering, the proceeds of the private placement, and our Sponsor’s letter of credit for $3,000,000 ($3,291,000 if the overallotment option is exercised in full). The cash portion of these amounts will be placed in the Trust Account at Deustche Bank Trust Company Americas maintained by American Stock Transfer & Trust Company and the amount of our Sponsor’s letter of credit will, to the extent required, be drawable by American Stock Transfer & Trust Company for the benefit of the public stockholders, in each case pursuant to an agreement to be signed on the date of this prospectus. Of this amount, up to $92,060,000 ($105,737,000 if the underwriters’ overallotment option is exercised in full) may be used by us for the purpose of effecting a business combination, up to $1,940,000 ($2,522,000 if the underwriters’ overallotment option is exercised in full) will be paid to Merrill Lynch and Maxim Group if we complete a business combination, but will be forfeited by Merrill Lynch and Maxim Group if we do not complete a business combination. These funds will not be released until the earlier of the completion of a business combination or the implementation of a stockholder—approved plan of dissolution and liquidation and the distribution of the Trust Account to our public stockholders.

To the extent the Trust Account earns interest, we will be permitted to use that interest for purposes of: (i) providing working capital to enable us to fund our expenses, including the expenses associated with the pursuit of a business combination and reimbursements to our Sponsor for letter of credit fees, up to an aggregate maximum of $2,500,000, (ii) reducing the principal amount of our Sponsor’s letter of credit (following the fulfillment of the conditions described in this prospectus) and (iii) paying for up to $100,000 of dissolution or liquidation expenses if we have insufficient funds outside of the Trust Account to pay for such expenses.

Except as provided below, unless and until a business combination is consummated, the funds held in the Trust Account (other than interest used to fund working capital) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

The $1,940,000 ($2,522,000 if the underwriters’ overallotment option is exercised in full) of the funds attributable to deferred underwriting compensation in connection with this offering (and accrued interest thereon, net of taxes payable) will be released to Merrill Lynch and Maxim Group, respectively, and any stockholders exercising their redemption rights, upon completion of a business combination on the terms described in this prospectus, or to our public stockholders upon the implementation of a stockholder approved plan of dissolution and liquidation and the distribution of the Trust Account, but will in no event be available for use by us in a business combination.

The expenses that we may incur before we complete a business combination may only be paid from funds not held in the Trust Account and any interest earned on funds in the Trust Account and released to us as described above. There will be no fees, reimbursements or cash payments to our existing stockholders and/or officers and directors other than:

• repayment of a $300,000 loan with no interest made by our Sponsor to cover certain offering expenses;

• reduction at our Sponsor’s option, following the fulfillment of the conditions described in this prospectus, on a dollar for dollar basis, of the total amount of the obligation of our Sponsor’s letter of credit through retention of interest earned on funds in the Trust Account;

• reimbursement of fees payable by our Sponsor with respect to the creation and maintenance of the letter of credit; and

• reimbursement for expenses incident to the offering and finding a suitable business combination.

The trust agreement governing the Trust Account provides that, in the event that our board of directors approves a plan of dissolution and liquidation and, at that time, we have insufficient funds outside of the Trust Account to pay for our dissolution and liquidation expenses, we may withdraw up to $100,000 from interest earned on the Trust Account to pay for such expenses.

None of the warrants or incentive warrants may be exercised until after the completion of a business combination and, thus, after the proceeds of the Trust Account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the Trust Account.

Stockholders must approve business combination:	We will seek stockholder approval before we effect our initial business combination, even if we are not required to do so by applicable law. Except for units purchased in the private placement, our Sponsor and our officers and directors have agreed to vote shares that they own on the date of this prospectus in accordance with the majority of the shares voted by our public stockholders. Any shares acquired by our Sponsor in the private placement, or by our Sponsor or any of our officers or directors, in this offering or in the secondary market will be voted in favor of any business combination proposed by our board of directors.
We will proceed with our initial business combination only if:
• a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination; and

• the number of shares owned by public stockholders who vote against the business combination and exercise their redemption rights as described below is less than 30% of the total number of shares sold in the offering and the private placement.

Voting against the business combination alone will not result in redemption of a stockholder’s shares. Such stockholder must also complete the procedure for exercising the redemption rights described below.

If we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of the 24 month period beginning on the date of the consummation of this offering (assuming that the period in which we need to consummate a business combination has been extended as provided in our amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation in the event our stockholders do not approve such business combination.
Redemption rights for stockholders voting to reject our initial business combination:	Public stockholders voting against a business combination will be entitled, if we complete it as our initial business combination, to redeem their common stock for $10.00 per share payable out of the Trust Account, plus any interest earned on their portion of the Trust Account (net of taxes payable), excluding:

• Trust Account interest previously used to fund our working capital needs and expenses, including the expenses associated with the pursuit of a business combination, up to a maximum of $2,500,000;

• Trust Account interest previously credited to the Trust Account and used to reduce, at our Sponsor’s option, following the fulfillment of the conditions described in this prospectus, on a dollar for dollar basis, the principal amount of our Sponsor’s letter of credit; and

• Trust Account interest earned on the underwriters’ deferred compensation.

Public stockholders who redeem their common stock for a share of the Trust Account will continue to have the right to exercise any warrants they may hold.

Plan of dissolution and liquidation if no business combination:

Pursuant to the terms of the trust agreement by and between us and American Stock Transfer and Trust Company and the applicable provisions of the Delaware General Corporation Law, we will promptly dissolve, liquidate and distribute all funds held in the Trust Account to our public stockholders as part of a stockholder—approved plan of dissolution and liquidation if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent or definitive agreement has been executed within 18 months after consummation of this offering and the business combination contemplated by such letter of intent or definitive agreement has not yet been consummated within such 24 month period). Pursuant to our amended and restated certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to dissolving, liquidating and winding up. Also contained in our amended and restated certificate of incorporation is the requirement that we dissolve our company upon the expiration of such time periods. Consistent with such obligations and Delaware law, we will seek stockholder approval for any such plan of dissolution and liquidation, and our Sponsor and directors and executive officers have agreed to vote in favor of such dissolution and liquidation.

As soon as is reasonably practicable upon the approval by our stockholders of our plan of dissolution and liquidation, we will distribute all funds held in the Trust Account to our public stockholders and pay, or reserve for payment in accordance therewith, from funds not held in trust, our liabilities and obligations. Our Sponsor and all of our officers and directors who own common stock in our company have waived their right to receive distributions (other than with respect to common stock, or any shares of common stock underlying units, they purchase in this offering or in the after market) upon the liquidation of the Trust Account, and any other remaining net assets held outside of the Trust Account, as part of any plan of dissolution and liquidation.

In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of the 24 month period beginning on the date of consummation of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, as of such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation, and, within 5 business days of such recommendation, will file a proxy statement with the Securities and Exchange Commission, or SEC, seeking stockholder approval for such plan.

We expect that the costs associated with the implementation and completion of a plan of dissolution and liquidation will be paid with funds held outside of the Trust Account, although we cannot assure you that we will have enough of such funds to achieve that purpose. If we do not have sufficient funds remaining outside of the Trust Account at the time our board of directors approves a plan of dissolution and liquidation, we will be permitted to draw up to a maximum of $100,000 from interest earned on funds held in the Trust Account to implement and complete the stockholder—approved plan of dissolution and liquidation.

We currently anticipate the costs of our dissolution and liquidation to be between $50,000 and $75,000, including all costs and expenses relating to: (i) preparing and mailing our proxy statement for a stockholders’ meeting relating to approval of our plan of dissolution and liquidation, (ii) the costs of conducting such meeting, (iii) the winding up of our affairs (including contacting third party payees) and (iv) preparing and filing our dissolution documentation in the State of Delaware.

In order to protect the amounts held in the Trust Account, our Sponsor has agreed to indemnify us for claims of creditors that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the Trust Account. We may elect to forego obtaining waivers only if we receive the approval of our Chief Executive Officer and the approving vote or written consent of at least a majority of our board of directors, including all of our non-independent directors. Cohen Brothers, LLC, the parent of our Sponsor, has separately agreed with our Sponsor to provide our Sponsor with any funds required to meet these indemnification obligations.

In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation of the Trust Account. After the permitted time periods for consummating a business combination have lapsed, the funds held in the Trust Account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in the Trust Account will not be released for any other corporate purpose. Consequently, holders of a majority of our outstanding common stock must approve our plan of dissolution and liquidation in order to receive the funds held in the Trust Account.

Escrow of existing stockholders’ shares:	Concurrently with the completion of this offering, our Sponsor and our officers and directors will deposit the securities they own in us (but not the shares included in the units purchased by our Sponsor in the private placement) into an escrow account maintained by

American Stock Transfer & Trust Company, acting as escrow agent. Subject to limited exceptions set forth below, these securities will not be transferable during the escrow period, which extends until [ ], 2009 [three years from the date of the prospectus], unless we consummate a transaction after or as part of the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. Securities in escrow held by our officers and directors and our Sponsor may be transferred to trusts or other legal entities established for the holders’ benefit, or other transfers occurring by operation of law.

Risks

In deciding whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company. You should particularly consider the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, which we refer to as the Securities Act, and, as a result, that you will not be entitled to protections normally afforded to investors in Rule 419 blank check company offerings. You should carefully consider these and the other risks set forth in “Risk Factors.”

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so we present only balance sheet data.

	April 30, 2006
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)(2)	$(171,715)	$92,124,285
Total assets	$521,250	$94,064,285
Total liabilities	$496,965	$1,940,000	(3)
Value of common stock which may be redeemed ($10.00 per share)(4)	—	$29,243,249
Stockholders’ (deficit) equity	$24,285	$62,881,036

(1)	The “as adjusted” information gives effect to the sale of the units in this offering and the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from this offering.
(2)	The “actual” information for working capital excludes $196,000 of costs related to this offering which we incurred or paid prior to April 30, 2006. We have recorded these deferred offering costs as a long-term asset and reclassified them against stockholders’ equity in the “as adjusted” information.
(3)	Deferred underwriting compensation held in the Trust Account.
(4)	If a business combination is approved and completed, public stockholders who voted against the combination will be entitled to redeem their stock for $10.00 per share (of which $9.80 will be paid by us from the Trust Account, and $0.20 will be paid by the underwriters from their deferred underwriting compensation deposited in the Trust Account) plus interest earned on their portion of the Trust Account, net of taxes payable, amounts used to fund our working capital needs up to a maximum of $2,500,000, amounts used to reduce the letter of credit obligation and interest earned on the underwriters’ deferred compensation.

The working capital and total assets amounts include the $92,060,000 to be held in the Trust Account, which will be available to us only for completion of a business combination within the time periods described in this prospectus, less amounts payable with respect to redemptions by public stockholders that vote against a business combination and elect to redeem their shares, and excluding interest attributable with respect to each such amount, upon consummation of a business combination. If we do not complete a business combination, we will promptly liquidate the Trust Account pursuant to our trust agreement with American Stock Transfer and Trust Company as part of our plan of dissolution and liquidation and the proceeds of the Trust Account (including the deferred underwriting compensation) and, if required, amounts drawn under our Sponsor’s letter of credit, will be distributed solely to our public stockholders.

We will not proceed with a business combination if less than a majority of shares of common stock voted by public stockholders are voted in favor of the business combination or if public stockholders owning 30% (an aggregate of 2,985,000 shares) or more of the shares sold in this offering and the private placement vote against the business combination and exercise their redemption rights, which we describe in “Prospectus Summary—The Offering—Redemption rights for stockholders voting to reject our initial business combination,” and in “Business—Effecting a Business Combination—Opportunity for stockholder approval of our initial business combination.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occurs, our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks Associated with Our Business

We are a recently incorporated development stage company with no operating history and, accordingly, you will have an extremely limited basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date other than organizational activities in preparation for this offering. As of the date of this prospectus, we have not identified any businesses with which we might combine. Since we do not have any operations or an operating history and do not have any specific business combination under consideration or contemplation, you have an extremely limited basis upon which to evaluate our ability to achieve our business objectives. We cannot predict when, or if, we will complete our initial business combination.

We may not consummate a business combination within the required time periods, in which case, we will dissolve and liquidate.

We must complete a qualifying business combination within 18 months after the completion of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement with respect to a business combination has been executed within 18 months after the completion of this offering). If we do not complete a qualifying business combination within the required time, we will dissolve and liquidate as described elsewhere in this prospectus. We may not be able to find suitable target businesses within the required time periods. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach this deadline. We do not have any specific business combination under consideration, and neither we nor any representative acting on our behalf has had any contacts or discussions with any target business regarding such a business combination. None of our agents, representatives, existing stockholders, directors or officers has taken any measure, direct or indirect, to locate a target business at any time, past or present, and no party, affiliated or unaffiliated with us, has approached us with a possible candidate or candidates. Furthermore, there have been no diligence, discussions, negotiations and/or other similar activities undertaken, whether directly by us or one of our affiliates, or by an unrelated third party on our behalf, regarding a business combination involving us or with respect to any process designed to result in the location of one or more target businesses.

If we are forced to dissolve and liquidate before we complete a business combination, our warrants will expire worthless.

If we are unable to complete a business combination within the time periods specified in this prospectus and are forced to dissolve and liquidate, there will be no amount payable upon such liquidation with respect to our outstanding warrants and, accordingly, the warrants will expire worthless. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see “Proposed Business—Effecting a Business Combination—Plan of dissolution and liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies.

Since we intend to use the net proceeds of this offering held in trust to complete a business combination with one or more target businesses that have not been identified, we may be deemed to be a “blank check”

company under United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K with the SEC including an audited balance sheet demonstrating this fact, promptly following the completion of this offering and, unless the overallotment option is exercised in full at the closing of this offering, promptly following expiration of the overallotment option exercise period (or earlier exercise of the overallotment option in full), we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules, including provisions regarding reservation of interest earned on the funds deposited into the Trust Account for the benefit of public stockholders. Because we are not subject to Rule 419, a portion of the interest earned on the Trust Account will be released to us to fund our working capital, used to reduce the principal amount of our Sponsor’s letter of credit (subject to conditions) and used for reimbursement to our Sponsor of letter of credit fees and possible liquidation and dissolution expenses, and our securities will be immediately tradable. For a more detailed comparison of our offering to offerings under Rule 419, see “Proposed Business—Comparison to Offerings under Rule 419.”

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by our public stockholders from the Trust Account as part of our plan of dissolution and liquidation will be less than $10.00 per share.

The deposit of the net proceeds from this offering in the Trust Account may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, they may not agree to execute such agreements, or, even if they execute such agreements, we cannot assure you that such agreements will be valid and enforceable or that such parties would be prevented from bringing claims against the Trust Account including but not limited to claims alleging fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the Trust Account. If any third party refused to execute an agreement waiving its claims to the monies held in the Trust Account, we would perform an analysis of the alternatives available to us if we chose not to engage the third party and evaluate if such engagement would be in the best interest of our stockholders if the third party refused to waive such claims. With the approval of our Chief Executive Officer and the approving vote or written consent of at least a majority of our board of directors, including all of the non-independent directors, we may choose to engage such third party even though it refuses to waive claims to the monies held in the Trust Account. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills we believe are significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such third parties will agree to waive any future claims as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the Trust Account for any reason.

Accordingly, the proceeds held in the Trust Account could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation amount available to our public stockholders could be less than the $10.00 per share held in the Trust Account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the Trust Account, and net of any amounts released to us as working capital), due to claims of such creditors. In order to protect the Trust Account to the extent necessary to ensure that claims by creditors do not reduce the amount in the Trust Account, our Sponsor has agreed to indemnify us for all claims of creditors that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the Trust Account, provided and to the extent that (with the approval of our Chief Executive Officer and the vote or written consent of no less than a majority of our board of directors, including all of the non-independent directors) we have elected to forego obtaining valid and enforceable waivers from such creditors. We have not asked our Sponsor to reserve for such an eventuality, and we cannot assure you that our Sponsor will be able to satisfy those obligations, despite the fact that Cohen Brothers, LLC, the parent of our Sponsor, has agreed with our Sponsor to provide our Sponsor with any funds our Sponsor may require to satisfy these obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our Trust Account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the Trust Account beyond the amount available under our Sponsor’s letter of credit, we may not be able to return to our public stockholders the liquidation amounts otherwise due to them.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We will dissolve and liquidate if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against it, a 90-day period during which such corporation may reject any claims brought, and an additional 150-day waiting period before it makes any liquidating distributions to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate and distribute all of the funds held in the Trust Account to our public stockholders as part of our plan of dissolution and liquidation, we do not intend to comply with the Section 280 procedures.

Because we will not comply with Section 280 of the Delaware General Corporation Law, we will, when applicable, seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of

•	all existing claims,

•	all pending claims, and

•	all claims that may be potentially brought against us within the subsequent 10 years.

As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account. However, because we will not be complying with Section 280, our public stockholders could nevertheless potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our public stockholders amounts owed to them by us.

If we do not consummate a business combination and we dissolve, payments from the Trust Account to our public stockholders may be delayed and may be reduced by our dissolution and liquidation costs.

We currently believe that, if we do not consummate a business combination, any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner:

•

our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation and applicable Delaware law, as of the passing of the applicable deadline, convene and adopt a specific plan of dissolution and liquidation. At that time, our board of directors will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

•	within five business days of our board’s adoption of such plan, we will file our preliminary proxy statement with the SEC;

•	if the SEC does not review the preliminary proxy statement, then we will promptly mail the proxy statement to our stockholders and, approximately 30 days following the mailing of the proxy statement, we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

•	if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following filing of that preliminary proxy statement. We will mail the proxy statement to our stockholders as soon as is practicable following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and 30 days after the mailing of the proxy statement we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and liquidation.

In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. After the permitted time periods for consummating a business combination have lapsed, the funds held in the Trust Account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in the Trust Account will not be released for any other corporate purpose. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in the Trust Account.

The timing of these procedures (which may not conform to the timeframes described above), or a vote to reject any plan of dissolution and liquidation by our stockholders, may result in substantial delays in the liquidation of the Trust Account to our public stockholders as part of our plan of dissolution and liquidation.

Additionally, the trust agreement governing the Trust Account provides that, in the event that our board of directors approves a plan of dissolution and liquidation and, at that time, we have insufficient funds outside of the Trust Account to pay for our dissolution and liquidation expenses, we may withdraw up to $100,000 from the Trust Account to pay for such expenses. If we withdraw these funds from the Trust Account for this purpose, interest income otherwise receivable by our public stockholders’ from the Trust Account would be reduced.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the shares of common stock issuable upon exercise of the warrants, we may redeem, in whole and not in part, the warrants issued as part of our units at any time after the warrants become exercisable, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders to:

•	exercise the warrants at the exercise price therefore at a time when it may be disadvantageous for the holders to do so,

•	sell the warrants at the then current market price when they might otherwise wish to hold the warrants or

•	accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise their warrants.

Holders of our warrants will be able to exercise the warrants only if:

•	a current registration statement under the Securities Act of 1933 relating to the common stock underlying the warrants is then effective and

•	underlying common stock is qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside.

Although we have undertaken in the warrant agreement between us and American Stock Transfer & Trust Company, as warrant agent, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the underlying common stock following completion of this offering to the extent required by federal securities laws, and intend to comply with such undertaking, we cannot assure you that we will be able to do so. In addition, we have agreed to use our reasonable efforts to register the underlying common stock under the blue sky laws of the states of residence of the exercising warrantholders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the underlying common stock is not kept current or if the underlying common stock is not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the underlying common stock is not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying common stock for sale under all applicable state securities laws.

Because we have not identified any prospective business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

Because we have not yet selected or approached any prospective target businesses with respect to a business combination, there is no basis upon which to evaluate the possible merits or risks of any particular target business’ operations, financial condition or prospects. If we complete a business combination, we will be affected by numerous risks inherent in the business operations of the acquired business. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors or we may not have adequate time to complete due diligence. In addition, an investment in our securities ultimately may not prove to be more favorable to investors in this offering than a direct investment, if an opportunity were available, in a particular target business. For a more complete discussion of our selection of target businesses, see “Proposed Business—Effecting a Business Combination—We have not identified a target businesses.”

Because there are numerous companies with a business plan similar to ours, it may be difficult for us to complete a business combination.

Based upon publicly available information, as of May 26, 2006, approximately 61 similarly structured blank check companies have completed initial public offerings since August 2003 and 31 others have registration statements currently pending before the SEC. As of May 26, 2006, of the blank check companies that have completed their public offerings, only 7 companies have consummated a business combination, while 13 other companies have announced they have entered into a definitive agreement for a business combination but have not consummated such business combination. Accordingly, as of May 26, 2006, there are approximately 41 blank check companies with approximately $2.8 billion in trust that are seeking to carry out a business plan similar to our business plan. While many of these companies are targeted towards specific industries in which they must complete a business combination, certain of these companies may consummate a business combination in any industry they choose, which may include the insurance industry. As a result, there may be significant demand for the kinds of privately-held companies that we target, which demand may limit the universe of potential acquisition targets for us.

Further, the fact that relatively few companies have completed business combinations or entered into definitive agreements for a business combination may be an indication that there are only a limited number of attractive target businesses available to blank check companies, or that many target businesses may not be inclined to enter into business combinations with blank check companies such as ours.

We therefore cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, our purpose and powers will be limited to dissolving, liquidating and winding up.

We may issue additional shares of our capital stock or debt without a stockholders’ vote. Any such issuances could dilute your interest in, or cause a change in control of, our company.

Our certificate of incorporation authorizes us to issue up to 30,000,000 shares of common stock and 1,000,000 shares of preferred stock. Immediately after this offering (assuming no exercise of the underwriters’ overallotment option), we will have approximately 6,192,500 authorized but unissued shares of our common stock available for issuance (after reserving common stock issuable upon exercise of outstanding warrants), and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no plans or commitments as of the date of this offering to issue any additional securities, we may issue any or all of our authorized but unissued common or preferred stock, or securities convertible into common or preferred stock, without a stockholder vote. The issuance of additional common or preferred stock, or securities convertible into common or preferred stock:

•	may significantly dilute the interest of public investors in our company;

•	could, if we issue a sufficient number of shares, cause a change in control, which may, among other things, reduce or eliminate our ability to use our net operating loss carry forwards, if any, for tax purposes and could also result in the resignation or removal of our existing officers and directors; and

•	reduce prevailing market prices for our common stock.

Similarly, if we incur debt, it could result in:

•	increased expenses to pay debt service;

•	if the debt has a variable rate, increased vulnerability to changes in market interest rates, since our revenues may not increase, or may decrease, if interest rates rise;

•	an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to service our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if we breach covenants to which the debt is subject such as, for example, covenants requiring us to maintain specified financial ratios or reserves, and the breach is not waived;

•	our inability, or limitations on our ability, to obtain additional financing, if necessary, if due to covenants restricting our ability to obtain additional financing while the debt is outstanding;

•	prohibitions or limitations on our ability to pay dividends on our common stock;

•	requirements that we dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which would reduce the funds available for dividends on our common stock, working capital, capital expenditures, business combinations and other general corporate purposes;

•	limitations or prohibitions on business combinations, capital expenditures or other business operations, or on our ability to borrow additional amounts for such purposes, unless we meet particular financial or operational tests;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulations;

•	our competitive disadvantage with respect to other companies in the industry that have less debt; and

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate.

Our Sponsor will control a significant interest in us and thus may influence certain actions requiring a stockholder vote.

After we complete this offering, our Sponsor and our officers and directors will own approximately 22% of our issued and outstanding common stock (assuming no exercise of private placement warrants held by our Sponsor). If our Sponsor and our officers and directors exercise all of their warrants paying the exercise price in cash, they will own approximately 31% of the issued and outstanding common stock assuming that no public warrants are exercised. This could permit our Sponsor and our officers and directors to influence effectively the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

In addition, our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. Since there may not be an annual meeting of stockholders to elect new directors before we complete a business combination, all of our current directors may continue in office at least until the consummation of the business combination. If we hold an annual meeting, as a consequence of our classified board of directors only a minority of our directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome.

Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

We may have insufficient resources to cover our operating expenses and the expenses of pursuing a business combination and, if necessary, effecting our dissolution and liquidation.

We may withdraw up to $2,500,000 from the interest earned on the funds held in the Trust Account (net of taxes payable on such interest) to provide us with working capital to enable us to fund our expenses, including the expenses associated with the pursuit of a business combination, reimbursement of letter of credit fees, and, if necessary, expenses with respect to our potential dissolution and liquidation. Our estimates of these expenses as described in this prospectus are based upon our management’s estimate of the amount required for these purposes. However, these estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing from our management, our Sponsor or third parties. We may not be able to obtain additional financing on favorable terms, if at all, and neither our Sponsor nor our management is obligated to provide any additional financing. Additionally, the trust agreement governing the Trust Account provides that, in the event that our board of directors approves a plan of dissolution and liquidation and, at that time, we have insufficient funds outside of the Trust Account to pay for our dissolution and liquidation expenses, we may withdraw up to $100,000 from the Trust Account to pay for such expenses. If we withdraw these funds from the Trust Account for this purpose, the amount of interest income our public stockholders’ would receive per share from the Trust Account would be reduced.

We will depend upon interest earned on the Trust Account to fund our search for a target company and otherwise fulfill our business purposes.

Before we complete a business combination, we may withdraw up to $2,500,000 of interest earned on the funds in the Trust Account, after provision for taxes, to fund our working capital needs and expenses, including expenses associated with the pursuit of a business combination and, if necessary, with our potential dissolution and liquidation. We will depend upon sufficient interest being earned on the proceeds held in the Trust Account to provide us with the working capital we will need to engage in these activities. If interest rates were to decline substantially, we may not have sufficient funds available to fulfill our business purpose. In such event, we would need to find other sources of funds, which may not be available on favorable terms, if at all, or be forced to liquidate.

The loss of key executives could adversely affect our ability to operate.

Our operations depend upon a relatively small group of key executives. We believe that our success will depend in part upon the continued service of our key executive management team. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. We do not have employment contracts with any of our current executives. The unexpected loss of the services of one or more of these executives could have a detrimental effect on us. While we expect to have key man life insurance in the amount of $2,000,000 in the aggregate on the life of Daniel G. Cohen and key man life insurance in the amount of $1,000,000 for each of Thomas H. Friedberg, David Nathaniel and Paul Vernhes, this insurance may not be adequate to compensate us for the loss of services of these individuals.

Our ability to effect a business combination and, thereafter, to conduct our operations will depend upon the efforts of our key personnel, some of whom may join us following such a business combination and may be unfamiliar with the requirements of operating a public company.

Our ability to effect a business combination will depend upon the efforts, diligence and skill of our officers and directors. We cannot predict, however, what roles our current officers and directors will undertake following a business combination. Although it is possible that our current management will remain associated with us following a business combination, their continued association with us will be subject to the terms of the business combination. None of our management is obligated to remain associated with us following a business combination. In addition, we anticipate that we may employ at least some of the officers and other personnel in the target business and we may seek to employ additional personnel. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms. If we acquire a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company control the combined company, it may be less likely that our current management would remain with the combined company unless it was negotiated as part of the transaction. In determining whether our current management should remain with us following the business combination, a committee of our independent directors will analyze the experience and skill set of the target business’ management. Our board may look unfavorably upon or reject a business combination with a potential target business whose owners refuse to retain members of our management following the business combination, thereby resulting in a conflict of interest.

Additionally, following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, and any additional managers may not have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Neither our Sponsor nor any of our officers or directors have any previous experience in effecting a business combination through a blank check company which could limit our ability to consummate a business combination.

Neither our Sponsor nor any of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could limit our ability to consummate a business combination and could result in our having to liquidate the Trust Account.

Our officers and directors may have conflicting fiduciary duties with, and allocate their time to, other businesses, thereby limiting the number of business combination opportunities they may be able to present to us as well as the amount of time they devote to our affairs. These conflicts could impair our ability to consummate a business combination.

We do not intend to have full-time employees before we complete a business combination. Our officers and directors are engaged in other business activities which could lead them to have fiduciary duties that conflict with those they have to our company. Moreover, our officers and directors are not obligated to contribute any specific number of hours to our affairs. If our officers’ or directors’ other business affairs require them to devote substantial amounts of time to such affairs, or if they become subject to conflicting fiduciary duties, it could limit their ability to investigate and source potential target businesses for us. These conflicts could limit our management’s effectiveness in pursuing and completing a business combination. For a complete discussion of the potential conflicts of interest of which you should be aware, see “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our management’s interest in consummating a business combination to obtain reimbursement for any reasonable out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any reasonable out-of-pocket expenses incurred by them if these expenses exceed the amount of funds we may use for working capital and the up to $100,000 we may withdraw for liquidation and dissolution expenses. Other than the $2,500,000 from interest on funds in the Trust Account we may use for working capital and the up to $100,000 we may withdraw for liquidation and dissolution expenses, no funds may be released from the Trust Account to reimburse expenses unless we consummate a business combination. This amount may be inadequate, especially if we must pay exclusivity or similar fees, or if we incur significant expenses pursuing a business combination that we do not complete. The financial interests of our officers and directors could influence their motivation in selecting a target business and, thus, there may be a conflict of interest when determining whether a particular business combination is in our stockholders’ best interests.

It is probable that we will be able to complete only one business combination initially, which may cause us to depend on a single business and a limited number of products or services.

Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of the amount held in the Trust Account at the time of acquisition, net of amounts for taxes and the underwriters’ deferred compensation, and excluding the letter of credit amount. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, conditions to closing on one or more target businesses may not be satisfied, thereby reducing the fair market value of the target business or businesses below our requirements. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business. As a result, the prospects for our success may:

•	solely depend upon the performance of a single business, or

•	depend upon the development or market acceptance of a single or limited number of products or services, and we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

We may seek to effect initial contemporaneous business combinations with more than one target business having a combined fair market value meeting our requirements. Acquisitions involve a number of special risks, including diversion of management’s attention, legal, financial, accounting, and due diligence expenses, and general risks that transactions will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of the small size of our management team and our limited financial and other resources. Completing our initial business combination through more than one acquisition likely would result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. In addition, due to the difficulties involved in consummating multiple acquisitions concurrently, our attempt to complete our initial business combination in this manner would increase the chance that we would be unable to successfully complete our initial business combination in a timely manner. In addition, if our initial business combination entails simultaneous transactions with different sellers, each seller will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial transaction. As a result, if we attempt to consummate our initial transaction in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for an initial transaction and force us to dissolve and liquidate.

Because of our limited resources and significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, other blank check companies and operating businesses competing for acquisitions. Many of these entities are well-established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater technical, human, financial and other resources than we do. As a result, we may be at a competitive disadvantage in pursuing a business combination with some target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a proposed business combination, and our obligation to redeem for cash shares of our common stock in certain instances may reduce the resources available for an otherwise agreed business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by a target business, particularly in connection with a business combination for which our equity securities comprise a portion of the consideration. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. In addition, because our initial business combination may involve the contemporaneous acquisition of several target businesses and may be with different sellers, we could need the sellers to agree that the purchase of their business is contingent upon the simultaneous closing of one or more other acquisitions.

We may acquire a target business with a history of poor operating performance or that is in an early stage of development or growth. We may be unable to improve or develop these businesses.

Due to the competition for business combination opportunities, we may acquire a target business with a history of poor operating performance if we believe that the poor performance has been caused by an unusual event, such as a catastrophe loss due to a hurricane or by poor management, where the business has developed a plan to correct past problems but the plan’s intended effects have not yet been realized, or where similar attributes exist. We may also acquire a target business that is in an early stage of development or growth. However, acquiring these types of businesses can be extremely risky and we may not be able to improve the operating performance of poorly-operating businesses or develop and build the operations of development stage businesses.

Factors that could result in our not being able to improve the operating performance of poorly-operating businesses include, among other things:

•	inability to predict changes in technological innovation;

•	competition from superior or lower-priced products;

•	lack of financial resources;

•	inability to attract and retain key executives and employees; and

•	changes in, or costs imposed by, government regulation.

Factors that could result in our not being able to develop and build the operations of a development stage business include:

•	inability to obtain capital or other funding for expansion of business or development of insurance products;

•	competition from larger, better-known insurance businesses;

•	inability to adequately market insurance product offerings;

•	inability to develop and maintain an adequate sales and marketing capability; and

•	inability to obtain regulatory approvals for expansion of insurance product lines.

If we cannot improve the performance of poorly-operating businesses or develop and build the operations of development stage businesses, our results of operations could suffer and investors could lose some or all of their investment.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we anticipate that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, if the net proceeds of this offering prove to be insufficient, either because of the size of a proposed business combination or because we become obligated to redeem for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We currently have no restrictions on our ability to seek additional financing; however, we may not be able to obtain such financing on acceptable terms, or at all. If we are unable to obtain additional financing when needed to consummate a particular business combination, we could be compelled to restructure the consideration to be paid in, or abandon that particular business combination and seek alternative target business candidates. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could slow or halt development or growth of the target business or businesses. None of our Sponsor, or our officers, directors or stockholders are required to provide any financing to us in connection with, or after the consummation of, a business combination.

If you vote in favor of a business combination and such business combination is approved and consummated, a portion of your initial investment held in the Trust Account may be used to pay stockholders who voted against the business combination and exercised their redemption rights.

In the event a business combination is approved and consummated, public stockholders who have voted against the business combination and exercised their redemption rights will be entitled to receive $10.00 per share, plus any interest not previously released to us that was earned on their portion of the Trust Account and on that portion of the underwriters’ deferred compensation comprising the redemption price (net of taxes payable). This amount is greater than each public stockholder’s initial pro rata portion of the Trust Account of $9.80 per share, after excluding $0.20 per share representing the underwriters’ deferred underwriting compensation, which the underwriters have agreed to forego to the extent stockholders redeem their shares. The balance will be paid from proceeds held in the Trust Account and therefore will not be available to fund either the business combination or our future operations. Investors who do not exercise their redemption rights will have assumed the entire cost of the offering, including the underwriters’ discount. The additional cost per share allocable to such remaining stockholders would be $0 if none of the shares sold in the offering are redeemed, and $0.21 per share if the maximum number of shares is redeemed.

Finding one or more target businesses with available audited financial statements may limit the pool of prospective candidates for a business combination.

We may not engage in a business combination with a target business if we cannot obtain audited financial statements in conformity with accounting principles generally accepted in the United States, or U.S. GAAP, for the target business. Our directors must also provide stockholders with audited financial statements, prepared in accordance with U.S. GAAP, of the prospective candidates as part of the proxy solicitation materials when seeking stockholders’ approval of our initial business combination. However, some potential target businesses, including those incorporated in U.S. jurisdictions, may only have financial statements audited in accordance with statutory accounting principles applicable to insurance companies. The requirement that any potential target businesses have available financial statements audited in accordance with U.S. GAAP may limit the pool of target businesses available to us.

We may use a significant portion of our working capital to pursue business combinations that we do not complete.

We anticipate that the investigation of each target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, actuaries and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If we or the owners of a target business decide not to complete a specific business combination, our costs would not be recoverable. Furthermore, even if we agree to a combination with a specific target business, we may fail to complete the business combination for any number of reasons, including events beyond our control. For example, there is a possibility that public stockholders owning 30% or more of the shares sold in this offering and the private placement could vote against a proposed business combination and exercise their redemption rights with respect to their shares of common stock even though a majority of our public stockholders approve the proposed business combination. Any such event would result in a loss to us of the related costs incurred, which would reduce the funds we have available to pursue another business combination. See “Proposed Business—Effecting a Business Combination—Selection of target business and structuring of a business combination.”

As a result of being a public company, we will incur increased costs that may strain our resources or divert our management’s attention from other business concerns.

As a public company, we will incur significant legal, accounting and other expenses that we would not incur as a private company. The Securities Exchange Act of 1934, or the Exchange Act, requires that we file annual, quarterly and current reports with respect to our business and financial condition. This will require us to incur substantial legal and accounting expenses, which could include increasing the number of accounting and financial employees. The Sarbanes-Oxley Act of 2002 requires that we maintain effective disclosure controls and procedures and effective internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we will have to expend significant resources and management oversight. We expect the corporate governance rules and regulations of the SEC will increase our legal and financial compliance costs, make some of our activities more time consuming and costly, may strain our systems and resources or divert our management’s attention from other business concerns.

We also expect these rules and regulations will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

If we must write down goodwill and other intangible assets associated with a business combination, such write down will reduce our assets and stockholders’ equity, which could cause a decline in the prices at which our securities trade.

When we effect a business combination with a target business, a substantial portion of the purchase price of the business combination may be allocated to goodwill and other identifiable intangible assets. The amount of the purchase price which is allocated to goodwill and other identifiable intangible assets is determined by the excess of the purchase price over the net identifiable tangible assets acquired.

Statement of Financial Accounting Standards, or SFAS, No. 142, “Goodwill and Other Intangible Assets,” which addresses the financial accounting and reporting standards for the acquisition of intangible assets outside of a business combination and for goodwill and other intangible assets subsequent to a business combination, requires that goodwill be tested for impairment at least annually. Intangible assets deemed to have indefinite lives are subject to impairment tests at least annually. Other intangible assets are amortized over their useful lives. If we determine that goodwill or intangible assets are impaired, we will be required to write down the value of such assets. Because goodwill and intangible assets may comprise a large percentage of our stockholders’ equity following a business combination, a significant write-down could materially reduce our assets and stockholders’ equity and could negatively impact our valuation and the price at which our securities trade.

Risks Related to Our Target Businesses

We may not be able to obtain regulatory approvals in connection with a business combination in a timely manner, or at all. This delay or failure may result in additional expenditures of money and resources, jeopardize our efforts to consummate a business combination within required time periods and force us to liquidate.

Business combinations with insurance-related businesses are generally subject to significant regulatory requirements and consents. We will not be able to consummate a business combination with an insurance-related business without complying with applicable laws and regulations and obtaining required governmental consents.

Insurance laws and regulations of all 50 states of the United States and the District of Columbia generally require that, before a company can acquire with an insurance-related business domiciled in that jurisdiction, the acquiring company must obtain the prior approval of the insurance regulator of that jurisdiction. This typically applies where 10% or more of the shares of a domiciliary insurance company, either directly or through its holding company parent, are subject to transfer and, therefore, will likely affect business combinations we would contemplate. Laws applicable to insurers and reinsurers domiciled in Canada, Bermuda and the Cayman Islands are substantially similar to those in the U.S. and typically require the prior approval of the regulatory body exercising jurisdiction over insurers and reinsurers to any proposed change in control of such an insurer or reinsurer. These laws may be triggered by a proposed change in ownership at a threshold as low as five (5%) percent, as is the case of the Cayman Islands’ insurance code.

Any regulatory obstacles in obtaining approval may result in additional expenditures or further reduce anticipated benefits of a business combination. New or additional requirements or limitations may also be imposed, which could delay or reduce the anticipated benefits of the business combination. These delays may jeopardize or postpone completion of the business combination in the required time period and may force us to dissolve and liquidate.

Each of our target businesses will be subject to extensive regulation, which may adversely affect our ability to achieve our business objectives. In addition, if a target business fails to comply with these regulations, it may be subject to penalties, including fines and suspensions, which could reduce our earnings significantly.

We will be subject to extensive regulation in the states and countries in which we operate. Most insurance regulations are designed to protect the interests of insurance policyholders, as opposed to the interests of stockholders. These regulations generally are administered by a department of insurance or similar regulatory authority and relate, among other things, to authorization to write lines of business, capital and surplus requirements, rate and policy form approvals, investment and underwriting limitations, affiliated transactions, dividend limitations, changes in control, solvency and a variety of other financial and non-financial aspects of an insurance business. Insurance regulators also conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to financial condition, holding company issues and other matters.

Regulatory authorities in countries other than the U.S. typically address the same matters as their U.S. counterparts. The Monetary Authority of each of Bermuda and the Cayman Islands, and the Office of the Superintendent of Financial Institutions in Canada, are the entities that have oversight of insurance and reinsurance companies in those particular jurisdictions, in areas such as licensing, capital requirements and change of control.

Regulatory authorities have broad discretion to deny or revoke licenses for various reasons including violations of their regulations. In some instances, where there is uncertainty as to applicability, we would expect to follow practices based on interpretations of regulations or practices that we believe, based on our management’s experience, to be consistent with the practices in the industry. These practices may turn out to be different from the interpretations of regulatory authorities. If we do not have the requisite licenses and approvals, or do not comply with the applicable regulatory requirements, insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us.

We could lose our regulatory authority to conduct an insurance business if we fail to maintain our capital at the required levels for the jurisdiction involved. In order to obtain regulatory approval, we may need to demonstrate that we have invested sufficient capital to support the underwriting capacity of a target insurance-related business and to ensure that such insurance-related business has capital available to cover periodic fluctuation in liabilities in respect of its claims.

Changes in existing statutes, regulations and regulatory policies, as well as changes in the implementation of such statutes, regulations and regulatory policies, whether in or outside the U.S., may affect the way a target business operates its insurance business, its ability to sell new policies, products or services and its claims exposure on existing policies.

More restrictive laws, rules or regulations, both in or outside the U.S., may be adopted in the future that could make compliance more difficult and/or expensive.

If we fail to properly evaluate the financial position and reserves of a target business with which we enter into a business combination, our losses and benefits from the operation of that business may exceed our loss and benefit reserves, which could have a significantly adverse effect on our results of operations.

If we enter into a business combination with a target business, our ability to operate that business will depend on our accurate assessment of the financial position and reserves of, and the risks underwritten by, the target business. Reserves are actuarial and statistical projections at a given point in time of what any insurance or reinsurance company ultimately expects to pay on claims and benefits, based on facts and circumstances then known, predictions of future events, estimates of future trends in claim frequency and severity, mortality, morbidity and other variable factors such as inflation. If we fail to assess accurately the risks underwritten by a target business or if our evaluation of the target business’s reserves is incorrect, the reserves may be inadequate to cover losses and we may be unable to operate the target business profitably. If our actual claims experience is less favorable after the business combination than our underlying assumptions prior to the acquisition of the target business, we may be unable to operate the business on a sound financial basis.

In addition, the actual losses and benefits experienced by any target company we may acquire may deviate, perhaps substantially, from the reserve estimates contained in its financial statements. Although we will conduct due diligence on the transactions that the target business has underwritten, we cannot assure you that this evaluation will be borne out by events and, if they are not, our future financial position and results of operations could fail to achieve their anticipated levels.

In addition, as industry practices and legal, judicial and social conditions change, unexpected issues related to claims and coverage may emerge. These issues may either extend coverage beyond the period which we intended or increase the number or size of claims. In some instances, these changes may not manifest themselves until many years after we enter into contracts affected by these changes. As a result, we may not be able to ascertain the full extent of our liabilities under contracts for many years following the issuance of the contracts.

If we determine that our reserves are inadequate, we will increase our reserves with a corresponding reduction in net income for the period in which the deficiency was identified.

If we acquire a target business in the reinsurance sector, our losses and benefits from the operation of that business may exceed our reserves, which could significantly increase our liabilities and reduce our profits.

Reinsurance has inherently greater uncertainties of loss and benefit reserves as compared to insurance, primarily due to the necessary reliance on the ceding company or insurer for information regarding losses and benefits; and the lapse of time from the occurrence of the event to the reporting of the loss or benefit to the reinsurer and the ultimate resolution or settlement of the loss or benefit. If we acquire a target business in the reinsurance sector, our success in operating that business will depend on our ability to assess accurately the risks underwritten by its ceding companies. If we fail to assess these risks accurately, or if events or circumstances cause our estimates to be incorrect, we may not establish appropriate premium rates and our reserves may be inadequate to cover our losses. Although we will conduct due diligence on the transactions that we underwrite, we will also be dependent on the original underwriting decisions made by ceding companies. Specifically, we will be subject to the risk that the ceding companies may not have adequately evaluated the risks to be reinsured by us and that the premiums ceded may not adequately compensate us for the risks that we will have assumed.

The failure to maintain and modernize a target business’ information technology and telecommunications systems could adversely affect a target business’ competitive position.

Many aspects of an insurance-related business depend on effective information technology and telecommunications systems. These businesses rely on these systems to process new and renewal business, provide customer service, make claims payments and facilitate collections and cancellations. These systems also enable insurance and re-insurance related businesses to perform actuarial and other modeling functions necessary for underwriting and rate development. The failure of these systems, or the termination of a third-party software license upon which any of these systems is based, could interrupt an insurance-related business’ operations or have an impact on its ability to evaluate and write new business.

Information technology and telecommunications systems require an ongoing commitment of significant resources to maintain and enhance existing information technology and telecommunications systems and to develop new systems in order to keep pace with continuing technological change, evolving industry and regulatory standards and changing customer preferences. Failure to maintain effective and efficient information systems could have an adverse effect on a target business’ competitive position, financial condition and results of operations.

A target business will face significant competitive pressures that could cause demand for its products or services to decrease and reduce its revenues and/or profitability.

A target business may compete with a large number of other companies in its selected lines of business. Competition in the insurance industry is based on many factors, including the perceived market strength of the insurer, pricing and other terms and conditions, the quality of services provided, the speed of claims payments, the reputation and experience of the insurer and ratings assigned by independent rating organizations, such as A.M. Best. A target business may compete with larger insurers, and many of these competitors will have greater financial and marketing resources than a given target business. The profitability of a target business could be reduced, or it could incur significant losses, if it loses business to competitors offering similar or better products at or below its prices.

Industry developments may further increase competition in the insurance and reinsurance industry. These developments include:

•	an influx of new capital as a result of the formation of new insurers in the marketplace and the expansion of existing companies in response to better pricing or terms;

•	consolidation in the insurance industry;

•	changing marketing and sales practices caused by the Internet;

•	programs in which state-sponsored entities provide property insurance in catastrophe-prone areas; and

•	insurance or risk-linked securities, derivatives and other non-traditional risk transfer mechanisms and vehicles which are being developed and offered by other parties, including non-insurance company entities.

New competition resulting from these and other developments could cause the supply and/or demand for insurance or reinsurance products and services to change, which could limit the ability of a target business to price its products at attractive rates and thereby affect its underwriting results and earnings.

A downgrade in the claims paying and financial strength ratings of a target business may cause significant declines in its revenues and earnings.

If we enter into a business combination with an insurance company, our financial strength will be monitored by regulatory authorities and private companies, such as A.M. Best. Claims paying and financial strength ratings have become an increasingly important factor in establishing the competitive position of insurance companies. A.M. Best focuses on balance sheet strength (including capital adequacy and loss expense reserve adequacy), operating performance and business profile. A reduction in a target business’ performance under these criteria could result in a downgrade of its A.M. Best rating. Any downgrade of this rating could cause any brokers, agents, retail brokers or insureds with whom a target business works to choose other, more highly rated competitors, which could cause significant declines in the revenues and earnings of the target business. A ratings downgrade could also increase the cost or reduce the availability of reinsurance to the target company.

Changes in market interest rates or in the equity security markets may impair the performance of a target business’ investments, the sales of its investment products and issuers of securities held in the portfolio of the target business.

A target insurance business will depend on income from its investment portfolio for a significant portion of its revenues and earnings. The performance of a target business’ investment portfolio depends in part upon the level of interest rates, equity security prices, real estate values, the performance of the economy generally, the performance of issuers of securities held in the portfolio of the target business and other factors that are beyond a target business’ control. Changes in these factors may impair a target business’ net investment income and, thus, reduce or eliminate our profitability.

In addition, a target business may face significant liquidity risk if the maturity and the duration of its investment portfolio are not correlated with the liquidity requirements of its liabilities. To the extent that a target business is unsuccessful in correlating its investment portfolio with its expected liabilities, a target business may be forced to liquidate investments at times and prices that are not optimal, which could harm the performance of its investment portfolio.

If we effect a business combination with a life insurance or annuity company, then the target business would be exposed to the risk that changes in interest rates may reduce the “spread,” or the difference between the amounts that it is required to pay under the contracts in its general account, principally traditional whole life insurance, fixed annuities and guaranteed investment contracts, and the rate of return it is able to earn on general account investments to support obligations under the contracts. A reduction of its spread due to changes in interest rates or equity security markets may reduce or eliminate a target life insurance and/or annuity business’ profitability.

If we acquire or become a holding company of a target business or businesses, we will depend on dividends and other payments from our operating subsidiaries to fund our operations, which may be subject to statutory or regulatory restrictions.

If we acquire or become a holding company with operating subsidiaries, our principal source of funds would be cash dividends and other permitted payments from our operating subsidiaries. There are statutory and regulatory restrictions on the amount of dividends an insurance company subsidiary may pay to us. In addition, insurance regulators have broad powers to prevent reduction of statutory surplus to inadequate levels and could refuse to permit the payment of dividends. If our operating subsidiaries were unable to make payments to us or were able to pay only limited amounts, we may be unable to fund our operations, make interest or principal payments on any indebtedness we may incur or pay dividends on our common stock, although our board of directors does not currently anticipate declaring any stockholder dividends in the foreseeable future.

The continued threat of terrorism, the occurrence of terrorist acts and ongoing military actions could reduce our earnings or cause us to incur losses.

The continued threat of terrorism and ongoing military actions, as well as heightened security measures in response to these threats and actions, may cause significant volatility in global financial markets, disruptions to commerce and reduced economic activity. These consequences could reduce the value of the assets in the investment portfolio of a target business. We cannot predict whether, or the extent to which, companies in which a target business invests may suffer losses as a result of financial, commercial or economic disruptions, or how any of these disruptions might affect the ability of those companies to pay interest or principal on their securities. The continued threat of terrorism also could result in increased reinsurance prices and potentially cause a target business to retain more risk than we otherwise would retain if it were able to obtain reinsurance at lower prices. In addition, the occurrence of terrorist actions could result in higher claims under a target business’ insurance policies than it had anticipated.

If our target business’ established reserves for insurance claims are insufficient, its earnings may be reduced or it could suffer losses.

In accordance with insurance industry practice and accounting and regulatory requirements, the target business must establish and maintain reserves for claims and claims expenses related to any risk-bearing insurance businesses in which it engages. Reserves do not represent an exact calculation of liability, but instead represent estimates, generally using actuarial projection techniques at a given accounting date. These reserve estimates are based on an assessment of facts and circumstances then known, a review of historical settlement patterns, development in the frequency, severity and pattern of claims between the estimated and actual amounts, judicial trends, regulatory changes and inflation and foreign currency fluctuations. In the case of life insurance and annuity companies, reserves for future benefits and claims are based on a number of factors, including mortality rates, expected claims, policy persistency, future premium amounts and rates of return on investments. Because the establishment of claims reserves is an inherently uncertain process involving estimates, ultimate losses may exceed claims reserves, which would reduce the earnings of any acquired business and could cause us to incur losses.

A target business may be unable to attract and retain brokers, agents and other distributors, which may be detrimental to its financial condition and operating performance.

An insurance or reinsurance company may sell its products through one or more independent distribution channels, including general agents, brokers, wholesalers, financial institutions, financial planners, association groups, third party marketing organizations, and other independent producers and sales specialists, as well as through captive channels. Success in competing for sales through these intermediaries depends upon factors such as the amount of sales commissions and fees paid, the breadth of products offered, the strength of a target business’ brand, the marketing and services provided, an insurance carrier’s perceived stability and financial strength ratings, and the strength of relationships maintained with individuals at those firms. An insurance carrier’s inability to continue to recruit productive distributors of its products could reduce its ability to maintain or increase its policy base, thereby reducing its revenues and possibly impairing its profitability.

Reinsurance and derivative instruments may not be adequate or available to protect a target business against losses, and a target business may incur losses due to the inability of its reinsurers and other loss-mitigating products to meet their obligations.

In the normal course of business, a target insurance business will seek to reduce losses that may arise from catastrophes or other events that cause unfavorable underwriting results through the acquisition of reinsurance. Under the reinsurance arrangements, other insurers assume a portion of the losses and related expenses. However, the target business may remain liable as the direct insurer on all risks reinsured. Consequently, ceded reinsurance arrangements may not eliminate the obligation to pay claims. In addition, a target business may be subject to credit risk with respect to its ability to recover amounts due from reinsurers. Even if a target business periodically evaluates the financial condition of reinsurers to minimize its exposure to significant losses from reinsurer insolvencies, its reinsurers may become financially unsound by the time their financial obligations become due and may not pay the reinsurance amounts that they owe to a target business or may not pay them on a timely basis. In addition, the availability, amount and cost of reinsurance depend on general market conditions and may vary significantly. Reinsurance may not be available in the future at commercially reasonable rates, and any decrease in the amount of reinsurance will increase risk of loss.

The insurance business is historically cyclical, and a target business may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, a target business may have a shortage of underwriting capacity when premium rates are strong.

Historically, insurers have experienced significant fluctuations in operating results due to competition, frequency and severity of catastrophic events, levels of capacity, general economic conditions and other factors. The supply of insurance is related to prevailing prices, the level of insured losses and the level of industry surplus which, in turn, may fluctuate in response to changes in rates of return on investments being earned in the insurance industry. As a result, the insurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity permitted favorable premium levels. The period 2002 through 2005 generally saw favorable market conditions in terms of attractive rates and terms. However, if the supply of insurance increases, either by capital provided by new entrants or by the commitment of additional capital by existing insurers, premium prices may decrease, which could reduce the profitability of any target business we acquire. In addition, changes in the frequency and severity of losses suffered by insureds and insurers in the property and casualty sector may affect the cycles of the insurance business significantly, and we expect any target business we acquire in the property and casualty sector to experience the effects of such cyclicality. Similarly, a prolonged general economic downturn or poor performance of the equity and other capital markets could impair the market for many annuity and life insurance products.

Severe natural and man-made disasters and other catastrophes may result in an increase in the number and amount of claims filed against insurers, which may affect our earnings.

Property and casualty insurers are exposed to the risk of severe weather conditions and other natural and man-made catastrophes. Catastrophes can be caused by various events, including volatile and unpredictable natural events such as severe winter weather, tornados, windstorms, earthquakes, hailstorms, severe thunderstorms and fires, and man-made events such as pollution, explosions and terrorist attacks. The frequency and severity of events, and the losses associated with them, are inherently unpredictable and sometimes cannot be reserved for adequately.

In addition, there is a high degree of uncertainty with respect to future exposure from asbestos, environmental, medical malpractice, general liability and other long-term liability claims because of significant issues surrounding the liabilities of insurers, diverging legal interpretations and judgments in different jurisdictions and aggressive litigation, particularly in the United States. These uncertainties include the extent of coverage under insurance policies, whether or not particular claims are subject to an aggregate limit, the number of occurrences involved in particular claims and new theories of insured and insurer liability. Given uncertainties surrounding the claims, a target business’ losses, if any, may exceed its claims reserves and our results of operations may suffer as a result.

If we acquire a target business in the property catastrophe sector, we could be exposed to a geographic concentration of risks which, in the event of the occurrence of any significant catastrophe within that geographic region, could result in significant losses to the target business.

If we were to invest in a company, either directly or indirectly through its holding company parent, underwriting property catastrophe-type coverages, our operating results in any given period would depend to a large extent on the number and magnitude of natural and man-made catastrophes such as hurricanes, windstorms, hailstorms, earthquakes, volcanic eruptions, fires, industrial explosions, freezes, riots and floods. If our target business underwrote risks based on information generally supplied by the broker market, we would depend on the quality of that information and, if the information was not fully developed or supplemented, the business could develop a concentration of exposure to loss in certain geographic areas prone to specific types of catastrophes. Although we intend to be prudent in terms of the businesses we seek to acquire, we cannot assure you that a target business would not experience geographic concentration of risk, with our results of operations fluctuating, or deteriorating, as a consequence of this concentration of risk.

Certain tax risks may affect a target company’s life insurance business.

The market for many annuity and variable life insurance products for persons subject to U.S. federal income tax is based in large part on the favorable tax treatment these products receive relative to some other financial products. Any material change in such tax treatment, such as the imposition of a “flat tax” or a national sales tax in lieu of the current U.S. federal income tax structure, making permanent the repeal of the estate tax, or providing for the taxation of the “inside build-up” of life insurance or annuity contracts, could decrease or eliminate the market for any annuity, life insurance, and reinsurance products a target business may have. For example, in 2005, legislation was proposed in Congress which could reduce the attractiveness of corporate-owned life insurance contracts. Legislation was also introduced which would impose an excise tax on the acquisition of a life insurance contract previously owned by a charity. Such legislation, if enacted, could reduce our revenues and reduce or eliminate our profitability if we effect a business combination with a life insurance or annuity company.

We may be limited in our ability to raise additional capital in the future, and if the target business we acquire is small relative to the insurance industry, lack of scale may impair our ability to acquire additional capital.

Our future capital requirements will depend on many factors, including our ability to profitably operate any target business we acquire, write new business successfully and establish premium rates and reserves at levels sufficient to cover losses associated with the target business. To the extent that the funds generated by the ongoing operations and existing capitalization of any target business we acquire are insufficient to fund future operating requirements, liquidity needs, growth expectations and to cover claim payments, we may need to raise additional funds through financings. If the target business we acquire is small relative to other industry participants, any equity or debt financing, if available at all, may be on terms that are not favorable. If we cannot obtain adequate capital, our ability to grow may be limited and our ability to withstand and cover losses may be impaired.

If we are unable to keep our clients’ submissions confidential, we could lose business and be subject to significant civil and criminal penalties.

We anticipate that any target business we acquire will retain confidential information in its computer systems, relying on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent a target business’s security measures and penetrate its computer systems could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable customer information and proprietary business information. In addition, an increasing number of states and foreign countries require that customers be notified if a security breach results in the disclosure of personally identifiable customer information. As a result, any compromise to the security of a target business’s computer systems that results in inappropriate disclosure of personally identifiable customer information could damage the reputation in the marketplace of the target business, deter people from purchasing its products, and subject it to significant civil and criminal liability.

We may effect a business combination with an entity organized under the laws of any state of the United States, Canada, Bermuda or the Cayman Islands. Seeking to effect a business combination with an entity outside the United States could increase our costs, delay the business combination beyond the time period requirements described in this prospectus and, if completed, would expose us to the risks attendant to operating internationally.

Seeking to effect a business combination with an entity outside of the United States could expose us to increased costs and delay completion of the business combination. For example, a target company’s financial statements may be reported in accordance with the domiciliary country’s GAAP or in accordance with the domiciliary country’s statutory accounting requirements for insurance companies, rather than U.S. GAAP. Reconciling these financial statements to U.S. GAAP may be time-consuming and expensive. Moreover, the reconciliation process may not uncover all of the applicable accounting issues, which could, among other negative effects, expose our directors and officers to stockholder litigation, increase the potential for regulatory scrutiny of our accounting practices and cause us to restate previously announced financial results.

If we complete a business combination with a target company, including an insurance holding company, that operates outside the United States, we may be subject to risks relating to:

•	deterioration of relations between the United States and such country and social unrest, political upheaval, and policy changes;

•	currency exchange rate fluctuations and currency exchange controls;

•	potentially adverse consequences in complying with foreign laws and regulations, including, but not limited to, more cumbersome corporate disclosure, governance and regulatory requirements, less protection for intellectual property rights or property rights in general, and restrictions in dividend payments;

•	difficulties in staffing and managing foreign operations and in assimilating cultural and managerial differences; and

•	potentially adverse tax consequences, including, but not limited to, a more burdensome tax system, withholding taxes on income and capital gains, and termination or reduction of tax incentives.

Further, if we determine to change domiciles in connection with a business combination, the new jurisdiction’s laws will likely govern our business combination and future agreements, as well as our corporate governance, which may impede our ability to enforce our legal rights and result in a significant loss of business, business opportunities or capital.

Risks Associated with This Offering

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than an acquisition vehicle.

Before this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants and the aggregate proceeds we are raising and the amount to be placed in the Trust Account were negotiated between us and the representatives of the underwriters. Among the factors considered in making these determinations were:

•	our management’s assessment of the amount of funds necessary to complete an acquisition in the insurance industry;

•	the history and prospects of other blank check companies whose principal business is the acquisition of other companies;

•	the actual and proposed offerings of those companies, including the structure and size of the offerings;

•	an assessment of our management team and their experience in identifying acquisition targets and structuring acquisitions in the insurance industry;

•	our prospects for acquiring an operating business in the insurance industry at attractive valuations;

•	our capital structure;

•	the general conditions of the securities markets that we expect to prevail at the time of the offering.

•	the likely competition for acquisition targets; and

•	the likely number of potential targets.

Furthermore, since we do not have an operating history or financial results and we have not begun to investigate potential target businesses whose operations could be evaluated, the underwriters were unable to compare our financial results and prospects with those of public companies operating in the same insurance industry, nor could they determine the accuracy of our estimate of the amount needed to fund our operations for the next 24 months. In addition, because we have not identified any potential target businesses, our assessment of the financial resources necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate a business combination and we would be forced to either seek additional financing or liquidate.

Our Sponsor and several of our officers and directors paid $0.01 per share for the shares they received when we were formed and, accordingly, purchasers in this offering will experience immediate and substantial dilution.

The difference between the public offering price per unit attributable to the shares of our common stock included in the units sold in this offering and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our Sponsor and several officers and directors acquired a substantial number of its shares at a nominal price has significantly contributed to this dilution. After giving effect to the offering and the private placement, you and the other investors in this offering will incur an immediate and substantial dilution of approximately 33.5% or $3.35 per share (the difference between the pro forma net tangible book value per share of $6.65 and the initial offering price of $10.00 per unit).

The exercise of incentive warrants held by our Sponsor and several of our officers and directors to purchase common stock could reduce our earnings per share and create dilution without providing us with additional capital.

Before the closing of our private placement, we will issue an aggregate of 1,420,000 incentive warrants to purchase our common stock to our Sponsor and several of our officers and directors. 710,000 incentive warrants will be exercisable beginning three months after a business combination if, and only if, the closing price of our common stock equals or exceeds $11.00 per share for at least 20 trading days within a any 30-trading day period preceding the date of exercise. The additional 710,000 incentive warrants will be exercisable beginning three months after a business combination if, and only if, the closing price of our common stock equals or exceeds $12.00 per share for at least 20 trading days within any 30-trading day period preceding the date of exercise. The warrants will expire at 5:00 p.m., New York City time, on [                    ], 2011 [five years from the date of this prospectus]. We have agreed to use our best efforts to file a registration statement to register the common shares underlying such incentive warrants under the Securities Act within 60 days from the time the warrants first become exercisable. We will bear the expenses incurred in connection with the filing of any such registration statements. The exercise of these warrants could dilute our earnings per share. In addition, if the holders of these warrants exercise their right to utilize the cashless exercise feature, you could suffer this dilution without a corresponding addition to our financial resources.

The warrants that will be outstanding following this offering may cause the market price of our common stock to be substantially less than it would have been had the warrants not been issued, and may make it more difficult to use our common stock to effect a business combination.

In addition to the incentive warrants granted to our Sponsor, we will issue warrants to purchase 9,700,000 shares as part of the units offered by this prospectus (or, assuming exercise in full of the underwriters’ overallotment option, 11,155,000 shares) and warrants to purchase 250,000 shares of common stock as part of the units sold to our Sponsor in the private placement. The potential for the issuance of substantial numbers of additional shares upon exercise of these warrants, as well as the $8.00 per share exercise price of these warrants, could cause our common stock to trade at a price that is less than it would be if the warrants had not been issued. These warrants could cause our common stock to be less attractive to a potential acquiree as consideration and may reduce or eliminate our ability to raise capital through offerings of common stock or securities convertible to common stock, thereby impairing our ability to complete suitable business combinations or develop or fund the growth of businesses that we do acquire. The potentially dilutive effect of the warrants on the value of stock options could also discourage senior executives of the target business, or other management candidates whom we seek to hire, from staying on or joining the target business after a business combination.

If our Sponsor and our officers and directors exercise their registration rights and sell their shares, the market price of our common stock may fall. The existence of these rights may make it more difficult for us to effect a business combination.

Our Sponsor and our directors and officers have the right to require us to register the resale of their common stock as described in “Description of Securities—Shares Eligible for Future Sale—Registration Rights.” If they exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 4,407,500 shares of common stock eligible for trading in the public market. Sales of substantial amounts of common stock, or the perception that such sales could occur, could reduce the price at which our common stock might otherwise trade. In addition, the existence of these rights may make it more difficult for us to effect, or may increase the cost of, a business combination with a target business, as the stockholders of a particular target business, particularly if the consideration consists in part of our common stock, or incumbent or new managers of the target business, may be unwilling to enter into a business combination with us or may request a higher price as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock. This will be particularly relevant in the case of a prospective business combination for which our equity securities comprise a portion of the consideration.

A trading market may not develop for our securities or, if it does, you may not be able to sell at or above the initial offering price.

Before this offering, there was no market for our securities. Although we have applied to have our securities listed on the American Stock Exchange, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. The initial public offering price for our securities was determined by negotiation between us and the underwriters. You may not be able to sell your shares at or above the initial offering price. The market price of our securities may also be subject to significant fluctuations in response to our future operating results, analyst reports about us, additions to or departures of key management personnel, the business combination that we ultimately complete and other factors, including conditions affecting securities markets generally. In recent years, the markets have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performances and prospects of individual companies.

The American Stock Exchange may delist our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our securities listed on the American Stock Exchange. We cannot assure you that our securities will be listed on the American Stock Exchange or, if listed, that we will be able to maintain that listing. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. If we are unable to meet those stricter listing requirements, our securities would not be listed on the American Stock Exchange and might not be listed on any securities exchange.

If we are unable to maintain the listing of our securities on the American Stock Exchange, we could face significant material adverse consequences including:

•	decreased trading liquidity and a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock,” with the consequences described in “If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be greatly reduced”;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be greatly reduced.

If at any time we have net tangible assets of $5.0 million or less and our common stock has a market price of less than $5.00 per share, transactions in our common stock may become subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions, related transaction costs will rise and trading activity in our securities may be greatly reduced. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

The redemption rights of our public stockholders may impair our ability to effectuate the most desirable business combination or optimize our capital structure.

Each public stockholder has the right to have his common stock redeemed for cash if the stockholder votes against our initial business combination and we complete the transaction. Because we will not know how many stockholders may exercise their redemption rights at the time we propose our initial business combination, we must reserve part of the Trust Account for possible payment upon such redemption, which would reduce the amount we have available to effect the business combination and, accordingly, the size of potential target businesses we can acquire, and we may need to arrange debt, equity or other financing to help fund the business combination, which would increase our acquisition costs and operating costs. Moreover, if more stockholders exercise their redemption rights than we anticipate and the amount we have reserved in the Trust Account for redemptions is insufficient, we would need to increase any amount of financing we must obtain. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we may be compelled to materially modify the terms of such business combination (including the nature of the consideration paid) or abandon that particular business combination and seek alternative target business candidates. We have not entered into nor contemplated financing arrangements with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need to consummate a business combination for consideration in excess of our available assets at the time of acquisition.

If we are deemed to be an investment company, we would be subject to burdensome regulation which would restrict our activities and make it difficult for us to complete a business combination.

In order not to be regulated as an investment company under the Investment Company Act of 1940, or the 1940 Act, we must either qualify for an exclusion or ensure that our activities do not involve investing, reinvesting, owning, holding or trading “investment securities.” We will invest the funds in the Trust Account only in Treasury Bills issued by the United States having a maturity of 180 days or less or money market funds meeting the criteria under Rule 2a-7 under the 1940 Act until we use them to complete a business combination. By limiting the investment of the funds to these instruments, we believe that we will not be considered an investment company under the 1940 Act. This offering is not intended for persons who are seeking a return on investments in investment securities. The Trust Account is intended only as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in the Trust Account to our public stockholders as part of our stockholder approved plan of dissolution and liquidation. In the event that our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the Trust Account for an indeterminable amount of time, we may be considered to be an investment company and thus be required to comply with the 1940 Act.

If we are deemed to be an unregistered investment company, among other things, any contract we enter into while unregistered would be rendered unenforceable. In addition, if we did register under the 1940 Act, we would be subject to certain restrictions on our activities, including:

•	restrictions on the nature of our investments;

•	restrictions on the issuance of securities; and

•	restrictions on the amount of debt we may incur;

each of which may make it difficult for us to consummate a business combination. In addition, we would become subject to burdensome regulatory requirements, including reporting, record keeping, voting, proxy and disclosure requirements.

You will not be entitled to some protections normally afforded to investors of blank check companies under federal securities laws.

Since we intend to use the net proceeds of this offering to complete a business combination with one or more insurance-related businesses that we have not yet identified, we may be deemed to be a blank check company under federal securities laws. However, to be characterized as a blank check company, Rule 419 under the Securities Act requires that such a company also issue “penny stock.” For an equity security to be considered penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act of 1934, or the Exchange Act, the issuer of such security must not have net tangible assets in excess of $5 million at the time of issuance, among other criteria. Since we expect to have net tangible assets in excess of $5 million upon the successful consummation of this offering, we believe that we are exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 and related rules. Accordingly, investors in this offering will not be afforded the benefits or protections of Rule 419 and those other rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradable, and, under certain circumstances, we will have a longer period of time within which to complete a business combination than would otherwise be permitted under Rule 419. For a more detailed comparison of our offering to blank check company offerings under Rule 419, see “Proposed Business—Comparison to Offerings of Blank Check Companies.”

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” which relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make are subject to various risks and uncertainties that could cause actual performance or results to vary from our forward-looking statements, including:

•	our blank check structure, limited operating history and the extremely limited basis upon which to evaluate our ability to achieve our business objective;

•	liquidation if no business combination occurs and the procedures relating to, and the timing of, the dissolution and liquidation of our company and the Trust Account;

•	allocation of our management’s time to other businesses;

•	potential conflicts of interest involving our officers and directors;

•	the adverse implications of potential dilution to our public stockholders following this offering;

•	our ability to retain our existing officers and directors;

•	the possibility of third party claims reducing the per share liquidation price;

•	pervasive and increasing federal and state regulation of the insurance industry, including the possibility that regulation will delay or prevent a business combination;

•	approval requirements in multiple jurisdictions and by many regulatory agencies to effect a proposed business combination;

•	a target business having insufficient reserves and being potentially subject to unforeseeable and/or catastrophic natural and man-made events;

•	a limited number of independent specialty insurance companies; and/or

•	a limited number of divestitures of specialty insurance businesses.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the proceeds of the private placement will be used as set forth in the following table:

	Without Overallotment Option	Overallotment Option Exercised
Gross proceeds from private placement	$2,500,000	$2,500,000
Gross proceeds from this Offering	97,000,000	111,550,000

Total	$99,500,000	$114,050,000

Offering Expenses(1)
Underwriting discount(2)	$4,850,000	$5,141,000
Deferred underwriting compensation(3)	1,940,000	2,522,000
Legal fees and expenses	300,000	300,000
Miscellaneous expenses	63,620	63,620
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	35,000	35,000
SEC registration fee	21,485	21,485
NASD registration fee	44,895	44,895
Amex listing fee	85,000	85,000

Total offering expenses	$7,400,000	$8,273,000

Net Proceeds
Total net proceeds of the offering and the private placement	$92,100,000	$105,777,000
Not held in trust(4)	(40,000)	(40,000)

Total held in trust for our benefit(5)	$92,060,000	$105,737,000

Adjustments
Principal amount of Sponsor letter of credit	$3,000,000	$3,291,000
Deferred underwriting compensation(3)	1,940,000	2,522,000

Total held in trust—$10.00 per unit (100%)	$97,000,000	$111,550,000

(1)	A portion of these expenses have been paid from a $300,000 loan we received from our Sponsor. This loan is payable without interest from the gross proceeds of this offering.
(2)	Represents 5% of the gross proceeds from the sale of the 9,700,000 units in this offering ($4,850,000) and 2% of the gross proceeds from the sale of the 1,455,000 units subject to the underwriters’ overallotment option ($291,000).
(3)	Represents 2% of the gross proceeds from the sale of the 9,700,000 units in this offering ($1,940,000) and 4% of the gross proceeds from the sale of the 1,455,000 units subject to the underwriters’ overallotment option ($582,000, assuming that the underwriters exercise the overallotment option in full) that the underwriters have agreed to deposit into the Trust Account and forfeit in the event we do not complete a business combination. These amounts will be paid to the underwriters only upon completion of a business combination and then only with respect to those units as to which the component shares have not been redeemed. We describe these redemption rights in “Proposed Business—Effecting a Business Combination—Redemption rights.” If we do not complete a business combination and the Trust Account is liquidated, these amounts will be distributed among our public stockholders.
(4)	We expect to apply the funds not held in trust towards our initial working capital expenses. The payment of these expenses will be supplemented by the $2,500,000 of interest earned on the Trust Account that we may withdraw, as discussed below.
(5)	Excludes $1,940,000 (up to $2,522,000 if the overallotment option is exercised in full) which the underwriters have agreed to deposit into the Trust Account and forfeit in the event we do not complete a business combination.

$97,000,000 ($111,550,000 if the underwriters’ overallotment option is exercised in full), or $10.00 per unit, consisting of the proceeds from this offering, the proceeds from the private placement, and our Sponsor’s letter of credit for $3,000,000 ($3,291,000 if the underwriters’ overallotment option is exercised in full) will be available to repay public stockholders if we do not complete a business combination. The cash portion of these amounts will be placed in the Trust Account at Deutsche Bank Trust Company Americas maintained by American Stock Transfer & Trust Company and the amount of our Sponsor’s letter of credit will, to the extent required, be drawable by American Stock Transfer & Trust Company for the benefit of the public stockholders, in each case pursuant to an agreement to be signed on the date of this prospectus. Of this amount, up to $92,060,000 ($105,737,000 if the underwriters’ overallotment option is exercised in full) may be used by us for the purpose of effecting a business combination, up to $1,940,000 ($2,522,000 if the underwriters’ overallotment option is exercised in full) will be paid to Merrill Lynch and Maxim Group if we complete a business combination, but will be forfeited by Merrill Lynch and Maxim Group if we do not complete a business combination. These funds will not be released until the earlier of the completion of a business combination or the liquidation of the Trust Account as part of our plan of dissolution and liquidation approved by our stockholders; provided, however, that an aggregate of up to $2,500,000 of the interest earned on the Trust Account will be released to us for our working capital to enable us to fund our expenses, including reimbursement of our Sponsor for letter of credit fees, and we will be permitted to draw amounts necessary to pay taxes on earned interest. Interest (net of taxes) earned on the Trust Account may be used at our Sponsor’s option, to reduce the principal amount of the letter of credit, upon the satisfaction of the following conditions:

•	prior to the time of any such reduction, $1,250,000 has been drawn by us for working capital needs; and

•	immediately after any such reduction, we have at least $250,000 available outside of the Trust Account for working capital needs.

Except for use of up to $2,500,000 of interest for working capital (including reimbursement to our Sponsor of letter of credit fees), the funds held in the Trust Account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business, unless and until we complete a business combination. However, the trust agreement governing the Trust Account provides that, in the event that our board of directors approves a plan of dissolution and liquidation and, at that time, we have insufficient remaining funds outside of the Trust Account to pay for our dissolution and liquidation expenses, we may withdraw up to $100,000 from interest earned on funds in the Trust Account to pay for such expenses.

The $1,940,000 ($2,522,000 if the underwriters’ overallotment option is exercised in full) of Trust Account funds attributable to Merrill Lynch and Maxim Group’s deferred underwriting (and accrued interest thereon, net of taxes payable) will be released to Merrill Lynch and Maxim Group, respectively, and any stockholders exercising their redemption rights, upon completion of a business combination on the terms described in this prospectus, or to our public stockholders upon our liquidation, but will in no event be available for use by us in a business combination. The expenses that we may incur before we complete a business combination may only be paid from the net proceeds of this offering and the private placement not held in the Trust Account and any interest earned and released to us as discussed above. There will be no fees, reimbursements or cash payments to our existing stockholders and/or officers and directors other than:

•	Repayment of a $300,000 loan with no interest made by our Sponsor for payment of a portion of our offering expenses;

•	Portions of the interest earned on the amount in the Trust Account which are credited to the Trust Account and used to offset, on a dollar for dollar basis, the principal amount of our Sponsor’s letter of credit; and

•	Reimbursement for any expenses incident to the offering and finding a suitable business combination.

None of the warrants or incentive warrants may be exercised until after we complete a business combination and, thus, after the proceeds of the Trust Account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the Trust Account.

We estimate that costs related to the identification and evaluation of a target business will be approximately $2,500,000. We expect that the component amounts of this $2,500,000 will be made up of: approximately $720,000 to identify and research prospective target businesses and approximately $650,000 for costs related to the business combination, including legal and accounting expenses to structure the transaction, prepare the transaction documents and file the related proxy statement. This amount includes a currently estimated $50,000 to $75,000 which may be reasonably reserved or used by us to account for our dissolution obligations (including the costs associated with obtaining stockholder approval of our plan of dissolution and liquidation). In addition, we anticipate paying $180,000 for administrative services and support payable to an affiliated third party ($7,500 per month for up to 24 months), $100,000 of legal and accounting fees relating to our SEC reporting obligations and $850,000 for general working capital that will be used for miscellaneous expenses and reserves (including director and officer liability insurance premiums). We intend to fund these working capital and expense amounts, as well as amounts that may exceed our current estimates, from interest earned on funds in the Trust Account. Potential investors are cautioned, however, that these estimates may prove inaccurate, in which case our ability to effect a business combination would be impaired and we may be forced to dissolve and liquidate.

We have agreed with the representatives of the underwriters that we may withdraw interest earned on the Trust Account (net of taxes payable) in an amount not to exceed $2,500,000 in the aggregate, and that we can withdraw interest monthly (or weekly during the first month after the offering), in order to fund our working capital needs and expenses. Although we do not know the rate of interest to be earned on the Trust Account, we believe that even at an interest rate of 3% per annum, the interest available to us on the Trust Account (less interest on the underwriters’ $1,940,000 ($2,522,000 if the underwriters’ overallotment option is exercised in full) deferred underwriting compensation, which is payable to the underwriters if we complete a business combination) will be sufficient to fund our working capital requirements even if they exceed our estimates. While we expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, we may also engage market research firms and/or third party consultants.

We may use a portion of the working capital amounts derived from the interest earned on the Trust Account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention of doing so. Depending upon the amount of the deposit or payment and the amount of additional expenses we incur relating to the proposed business combination, if we ultimately were required to forfeit the deposit or payment, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination within the time required in this prospectus and would be forced to implement a plan of dissolution and liquidation. While it is possible that one or more of our existing stockholders could advance us the additional required funds, thereby increasing the amount of excess out-of-pocket expenses that might be reimbursed following a business combination, they are not required to do so and do not, as of the date of this prospectus, intend to do so.

The proceeds held in the Trust Account (exclusive of any funds used to pay stockholders who have exercised their redemption right, interest payments as described above and the underwriters’ deferred compensation and any interest earned thereon) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business (other than amounts paid for finders’ or professional fees or amounts paid for any fees or costs incurred in connection with any debt or equity financing made in connection with the business combination) may be used to finance operations of the target business, which may include subsequent acquisitions. Except as set forth above, the principal held in trust will not be released from the Trust Account until the earlier of the completion of a business combination or our liquidation.

No compensation of any kind, including finders’ and consulting fees, will be paid to any of our directors, officers, existing stockholders or any of their affiliates, other than the payment in connection with the general and administrative services arrangement, described above, for services rendered to us before or in connection with the initial business combination. However, our officers and directors will be entitled to receive reimbursements for any reasonable out-of-pocket expenses incurred by them for activities on our behalf, including activities relating to a business combination. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement. To the extent that out-of-pocket expenses exceed the $2,500,000 of Trust Account interest we may draw upon for working capital and the $40,000 of offering proceeds we will retain as working capital, they will not be reimbursed by us unless we complete a business combination. Since the role of our officers and directors after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering and the private placement. We determined net tangible book value per share by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At April 30, 2006, our net tangible book value was a deficiency of $(171,715), or approximately $(0.07) per share of common stock. After giving effect to the sale of 9,950,000 shares of common stock included in the units to be sold in this offering and the private placement, and the deduction of underwriting discounts, and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,984,005 shares of common stock which may be redeemed for cash) at May 16, 2006 would have been $62,881,036 or approximately $6.65 per share, representing an immediate increase in net tangible book value of $6.72 per share to the existing stockholders and an immediate dilution of $3.35 per share, or 33.5%, to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $29,243,249 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for cash of up to approximately 29.99% of the aggregate number of the shares sold in this offering and the private placement at a per-share redemption price equal to $9.80, plus: (i) their pro rata share of any interest earned on the Trust Account (net of taxes payable and less amounts released to us to fund our working capital) not previously distributed to us, and (ii) $0.20 per share plus interest earned thereon (net of taxes payable) of deferred underwriting compensation that the underwriters have agreed to forfeit for the benefit of redeeming stockholders. The following table illustrates the per share dilution to the new investors, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value as of April 30, 2006	(0.07)
Increase attributable to new investors	6.72

Pro forma net tangible book value as of April 30, 2006 after given effect to this offering		6.65

Dilution to new investors		$3.35

The following table sets forth information with respect to the differences between the average price per share paid by our existing stockholders and by the new investors purchasing shares in this offering:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders(1)	2,487,500	20.00%	$24,875	0.03%	$0.01
Private placement investor	250,000	2.01%	$2,500,000	2.51%	$10.00
New investors	9,700,000	77.99%	$97,000,000	97.46%	$10.00

	12,437,500	100.00%	$99,524,875	100.00%

(1)	Does not include the incentive warrants to purchase up to 1,420,000 additional shares of our common stock issued to our Sponsor and to several of our officers and directors.

We calculated the pro forma net tangible book value after the offering as follows:

Numerator:
Net tangible book value before the offering and private placement	$(171,715)
Net proceeds from this offering and the private placement	92,100,000
Offering costs paid in advance and excluded from tangible book value before this offering and the private placement	196,000
Less: Proceeds held in trust subject to redemption for cash at $9.80 per share(1)	(29,243,249)

$62,881,036

Denominator:
Shares of common stock outstanding prior to the offering and the private placement	2,487,500
Shares of common stock included in the units offered and in the private placement	9,950,000
Less: Shares subject to redemption [(9,950,000× 29.99%)]	(2,984,005)

9,453,495

(1)	Does not reflect deferred underwriting compensation held in trust for redemption of shares for cash at $0.20 per share.

CAPITALIZATION

The following table sets forth our actual capitalization at April 30, 2006 and as adjusted to give effect to the sale of the units in this offering and in the private placement and the application of the estimated net proceeds described in “Use of Proceeds.”

	April 30, 2006
	Actual	As adjusted(1)(2)
Note payable to our Sponsor	$300,000	$—
Common stock, par value $0.0001 per share, 2,984,005 shares subject to redemption at $9.80 per share	—	29,243,249
Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, par value $0.0001 per share, 30,000,000 shares authorized; 2,737,5000 shares issued and outstanding; 9,453,495 shares issued and outstanding (excluding 2,984,005 shares subject to redemption), as adjusted(3)	249	1,244
Additional paid-in capital(3)	24,626	62,880,382
Deficit accumulated during development stage	(590)	(590)

Total stockholders’ equity	24,285	62,881,036

Total capitalization	$324,875	$92,124,285

(1)	Does not reflect redemption rights of public stockholders arising in connection with a business combination submitted to the stockholders for approval. We describe these rights in the section entitled “Proposed Business—Effecting a Business Combination—Redemption rights.”
(2)	The $1,940,000 of deferred underwriting compensation has been deducted in arriving at stockholders’ equity.
(3)	If a business combination is approved and completed, public stockholders who voted against the combination will be entitled to redeem their stock for $10.00 per share (of which $0.20 will be paid from the deferred underwriting compensation deposited in the Trust Account) plus interest earned on their portion of the Trust Account, net of taxes payable, amounts used to fund working capital up to a maximum of $2,500,000 and interest earned on the underwriters’ deferred compensation.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and do not intend to pay dividends before we complete our initial business combination. Thereafter, dividend payments will depend upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. Our board of directors currently intends to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on February 28, 2006 as a blank check company for the purpose of effecting a business combination with one or more businesses in the insurance industry. We intend to use cash derived from the proceeds of this offering and the private placement, our capital stock as consideration in a business combination, debt or a combination of cash, capital stock and debt, to effect a business combination. If we issue additional shares of our capital stock, as consideration in a business combination it may result in:

•	significant dilution of the interest of our public investors in our company;

•	if we issue a sufficient number of shares, a change in control of our company, which may among other things, result in the resignation or removal of our existing officers and directors and could reduce or eliminate our ability to use our net operating loss carry forwards, if any, for tax purposes; and

•	reduced market prices for our common stock.

Similarly, if we issue notes or other debt securities, it could result in:

•	increased expenses to pay debt service;

•	if the debt has a variable rate, increased vulnerability to changes in market interest rates, since our revenues may not increase, or may decrease, if interest rates rise;

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to service our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our inability, or limitations on our ability, to obtain additional financing, if necessary, if the debt contains covenants restricting our ability to obtain additional financing while the debt is outstanding;

•	prohibitions or limitations on our ability to pay dividends on our common stock;

•	requirements that we dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which would reduce the funds available for dividends on our common stock, working capital, capital expenditures, business combinations and other general corporate purposes; and

•	limitations or prohibitions on business combinations, capital expenditures or other business operations unless we meet particular financial or operational tests.

Our entire activity since inception has been to prepare this offering so that we will have funds available to seek business combinations. We have neither engaged in any operations nor generated any revenues to date.

The gross proceeds from the sale of the units in this offering and the private placement will be $99,500,000 ($114,050,000 if the underwriters’ overallotment option is exercised in full). Of this amount, after deducting offering expenses estimated at $610,000, underwriting discounts and commissions of $4,850,000 ($5,141,000 if the underwriters’ overallotment option is exercised in full), deferred underwriting compensation of $1,940,000 ($2,522,000 if the underwriters’ overallotment option is exercised in full) and working capital of $40,000, we will deposit $92,060,000 ($105,737,000 if the underwriters’ overallotment option is exercised in full) in the Trust Account. In addition, we will deposit $1,940,000 of deferred underwriting compensation ($2,522,000 if the underwriters’ overallotment option is exercised in full) into the Trust Account. Our Sponsor will provide an irrevocable letter of credit in the principal amount of $3,000,000 ($3,291,000 if the overallotment is exercised in full) for the benefit of the public stockholders and the Trust Account so that, if we do not complete a business combination within the required time periods set forth in this prospectus, the Trust Account will have sufficient funds to distribute at least $10.00 per share to our public stockholders.

While funds are held in the Trust Account, they will only be invested in Treasury Bills issued by the United States government having a maturity of 180 days or less or money market funds meeting the criteria under Rule 2a-7 under the 1940 Act. Interest earned will be applied in the following order of priority:

•	payment of taxes on Trust Account interest;

•	our working capital requirements before we complete a business combination and, if necessary, funding the costs of our potential dissolution and liquidation, to a maximum of $2,500,000;

•	reduction of the principal amount of our Sponsor’s letter of credit upon the satisfaction of the following conditions:

•	prior to the time of any such reduction, $1,250,000 has been drawn by us for working capital needs; and

•	immediately after any such reduction, we have at least $250,000 available outside of the Trust Account for working capital needs.

•	solely if we complete a business combination, interest on the amount of deferred underwriters’ compensation payable to the underwriters; and

•	the balance, if any, to us if we complete a business combination or to our public stockholders if we do not complete a business combination.

We believe that the interest earned on Trust Account funds in the period before we effect a business combination will be sufficient to fund our operations and costs relating to the acquisition of a target business or to fund the costs and expenses relating to our liquidation and dissolution if we do not consummate a business combination. We estimate that these costs will not exceed $2,500,000. See “Use of Proceeds” for a description of these estimated costs and expenses.

We expect to use substantially all of the net proceeds of this offering and the private placement to acquire a target business, including payment of expenses we incur in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that we use debt or equity securities as consideration in a business combination and do not use all of the funds in the Trust Account, we will use the remaining Trust Account funds to finance the operations of the target business. We believe that the $2,500,000 that we are allowed to draw from interest earned on the Trust Account will be sufficient to allow us to operate for at least the next 24 months, even if we do not complete a business combination during that time.

Our Sponsor has loaned us $300,000 which we used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees, blue sky fees and expenses, fees relating to listing our securities on the American Stock Exchange and legal and accounting fees and expenses. This loan is payable without interest solely from the proceeds of this offering.

Our Sponsor has agreed that, immediately preceding the closing of this offering, it will arrange to have an irrevocable letter of credit in the principal amount of $3,000,000 ($3,291,000 if the overallotment is exercised in full) issued by Commerce Bank for the benefit of the public stockholders and the Trust Account and held by American Stock Transfer & Trust Company as trustee. The amount of the letter of credit is the amount we believe necessary to enable investors in this offering to receive $10.00 per share if we can not effect a business combination and must liquidate. The fees charged by Commerce Bank in connection with the issuance of the letter of credit and all periodic and other fees related to the letter of credit will be paid by our Sponsor and reimbursed by us from amounts we are permitted to draw from the interest earned on the Trust Account. However, any amounts drawn under the letter of credit will be the sole responsibility of our Sponsor. The letter of credit will expire on the earlier to occur of the completion of a business combination, completion of the liquidation of the Trust Account or the full offset of the principal balance of the letter of credit by Trust Account interest retained in the Trust Account, at our Sponsor’s option (subject to conditions), to reduce the principal amount of the letter of credit.

PROPOSED BUSINESS

Introduction

We are a recently organized blank check company known as a Business Combination Company™, or BCC™. We were incorporated under Delaware law on February 28, 2006. We were formed for the purpose of acquiring a business through a business combination. We intend to focus our efforts on identifying businesses that operate within the U.S. insurance industry with particular interest in businesses that provide specialty insurance products.

While we expect that our focus will be upon target businesses incorporated in the United States, we may consider target businesses incorporated in Bermuda or the Cayman Islands. Because of the efficient regulatory structure of these jurisdictions and the advantageous treatment under U.S. federal income tax laws of non-U.S. companies engaged in insurance or reinsurance business in the United States (as compared to U.S. incorporated businesses engaged in similar business), a number of insurance businesses with United States operations and insurance risk have incorporated in those jurisdictions. Under both Bermuda and Cayman Islands law, there is no local taxation of company profits, although United States shareholders would be subject to United States taxation if the company were deemed to be a controlled foreign corporation under the Internal Revenue Code of 1986, as amended. To a lesser extent, principally due to a developed and highly regulated insurance industry similar to that of the United States, we may also consider a target business incorporated in Canada. Regardless of where it is incorporated, any target business must have substantially all of its business, and all of its insurance risk, in the United States. If we change our jurisdiction of incorporation in connection with a business combination with a Canadian, Bermudian or Cayman Islands target business, our business combination and future agreements, as well as our corporate governance, may be governed by their laws.

Our initial business combination must be with one or more target businesses whose fair market value is at least equal to 80% of the amount in the Trust Account at the time of acquisition net of amounts for taxes and the underwriters’ deferred compensation, and excluding the then outstanding amount of our Sponsor’s letter of credit. Because we currently have no restrictions on our ability to seek additional funds through the sale of equity or debt securities or through loans or other financing arrangements, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of the net amount in the Trust Account and fund the excess cost additional financing, If we elect to pursue the simultaneous acquisitions of several assets or closely related operating businesses at the same time, we could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at the same time, we may be unable to integrate the operations of such target businesses.

We have not identified or begun discussions with any target business. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable target business.

Overview of U.S. Insurance Industry

The global insurance industry had worldwide insurance company premiums exceeding $3 trillion in 2004, approximately 34% of which were associated with business written in the United States. The U.S. insurance industry is generally divided into two distinct segments: life and health, and non-life. There were 962 life insurance companies in the U.S. which wrote $537 billion of net premiums in 2004, and 2,400 non-life companies which wrote $438 billion of net premiums written in 2004. At year end 2004, U.S. insurance companies had an aggregate of $646 billion in surplus, with life insurance companies accounting for $244 billion and non-life companies accounting for $402 billion.

The U.S. Life Insurance Industry

Life insurers offer insurance products that protect against the financial consequences of death, disability, illness and longevity. Through products such as traditional life insurance, health insurance and annuities, life insurers collect premiums and provide financial restitution in the form of one-time payments or payments over time. Life insurance companies satisfy their financial obligations primarily through use of premiums received and income earned on the reinvestment of such premiums. Reliance on investment income to satisfy customer obligations and to earn a profit makes life insurers acutely sensitive to interest rate fluctuations.

The sale, or distribution, of life insurance products to the policyholder occurs through various channels, including independent agents and their networks; career agents marketing the products of only one company; direct marketing by insurance companies through the mail, telephone or internet; and intermediaries such as banks, financial advisors and professional organizations.

Efficient and effective distribution is critical to success in the life insurance industry to gain market share, which is necessary to generate attractive revenue growth in light of the slow-growth nature of the industry. In addition, distribution costs are a major factor in determining overall profitability of the business.

The life insurance industry currently is undergoing a period of extensive change. The following are a few of the current trends that are reshaping the industry:

•	push towards annuity/savings products to address the needs of the growing retirement market;

•	access to alternative distribution platforms to fuel growth and increase profitability;

•	need for economies of scale to compete effectively in the marketplace;

•	increased competition from better capitalized companies;

•	continued pressure from larger international players; and

•	focus on international expansion.

As a result, the life insurance sector has experienced significant consolidation, and industry analysts expect this trend to continue. Over the last 10 years, the market share of the 50 largest life insurance companies has increased from 61% in 1995 to 69% in 2004. In addition, over the last five years, several significant insurers have exited the business due to the highly competitive dynamics and the need for scale, including: Fortis Financial Group (sale of U.S. life business to Hartford Financial Services Group Inc.), Citigroup Inc. (sale of U.S. life business to MetLife, Inc.), General Electric (spin-off of Genworth Financial) and American Express (spin-off of Ameriprise Financial, Inc.)

The U.S. Non-Life Industry

Non-life insurers provide coverage for damage, loss or injury to the insured, as well as for liability from acts that cause property damage, injury or financial loss to a third party. Non-life insurers may also be licensed to underwrite health insurance. The business divides broadly into personal lines and commercial lines.

Personal lines insurance consists primarily of automobile and homeowners coverage. Personal automobile insurance, which is the largest single line, provides coverage for liability to others for both bodily injury and property damage and for physical damage to an insured’s own vehicle from collision and various other perils. Homeowners insurance provides protection against losses to dwellings and contents from a wide variety of perils, as well as coverage of liability arising from ownership or occupancy.

The personal lines market typically is highly concentrated, with a limited number of dominant major carriers. For example, in 2004 the top six personal automobile insurers controlled about one-half of the market. Size produces a competitive advantage in personal lines, as such business produces a relatively small premium amount per policy and requires aggregation of many policies to produce acceptable returns.

Commercial lines insurance, which collectively accounted for approximately 44% of U.S. non-life insurance premiums, covers a diverse range of products, including property insurance, workers’ compensation, professional liability, commercial auto and general liability. The commercial lines market, in general, is far less concentrated than the personal lines markets. For example, the top 17 companies represented 50% of net premiums written in the commercial lines market in 2004. However, certain specialty lines of business, such as workers’ compensation insurance, are more concentrated, with the top eight companies representing approximately 48% of the net premiums written in the workers’ compensation insurance market.

Specialty insurance is a broad term used by the industry to describe an insurance business focused on coverage for unique or hard-to-place risks, typically in the commercial lines market, but also including other related areas, such as health insurance and financial guarantees, that are not covered by standard policies. Insureds access the specialty market to obtain tailored solutions, specialized knowledge and high quality service, for which they are willing to pay a higher price. In the financial area, insureds look for coverage for losses from specified financial transactions. Coverage can also be created to reduce financing costs for issuers, facilitate the structuring and distribution of securities and improve liquidity.

With a few exceptions, non-life companies are organized as either mutual or stock companies. Approximately 82% of all non-life insurance companies in the U.S. are stock companies owned either by private or public stockholders. Unlike the life insurance industry, there have been a limited number of demutualizations of non-life companies.

Financial performance for non-life insurers is generally a product of competition and underwriting capacity. During periods of excess underwriting capacity, competition causes lower pricing and less favorable policy terms and conditions for insurers. During periods of diminished underwriting capacity, industry-wide pricing and policy terms and conditions become more favorable for insurers. Underwriting capacity, as defined by capital available to the non-life companies, is affected by a number of factors, including:

•	loss experience for the industry and for specific lines of business;

•	natural and man-made disasters, such as hurricanes, windstorms, earthquakes, floods, fire and acts of terrorism;

•	investment results; and

•	ratings and financial strength of competitors.

Notwithstanding the record-high catastrophe losses in 2005, the U.S. non-life industry reported overall operating profits of $48.4 billion, a 20% increase from 2004 year-end results. These results were driven by solid investment returns and the compounded effect of rate increases over the past 5 years. Since the middle of 2001, beginning even before the catastrophic events of 9/11, the commercial non-life market has enjoyed extremely favorable pricing. Prices increased by 15.8% in the last six months of 2001, 30.2% in 2002, 18.1% in 2003 and 5.9% in 2004 before showing a slight reduction of 3.1% in 2005. As a result, 2005 commercial lines saw prices that were, on average, almost 58% higher than 2001 even though they reduced slightly as the year progressed.

The improved pricing resulted from several factors, including the magnitude of losses sustained in connection with the 9/11 terrorist attacks and the stock market decline experienced from 2001 to 2003. The result of this improved pricing was that the industry combined ratio in 2004 dropped below 100% for the first time since 1978, to 98.1%. In 2005, it increased by 2.6%, to 100.7%, primarily due to hurricanes Katrina, Rita and Wilma, that added an estimated 8 points to the combined ratio, double the amount in 2004 when the four hurricanes hit Florida.

Policyholders surplus grew 7.8% in 2005 over 2004, driven largely by increased investment income of $50.8 billion, up $9.7 billion over 2004, as cash flows remained positive, equity markets improved and interest rates moved slightly upward.

The profits experienced in recent years by insurers and a rebuilding of surplus through profits have led to increased competition and “softening” in certain lines. In 2005, industry pricing in commercial and personal lines was generally declining. Although non-life insurers are generally still showing strong profitability, excluding the impact of the recent hurricanes, we believe that flat to declining prices may provoke competition and consolidation in the industry.

Market Opportunity

Based on the current dynamics in the U.S. insurance industry, we believe that significant opportunities exist for us to effect a business combination in that industry. While we believe that the insurance and financial industry experience of our management will enable us to analyze all types of insurance-related business combination opportunities that may arise in any insurance industry segment, we believe that, based on the current industry environment, the best opportunities are likely to involve companies with a particular interest in specialty insurance products.

As discussed above, the current trends affecting the non-life industry may result in increased mergers and acquisition activity in which we believe we are well positioned to participate. Specifically, we believe that as the operating environment in this sector continues to become more competitive and continued pricing pressure emerges, insurers are likely to divest non-core operations and redeploy capital to their core operations. In addition, one of the outcomes from the 2005 hurricanes is that the pricing environment is expected to improve in certain lines of business such as property, marine and energy insurance which, we believe, may lead many insurers to concentrate their focus and capital on those lines that they expect will experience the best results, resulting in the potential divestiture of non-core subsidiaries and/or operations.

Over the past few years, while the number of merger and acquisition transactions in the non-life sector has been limited, a number of those were in the specialty lines market, mostly by large insurance companies that disposed of their specialty businesses that required greater attention and specialized knowledge, such as Hartford Financial Service Group, Inc.’s sale of its non-standard property and casualty subsidiary (Omni Insurance Group) to Independent Insurance Investments, Inc. and White Mountain Insurance Group’s sale of its specialty insurance subsidiary (Sirius America) to Lightyear Capital. We believe this trend will continue based on current market dynamics.

We believe that the business fundamentals of the specialty insurance market make it an attractive business opportunity compared with the standard non-life insurance market. In the standard non-life insurance market, insurance rates and forms are highly regulated, products and coverages are largely uniform and have relatively predictable exposures. In the standard market, policies must be written by insurance companies that are admitted to transact business in the state in which the policy is issued. As a result, in the standard non-life insurance market, insurance companies tend to compete for customers primarily on the basis of price and financial strength.

In contrast, the specialty insurance market provides coverage for particular customer needs that require specific knowledge and expertise or for hard-to-place risks that do not fit the underwriting criteria of insurance companies operating in the standard market. The specialty market can be segregated into two components: the excess and surplus, or E&S, market and the specialty admitted market.

The E&S market supplements the standard market by allowing an insurance company to underwrite an insurance risk for an insured in a jurisdiction in which it is not admitted as a licensed insurer, but is rather exempt from licensure (subject to compliance with regulatory requirements on which the exemption is based). An insurance contract written by an E&S company is secured through a licensed broker and, generally, covers high limits policies in property and casualty lines difficult to place in the standard admitted market. In the E&S market, insurance rates and forms are not regulated and can be individually negotiated to meet specific risks. Without the E&S market, consumers may be unable to obtain coverage, and accordingly, may have to self-insure or find coverage in alternative markets through captive insurance companies. Even though E&S writers are not admitted, they are regulated and must meet solvency requirements and be licensed in their state or country of domicile.

The specialty admitted market includes policies written to cover hard-to-place risks, including risks associated with insureds engaged in similar but highly specialized types of activities. These insureds are generally forced to rely on specialty admitted insurance companies for one of two reasons: they require a total insurance product not otherwise available from standard market insurers, or they require, for regulatory or marketing reasons, products that are written by an admitted insurance company, but that are not written by large standard carriers.

Competition in the specialty insurance market tends to focus less on price and more on availability, service and other considerations. While specialty insurance market exposures may have higher perceived insurance risk than their standard market counterparts, or participate in risk areas not normally underwritten by conventional carriers, specialty insurance market underwriters historically have been able to generate underwriting profitability superior to standard market underwriters. According to A.M. Best, in 2004 the average combined ratio, the standard by which an insurer’s profitability is measured, for insurers operating in the E&S market was 6.7 percentage points lower (that is, showed greater profitability) than that of insurers operating in the non-life industry as a whole.

We believe that we are well positioned to source potential acquisition opportunities throughout the insurance industry, including the specialty insurance marketplace. With over 50 combined years of experience working in the insurance sector, our management team has extensive knowledge of the industry. Our management also has developed long-standing market relationships throughout the industry that will also help us to attract high quality talent as well as to identify and evaluate acquisition opportunities.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations or activities other than seeking and evaluating potential target businesses until we complete a business combination. We intend to use cash derived from the proceeds of this offering and the private placement, and may also use our capital stock, debt or a combination of these, in effecting a business combination. Although we intend to apply substantially all of the net proceeds of this offering and the private placement generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise designated a more specific purpose. Accordingly, prospective investors will invest in us without having had an opportunity to evaluate the specific merits or risks of any business combination we may propose. While we may seek to effect business combinations with more than one target business, it is likely that we will have the ability to initially complete only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses.

We have not identified a target business.

To date, we have not selected any target business with which to seek a business combination. None of our officers, directors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us nor have we, nor any of our agents or affiliates, been approached with respect to a possible acquisition transaction with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Except as described in the next paragraph, we have not established specific attributes or criteria, financial or otherwise, for prospective target businesses.

Subject to the limitation that a target business have a fair market value of at least 80% of the net amount in the Trust Account (exclusive of the underwriters’ deferred compensation, and interest earned on that amount, held in the Trust Account) at the time of the acquisition, we will have broad flexibility in identifying and selecting a prospective acquisition candidate, as long as it meets the criteria set forth in this prospectus. If the net proceeds of this offering prove insufficient for us to complete a business combination, because of the size of the business combination, or because we become obligated to redeem a significant number of shares from dissenting stockholders, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We currently have no restrictions on our ability to raise additional funds through the sale of our equity or debt securities or through loans or other financing arrangements. No financing arrangements have been entered into or contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need to consummate a business combination for consideration in excess of our available assets at the time of acquisition. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, including the underwriters in this offering, who are aware that we are seeking a business combination partner through direct contact with our management or other similar efforts, or who may present solicited or unsolicited proposals. Any finder or broker would be paid a fee only upon completion of a business combination. The fee we would pay such persons would most likely be a percentage of the fair market value of the transaction with the percentage to be determined in an arm’s length negotiation between the finder or broker and us, based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on a formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis. We will not enter into an agreement with, nor pay a fee to, any of our underwriters who acts as a finder or broker within 90 days of the date of this prospectus.

Our officers and directors as well as their affiliates may also bring to our attention target business candidates of which they become aware through their business contacts. While our officers and directors have made no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers, together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. In no event will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or existing stockholders or their respective affiliates will receive any finder’s fee, consulting fees or any similar fees from any other person or entity in connection with finding a target business or completing any business combination in which we are involved.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business or businesses in the insurance industry with a collective fair market value that is at least 80% of the net amount in the Trust Account (exclusive of the underwriters’ deferred compensation, and interest earned on that amount, held in the Trust Account) at the time of such acquisition, our management will have broad flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on the insurance industry to date nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes (financial or otherwise) for the evaluation of prospective target businesses. In evaluating a prospective target business, our management will conduct business, legal and accounting due diligence reviews and will consider, among other factors, the following:

•	financial condition and results of operation;

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	stage of development;

•	regulatory environment of the industry;

•	lines of insurance business in which the target business engages;

•	degree of current or potential market acceptance of the services;

•	pricing and structure of lines of insurance business underwritten;

•	adequacy of reserves for risk-bearing insurance related entities; and

•	costs associated with effecting the business combination.

We expect that our due diligence review will encompass, among other things, meetings with incumbent management, inspection of facilities, as well as review of financial, operating, industry and other information derived from publicly available sources or which the target business will make available to us.

The time and costs required to identify and evaluate a target business and to structure and complete the business combination cannot presently be ascertained. Any costs incurred with respect to the identification and evaluation of a target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of the net amount in the Trust Account at the time of such acquisition (exclusive of the underwriters’ deferred compensation being held in the Trust Account and without taking into account the letter of credit provided by our Sponsor). The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. The evaluation of a potential holding company acquisition where the assets to be acquired are not in the possession of the target company would be based on established valuation criteria in the insurance industry.

If our board is not able to independently determine whether the target business has a sufficient fair market value (for example, if the financial analysis is too complicated for our board to perform on their own), we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the test of being at least 80% of the amount in the Trust Account, we do not anticipate distributing copies of such opinion to our stockholders, although we will provide copies to stockholders who request them. If we do obtain the opinion of an investment banking firm, we will include a summary of the opinion in the proxy statement we will mail to stockholders seeking their approval of the business combination, and the investment banking firm will consent to the inclusion of their report in our proxy statement. In addition, the proxy statement will advise stockholders how to obtain a copy of the opinion from us. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of a target business if our board of directors independently determines that the target business has sufficient fair market value.

Probable lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one initial business combination, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied resulting in the fair market value of the initial business combination being below the required fair market value of 80% of the net amount in the Trust Account threshold (exclusive of the underwriters’ deferred compensation being held in the Trust Account and without taking into account the letter of credit provided by our Sponsor). Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular insurance business we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several entities at the same time and may be with different sellers, we will need to obtain the agreement of each seller that the purchase of its entity or business will be contingent upon the simultaneous closings of the other acquisitions.

Management following a business combination

Although it is possible that some members of our management will remain associated with us following a business combination their continued association with us will be subject to the terms of the business combination. None of our management is obligated to remain associated with us following a business combination. In addition, we expect that we may employ at least some of the officers and other personnel in the target business and we may seek to employ additional personnel. While we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business, or that future management will have the skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms in connection with any such combination. We will disclose the terms of any employment agreements with our executive officers and directors, and those with the executive officers and directors of the target business. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of our initial business combination

Before we complete our initial business combination, we will submit it to our stockholders for their approval, even if their approval would not be required under applicable state law. We will furnish our stockholders with proxy solicitation materials prepared in accordance with the requirements of the Exchange Act and the regulations promulgated thereunder which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business prepared in accordance with (or, if audited based upon statutory accounting principles, reconciled with) U.S. GAAP.

Our Sponsor and our officers and directors have agreed to vote shares that they acquired in connection with our formation in accordance with the majority of the shares voted by our public stockholders. Any shares included in the units acquired by our Sponsor in the private placement and any shares acquired by our Sponsor or our officers and directors in this offering or in the secondary market will be voted in favor of any business combination proposed by our board of directors. We will proceed with the initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and the number of shares owned by public stockholders that vote against the business combination and exercise their redemption rights is less than 30% of the aggregate number of shares included in the units sold in this offering and in the private placement.

Redemption rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share redemption price will be equal to $10.00, plus any interest earned on their portion of the Trust Account (net of taxes payable), excluding:

•	Trust Account interest previously used to fund our working capital needs and expenses, including the expenses associated with the pursuit of a business combination, up to a maximum of $2,500,000,

•	Trust Account interest credited to the Trust Account and used to reduce, on a dollar for dollar basis, the principal amount of our Sponsor letter of credit, and

•	Trust Account interest earned on the underwriters’ deferred compensation.

An eligible stockholder may request redemption at any time after we mail the proxy statement to our stockholders and before the vote taken with respect to a proposed business combination, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to exercise his redemption rights properly, such stockholder will not have his shares of common stock redeemed. Any request for redemption, once made, may be withdrawn at any time prior to the meeting held to consider the business combination. We anticipate that the funds distributed to redeeming stockholders will be distributed promptly after completion of a business combination. Redeeming stockholders will still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning 30% or more of the total number of shares sold in this offering and the private placement vote against a business combination and exercise their redemption rights. However, even if stockholders with less than 30% of our shares exercise their redemption rights, we may not have sufficient funds to complete a business combination without obtaining additional financing. Deferred underwriting compensation will not be payable with respect to any shares redeemed by public stockholders. However, the underwriting discounts and commissions we paid on those shares will not be repaid by the underwriters and, accordingly, the percentage that such fees represent of the remaining gross proceeds will increase.

In connection with the private placement, our Sponsor has waived its right to any redemption or liquidation distributions with respect to the common stock contained in the units it acquired and our Sponsor and our officers and directors will have no redemption rights with respect to the common stock they acquired when we were formed.

Plan of dissolution and liquidation if no business combination

Pursuant to the terms of the trust agreement between us and American Stock Transfer & Trust Company, and in accordance with the applicable provisions of the Delaware General Corporation Law, if we do not effect our initial business combination within 18 months after the completion of this offering, or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement with respect to a business combination has been executed within 18 months after completion of this offering, we will dissolve and promptly distribute to our public stockholders, as part of our plan of dissolution and liquidation (as further discussed below): the amount then on deposit in the Trust Account including the interest earned and not used by us, if any, net of taxes payable, plus, to the extent required to pay the public stockholders $10.00 per share with respect to shares held by them, the amount then available to the Trust Account through our Sponsor letter of credit, plus any of our remaining net assets.

Our Sponsor and our directors and officers have waived their right to redemption or to participation in any liquidation of our Trust Account or other remaining net assets held outside of the Trust Account, with respect to shares of common stock they acquired when we were formed and to the 250,000 shares included in the units purchased by our Sponsor in the private placement. In addition, the underwriters have agreed to waive their rights to the $1,940,000 ($2,522,000 if the underwriters’ overallotment option is exercised in full) of deferred underwriting compensation deposited in the Trust Account and accrued interest thereon if we do not complete a business combination. There will be no liquidation amounts made from the Trust Account with respect to our warrants, which will expire worthless.

If we cannot complete a business combination, the proceeds deposited in the Trust Account, without taking into account interest, if any, earned on the Trust Account, together with amounts drawn, if required, from our Sponsor’s letter of credit, will be sufficient to provide a $10.00 per-share liquidation distribution to holders of the 9,700,000 shares (11,155,000 shares if the underwriters’ overallotment option is exercised in full) entitled to participate in the liquidation of our Trust Account. The proceeds deposited in the Trust Account could, however, be reduced in order to fund our dissolution and liquidation in the event that no other funds are available. The trust agreement governing the Trust Account provides that, in the event that our board of directors approves a plan of dissolution and liquidation and, at that time, we have insufficient funds outside of the Trust Account to pay for our dissolution and liquidation expenses, we may withdraw up to $100,000 from interest earned on funds in the Trust Account to pay for such expenses. The proceeds deposited in the Trust Account could also become subject to the claims of our creditors which could be prior to the claims of our public stockholders.

Although we will seek to have all vendors, prospective target businesses or other entities we engage execute valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that such agreements would be valid and enforceable or that such parties would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the Trust Account. If any third party refused to execute an agreement waiving such claims to the monies held in the Trust Account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. With the approval of our Chief Executive Officer and the approving vote or written consent of at least a majority of our board of directors, including all of the non-independent directors, we may choose to engage such third party even though it refuses to waive claims to the monies held in the Trust Account. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills we believe are significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a provider of required services willing to provide the waiver.

In order to protect the Trust Account to the extent necessary to ensure that claims by creditors do not reduce the amount in the Trust Account, our Sponsor has agreed to indemnify us for all claims of creditors that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the Trust Account. We have not asked our Sponsor to reserve for such an eventuality and we cannot assure you that our Sponsor would be able to satisfy these obligations, despite the fact that Cohen Brothers, LLC, the parent of our Sponsor, has agreed with our Sponsor to provide our Sponsor with any funds our Sponsor may require to satisfy these obligations. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $10.00, due to claims of creditors.

Potential investors in our company should be aware that, under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make distributions to our public stockholders in accordance with our plan of dissolution and liquidation as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our public stockholders will likely extend beyond the third anniversary of such dissolution.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, we will, when applicable, seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, we believe that the potential claims likely to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account. To the extent that we are able to obtain these waivers, we believe that the claims that could be made against us, as well as the likelihood that any claim that result in any liability extending to the Trust Account, would be limited.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our Trust Account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination within 18 months from the completion of this offering, but do not complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the additional six-month period, we will then dissolve and liquidate. We currently believe that, in the event we do not consummate a business combination, any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in the following manner:

•	our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation and applicable Delaware law, as of the passing of the applicable deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders. At that time, our board of directors will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution and the board’s recommendation of such plan;

•	within 5 business days of our board’s adoption of such plan, we will file the preliminary proxy statement with the SEC;

•	if the SEC does not review the preliminary proxy statement, then we will promptly mail the proxy statement to our stockholders, and approximately 30 days following the mailing of the proxy statement, we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and liquidation; and

•	if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following filing of that preliminary proxy statement. We will mail the proxy statement to our stockholders as soon as is practicable following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and 30 days after the mailing of the proxy statement we will convene a meeting of our stockholders at which they will either approve of reject our plan of dissolution and liquidation.

If we seek, but do not obtain stockholder approval for a plan of dissolution and liquidation, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. After the permitted time periods for consummating a business combination have lapsed, the funds held in the Trust Account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in the Trust Account will not be released for any other corporate purpose. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in the Trust Account.

In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of the consummation of this offering, the proxy statement related to such a business combination will also seek stockholder approval for our board’s recommended plan of distribution and liquidation, in the event our stockholders do not approve such a business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to that date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation, and, within 5 business days of that recommendation, file a proxy statement with the SEC seeking stockholder approval for such plan. As soon as is reasonably practicable following the approval by our stockholders of our plan of dissolution and liquidation, we will distribute the funds in the Trust Account to our public stockholders and pay, or reserve for payment from funds not held in trust, our liabilities and obligations.

We expect that the costs associated with the implementation and completion of a plan of dissolution and liquidation will be paid with funds held outside of the Trust Account, although we cannot assure you that we will have enough of such funds to achieve that purpose. If we do not have sufficient funds remaining outside the Trust Account at the time our board of directors approves a plan of dissolution and liquidation, we will be permitted to draw up to a maximum of $100,000 from interest earned on funds held in the Trust Account to implement and complete the stockholder approved plan of dissolution and liquidation. We currently anticipate the costs of our dissolution and liquidation to be between $50,000 and $75,000 and to include all costs and expenses relating to: (i) preparing and mailing our proxy statement for a stockholders’ meeting relating to approval of our plan of dissolution and liquidation, (ii) the costs of conducting such meeting, (iii) the winding up of our affairs (including contacting third parties payees) and (iv) preparing and filing our dissolution documentation in the State of Delaware.

In order to protect the amounts held in the Trust Account, our Sponsor has agreed to indemnify us for claims of creditors that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the Trust Account, provided and to the extent that (with the approval of our Chief Executive Officer and the vote or written consent of no less than a majority of our board of directors, including all of our non-independent directors) we have elected to forego obtaining valid and enforceable waivers from such creditors. Cohen Brothers, LLC, the parent of our Sponsor, has separately agreed with our Sponsor to provide to our Sponsor any funds required to meet these obligations.

Our public stockholders will be entitled to receive funds from the Trust Account only in the event of liquidation or, as discussed in “—Redemption rights,” redemption of their respective shares for cash upon a business combination which the stockholder voted against and which is actually completed. In no other circumstances does a stockholder have any right or interest of any kind to or in the Trust Account.

Competition for Target Businesses

In identifying, evaluating and selecting target businesses, we may encounter intense competition from other entities having a business objective similar to ours, including leveraged buyout and other private equity funds, operating businesses and other entities and individuals, both foreign and domestic, competing for business combinations in the insurance and insurance service industries. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, marketing, technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that may be available to us for the reasons we discuss in “Proposed Business—Market Opportunity,” our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This limitation gives others competitive advantage in pursuing a business combination with target businesses. Further:

•	our obligation to seek stockholder approval of a business combination and obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may impede or delay the completion of a transaction;

•	our share redemption obligations may limit the manner in which we may structure a business combination, as described in “Proposed Business—Effecting a Business Combination—Redemption rights;”

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by target businesses; and

•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the Trust Account (net of taxes payable, working capital up to $2.5 million and deferred underwriting compensation and accrued interest thereon and without taking our Sponsor’s letter of credit into account) at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination. Since we intend to consummate a business combination only with target companies in the insurance industry, our potential targets may be further limited.

Additionally, we face competition from private equity and leveraged buy-out firms as well as other blank check companies which have formed recently, a number of which may consummate a business combination in any industry they choose. Moreover, the limited number of such blank check companies that have completed or agreed to complete a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly-held blank check companies like us.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, we expect to encounter competition from competitors of the target business. This competition may be based on a number of factors, including service, product features, scale, price, commission structure, financial strength, claims-paying ratings, credit ratings, business capabilities and name recognition. Target businesses may compete with a large number of other insurers, as well as non-insurance financial services companies, such as banks, broker-dealers and asset managers, for individual consumers, employers and other group customers and agents and other distributors of insurance and investment products. These companies may offer a broader array of products, be regulated differently, have more competitive pricing or, with respect to other insurers, have higher claims paying ability ratings. Also, these companies may have greater financial resources with which to compete and a greater market share. National banks, which may sell annuity products of life insurers in some circumstances, also have pre-existing customer bases for financial services products. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104. The cost for this space is included in the $7,500 per month fee we have agreed to pay Cohen Brothers, LLC for general and administrative services. We will pay this fee from the working capital earned on the Trust Account or funds retained from offering proceeds. The agreement for administrative services with Cohen Brothers, LLC, which covers the rental of this space, commences on the date of this offering and shall continue until the earlier of the completion of a business combination or upon our dissolution. We consider our current office facilities suitable for our business as it is presently conducted. We do not own any real estate or other physical properties.

Employees

We currently have three executive officers. We have no other employees. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full-time employees before we complete a business combination.

Legal Proceedings

There is no litigation currently pending or, to our knowledge, threatened against us or any of our officers or directors in their capacity as such.

Government Regulation of the Insurance Industry

Insurance operations are subject to a wide variety of insurance and other laws and regulations. In general, such regulation is for the protection of the reinsureds and policyholders, rather than investors. State insurance laws of the states in which an insurance company is domiciled and licensed regulate most aspects of the U.S. insurance business. In addition to solvency and licensing requirements, the regulation and supervision to which an insurance company, or reinsurance company, is subject relate to the nature of and limitations on investments, restrictions on the size of risks which may be insured, deposits of securities for the benefit of a reinsured or insured, methods of accounting, periodic examinations of the financial condition and affairs of insurers or reinsurers, the form and content of reports of financial condition required to be filed, reserves for losses, and other purposes. Various laws and regulatory agencies in other countries also may regulate aspects of an insurance business and typically address the same matters as their U.S. counterparts. The Monetary Authority of Bermuda and the Cayman Islands, and the Office of the Superintendent of Financial Institutions in Canada are the entities that will have oversight of insurance and reinsurance companies in those particular jurisdictions, in areas such as licensing, capital requirements and change of control.

If we complete a business combination, regulatory authorities in the states or countries in which we conduct business may require individual or company licensing to act as brokers, agents, third party administrators, managing agents, reinsurance intermediaries or adjusters. The manner of operating in particular states and countries varies according to the licensing and related requirements of the particular state or country. Depending on the jurisdiction or jurisdictions in which we ultimately operate, this may require that we operate in a given state or country through a local corporation. In a few states and countries, licenses are issued only to individual residents or locally owned business entities. In these cases, we would expect to enter into arrangements with residents or business entities licensed to act in the particular state or country.

In addition, if we complete a business combination, the company we acquire may be subject to regulation by U.S. state insurance authorities under the insurance holding company statutes of various states. State insurance holding company laws in the United States typically require prior notice to, and approval of, the relevant state insurance department with respect to transfers of assets between insurance holding companies as well as intracorporate transfers of assets within a particular holding company, prior approval of the business combinations of the type that we contemplate in connection with acquiring or merging with a target business, and prior approval of the payment of dividends by insurance company subsidiaries to their corporate parent. This typically applies where 10% or more of the shares of a domiciliary insurance company, either directly or through its holding company parent, are subject to transfer. Laws applicable to insurers and reinsurers domiciled in Canada, Bermuda and the Cayman Islands are substantially similar to those in the U.S. and typically require the prior approval of the regulatory body exercising jurisdiction over insurers and reinsurers to any proposed change in control of such an insurer or reinsurer. These laws may be triggered by a proposed change in ownership at a threshold as low as five (5%) percent, as is the case of the Cayman Islands’ insurance code.

In the United States, state insurance departments typically monitor compliance with applicable regulations through periodic regulatory reporting procedures and examinations. Quarterly and annual financial reports to state regulators in the United States utilize statutory accounting principles, which differ in important respects from U.S. GAAP. Statutory accounting principles, in keeping with the intent to assure protection of policyholders, are based on a liquidation concept, while U.S. GAAP is based on a going-concern concept.

State insurance regulators in the United States are members of the NAIC. The NAIC seeks to promote uniformity of, and to enhance the state regulation of, insurance throughout the United States. In particular, the NAIC typically focuses on the solvency of insurance companies and their conduct in the marketplace. The NAIC has promulgated model laws and regulations designed to promote solvency as well as has a formula for analyzing insurers called risk-based capital, or RBC. The RBC formula establishes specified “minimum” capital threshold levels that vary with the size and mix of an insurance company’s business. It is designed to identify companies with capital levels that may require regulatory attention. In order to obtain regulatory approval in connection with any business combination which we may seek to consummate, we may need to demonstrate that we have invested sufficient capital to support the underwriting capacity of a target insurance-related business and to ensure that such insurance-related business has capital available to cover periodic spikes in liabilities in respect of its claims.

State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer at the expense of the insurer and, thus, could have an adverse effect on the financial condition and results of operations of a target business.

The NAIC and several states have proposed regulations and/or laws that would prohibit agent or broker practices that have been the focus of recent investigations of broker compensation in the State of New York and elsewhere. The NAIC has adopted a Compensation Disclosure Amendment to its Producers Licensing Model Act, which if adopted by the states, would require disclosure by agents or brokers to customers that insurers will compensate the agents or brokers for the placement of insurance and documented acknowledgement of this arrangement in cases where the customer also compensates the agent or broker. Some larger states, including California and New York, are considering additional provisions that would require the disclosure of the amount of compensation and/or require (where an agent or broker represents more than one insurer) placement of the “best coverage.” We cannot predict how many states, if any, may promulgate the NAIC amendment or similar regulations or the extent to which these regulations may have an adverse impact on a target business.

State laws in the United States grant insurance regulatory authorities broad administrative powers with respect to, among other things:

•	licensing companies and agents to transact business;

•	calculating the value of assets to determine compliance with statutory requirements;

•	mandating certain insurance benefits;

•	regulating certain premium rates;

•	reviewing and approving policy forms;

•	regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;

•	regulating advertising;

•	protecting privacy;

•	establishing statutory capital and reserve requirements and solvency standards;

•	fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;

•	approving changes in control of insurance companies;

•	restricting the payment of dividends and other transactions between affiliates; and

•	regulating the types, amounts and valuation of investments.

State insurance guaranty associations have the right to assess insurance companies doing business in their state for funds to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment is beyond the control of insurance businesses, the reserves they establish for these potential liabilities may not be adequate. In addition, any loans extended by an insurance company or any of its operating subsidiaries are subject to federal and applicable state truth-in-lending and credit regulations, insurance premium finance acts, retail installment sales acts and other similar consumer protection legislation. Failure to comply with the laws and regulations can result in the temporary suspension or permanent loss of the right to engage in business in a particular jurisdiction as well as other penalties.

Recently, the insurance industry has become the focus of increased scrutiny by regulatory and law enforcement authorities concerning certain practices within the insurance industry. This scrutiny includes the commencement of investigations and other proceedings by the New York State Attorney General and other governmental authorities relating to allegations of improper conduct in connection with the payment of, and disclosure with respect to, contingent commissions paid by insurance companies to intermediaries, the solicitation and provision of fictitious or inflated quotes, the use of inducements to brokers or companies in the sale of insurance products and the accounting treatment for finite insurance and reinsurance or other non-traditional or loss mitigation insurance and reinsurance products. The SEC recently initiated industry-wide inquiries regarding market timing and late trading in mutual funds and variable annuity contracts, variable annuity sales practices/exchanges and electronic communication document retention practices. One possible result of these investigations and attendant lawsuits is that many insurance industry practices and customs may change, including the manner in which insurance is marketed and distributed through independent brokers and agents. These changes could adversely affect a target business’ ability to implement its business strategy, which could adversely affect its growth and profitability.

Currently, the United States federal government generally does not directly regulate the business of insurance. However, federal initiatives, such as federal terrorism backstop legislation, also may impact the insurance industry, and federal legislation and administrative policies may significantly and adversely affect insurance companies. These policies include financial services regulation, securities regulation, pension regulation, privacy, tort reform legislation and taxation. In addition, various forms of direct federal regulation of insurance have been proposed. These proposals include The State Modernization and Regulatory Transparency Act, which would maintain state-based regulation of insurance, but would affect state regulation of certain aspects of the business of insurance, including rates, agent and company licensing and market conduct examinations. We cannot predict whether this or other proposals will be adopted, or what impact, if any, the proposals or, if enacted, the laws, could have on the business, financial condition or results of operations of a target business.

Comparison to Offerings under Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering by a blank check company pursuant to Rule 419 under the Securities Act, assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise an overallotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	We will deposit the $92,060,000 of net proceeds from this offering and the private placement ($105,737,000 if the underwriters’ overallotment option is exercised in full), plus $1,940,000 ($2,522,000 if the underwriters’ overallotment option is exercised in full) representing the underwriters’ deferred compensation in the Trust Account for which American Stock Transfer & Trust Company will act as trustee. Our Sponsor will also deliver a $3,000,000 ($3,291,000 if the underwriters’ overallotment option is exercised in full) letter of credit to be held by American Stock Transfer & Trust Company in trust for the benefit of the Trust Account. The amount of our Sponsor’s letter of credit is the amount we believe necessary to enable investors in this offering to receive $10.00 per share if we cannot effect a business combination and must liquidate.	$81,189,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The amounts held in trust will only be invested in Treasury Bills issued by the United States having a maturity of 180 days or less or money market funds meeting the criteria set forth under Rule 2a-7 of the 1940 Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the 1940 Act, or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the net amount in the Trust Account at the time of such acquisition (exclusive of the underwriters deferred compensation and accrued interest, if any, thereon and excluding the principal amount of our Sponsor’s letter of credit being held in the Trust Account).	We would be restricted from acquiring a target business unless the fair value of the business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus. The units may separate earlier if Merrill Lynch and Maxim Group consent to an earlier date in their sole discretion. Merrill Lynch and Maxim Group have advised us that such consent will be based on their assessment of the	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

relative strengths of the securities markets in general, and the trading pattern of, and demand for, our securities in particular. However, Merrill Lynch and Maxim Group may decide to allow continued trading of the common stock and warrants as units following such separation. Merrill Lynch or Maxim Group will not permit separate trading of the common stock and warrants will not commence until:

• we have filed an audited balance sheet reflecting our receipt of the gross proceeds, before expenses, of this offering,

• we have filed a Current Report on Form 8-K and issued a press release announcing when such separate trading will begin, and

• the business day following the earlier to occur of the expiration of the underwriters’ overallotment option or its exercise in full.

We expect to file our audited balance sheet referred to above promptly following the completion of this offering, and will file, unless the overallotment option is exercised in full at the closing of this offering, a new audited balance sheet promptly after expiration of the underwriters’ overallotment option exercise period (or the earlier exercise of the underwriters’ overallotment option in full).

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the Trust Account has been terminated and its assets distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required under the Securities Exchange Act of 1934, as amended. A stockholder following the procedures described in this prospectus is given the right to redeem his or her shares for his or her pro rata share of the Trust Account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds

	Terms of Our Offering	Terms Under a Rule 419 Offering
and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principal or definitive agreement remaining in force relating to a prospective business combination has been entered into prior to the end of the 18-month period). If our initial business combination does not occur within this time frame, funds held in the Trust Account (including the interest earned and not used by us, if any, net of taxes payable) plus any amount required, as set forth herein, to be drawn under our Sponsor’s letter of credit will be promptly paid to the public stockholders. If a business combination does not occur within these timeframes, our purpose and powers will be limited to dissolving, liquidating and winding up.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The proceeds held in the Trust Account will not be released until the earlier of the completion of a business combination or as part of a stockholder approved plan of dissolution and liquidation of our company approved by our stockholders upon our failure to effect a business combination within the timeframes described in this prospectus, except that, to the extent the Trust Account earns interest, we will be permitted to use that interest for purposes of: (i) providing working capital to enable us to fund our expenses, including the expenses associated with the pursuit of a business combination and reimbursement to our Sponsor for letter of credit fees, up to an aggregate maximum of $2,500,000, (ii) reducing the principal amount of the letter of credit and (iii) paying for up to $100,000 of dissolution or liquidation expenses if we have insufficient funds outside of the Trust Account to pay for such expenses. For a more detailed discussion of the procedures relating to and timing of the return of funds from the Trust Account to our public stockholder as part of our stockholder approved plan of dissolution and liquidation, see “Proposed Business—Plan of dissolution and liquidation if no business combination.”	The proceeds held in the escrow account (including all of the interest earned therein, net of taxes payable would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months after the effective date of the initial registration statement. In the event a business combination is not consummated within such 18 month period, the proceeds held in trust would be returned within 5 business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Daniel G. Cohen	36	Chairman and Director
Christopher Ricciardi	37	Vice Chairman and Director
Thomas H. Friedberg	66	President and Chief Executive Officer
Paul Vernhes	35	Chief Financial Officer
David Nathaniel	40	Chief Investment Officer and Secretary
Steven M. Qua	73	Director
Scott C. DePetris	29	Director
Carl de Stefanis	52	Director

Daniel G. Cohen has been the Chairman of the Company since its inception. Mr. Cohen was elected Chairman of the Board of Directors of The Bancorp, Inc. (NASDAQ:TBBK), a publicly-held bank holding company, and Chairman of the Executive Committee of its board of directors, in 1999. Mr. Cohen is Vice Chairman of The Bancorp Bank, The Bancorp, Inc.’s bank subsidiary, and served as its Chairman from September 2000 to November 2003. Mr. Cohen was the Chief Executive Officer of Cohen Brothers, LLC, and its subsidiary, Cohen Bros. & Company, an investment banking and securities brokerage firm, from September 2001 until February 2006. He remains the chairman of the board of Cohen Brothers, LLC. Mr. Cohen is Chairman and Chief Executive Officer of Taberna Realty Finance Trust, a Real Estate Investment Trust formed in 2005. From 1995 until October 2000, Mr. Cohen held senior executive positions with Resource America, Inc. (NASDAQ:REXI), a publicly-held proprietary asset management company in the financial fund management, real estate and equipment leasing sectors. Mr. Cohen is also a director and Chairman of the Board of TRM Corporation (NASDAQ:TRMM), a publicly-held provider of public access ATM and copier machines.

Thomas H. Friedberg has served as our President and Chief Executive Officer since our inception. Since March 2004, Mr. Friedberg has served as a consultant for Cohen Brothers, LLC, the parent of our Sponsor. Before that, from March 1999 to March 2004, Mr. Friedberg served as the President and Chief Executive Officer of Stonington Insurance Company, a specialty, non-life company that insured propane dealers, explosive distributors and long-haul truck operators, and issued surety bonds to small contractors and bail bond agents. Stonington Insurance Company is a subsidiary of RenaissanceRe Holdings Ltd. (NYSE:RNR), a publicly-held company specializing in property catastrophe reinsurance coverage. Prior to joining Stonington Insurance Company, he served as President, Chief Executive Officer and Chairman of ACCEL International Corporation (OTC:ACLE), a publicly-held specialty transportation insurer, from May 1995 to September 1998. ACCEL was comprised of both a life and a non-life company that offered specialty coverages to auto dealers, including credit life coverage for their customers and extended automobile warrantees, and various sectors of the transportation industry. Mr. Friedberg also spent eight years, from 1987 to 1995, as Chairman, President and Chief Executive Officer of Ranger Insurance Companies, another specialty non-life group, that insured propane dealers, explosive distributors, gasoline distributors, grain elevators and issued surety bonds to bail bond agents.

Paul Vernhes has served as our Chief Financial Officer since our inception. Since May 2005, Mr. Vernhes has served as the Managing Director of Cohen Frères, a French company specializing in European CDO programs of insurance company subordinated debt, including Dekania Europe CDO I, the first transaction of its kind, that won the “CDO deal of the year” award from Structured Finance International. Cohen Frères is a wholly-owned subsidiary of Cohen Brothers, LLC, the parent of our Sponsor. From May 1998 to April 2005, Mr. Vernhes worked for Compagnie de Réassurance d’Ile de France, a French reinsurance company, wholly-owned by Markel Corp. (NYSE:MKL), a public company specializing in marketing and underwriting specialty insurance products and programs, serving as an underwriter and finished his employment there serving as Chief Financial and Accounting Officer.

David Nathaniel has served as our Treasurer and Secretary since our inception and was a Director from February to July 2006. Since January 2006, Mr. Nathaniel has also served as the Chief Investment Officer of Alesco Financial Trust, a real estate investment trust and affiliate of our Sponsor which focuses on real estate-related and other securities, including trust preferred securities, mortgage backed securities and collateral loan obligations. He has served as an Executive Vice President of Cohen Brothers, LLC an affiliate of our Sponsor, since February 2005. Prior to joining Cohen Brothers, from October 2002 to January 2005, Mr. Nathaniel worked for Menorah, one of the largest insurance companies in Israel, serving as the Chief Investment Officer of its pension fund, Mivtachim Pension Funds, the largest pension fund in Israel with over $3 billion in assets under management. From September 2001 to October 2002, Mr. Nathaniel was the Executive Vice President and Chief Investment Officer of Gmul Investments Ltd., a real estate investment company where he was responsible for managing a portfolio of over $1 billion of assets, principally real estate-related.

Stephen M. Qua has been a director since April 2006. From July 1957 until January 2006, Mr. Qua held several positions with Qua Auto Group ultimately becoming its President. Qua Auto Group consisted of six automobile dealerships, a car leasing company and a rental car company with annual revenues of approximately $85 million. In 1970, Mr. Qua became a founding director of ACCEL International Corporation, where he was, until his resignation from the board in January 2000, the Chairman of the Audit Committee and a member of the Executive Committee. Mr. Qua is a past director of the National Automobile Dealers Association and for twenty-one years he was a trustee of the National Automobile Dealers Association Retirement Trust and previously served in the role of chairman.

Scott DePetris has been a director since April 2006. Since February 2002, Mr. DePetris has served as Senior Vice-President at Portware, LLC, a company specializing in the development and automation of securities trading systems. From April 2000 to January 2003, Mr. DePetris was co-founder and Vice-President of ExchangeLab, Inc, an intellectual property development company for financial services technologies. While at ExchangeLab, Mr. DePetris helped to orchestrate the sale of the company’s primary asset, Financial Auction Network, to a consortium of investment banks. From May 1999 to April 2000, Mr. DePetris was an associate at The Goldman Sachs Group, specializing in equity derivatives within the wealth management division.

Christopher Ricciardi has been the Vice Chairman of the Company since August 2006. Since February 2006, he has been the Chief Executive Officer of Cohen Brothers, LLC and its subsidiary, Cohen Brothers & Company, an investment banking and securities brokerage firm. From March 2003 until February 2006, Mr. Ricciardi was a Managing Director and Head of Global Structured Credit Products at Merrill Lynch. From March 2000 until March 2003, he was the head of U.S. Structured Credit Products at Credit Suisse First Boston.

Carl de Stefanis has been a director of the Company since August 2006. From 1987 to the present, he has held the title of president of IVI International, Inc. He presides as the president or managing director over the six companies affiliated with IVI, which focus on providing real estate advisory services on behalf of private and institutional mortgagees and equity investors. His companies have six USA-based offices and affiliates in London and Paris. For the past two years, Mr. de Stefanis has been a member of the Public Affairs Committee of the London-headquartered Royal Institution of Chartered Surveyors, the world’s oldest and largest consortium of real estate professionals with over 120,000 members located in over 100 countries.

Classified board

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Ricciardi and Qua will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. DePetris and de Stefanis will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Cohen will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to ours. However, we believe that their experience will provide us with access to acquisition opportunities and ideas, although we cannot assure you that they will, in fact, be able to identify a suitable target business or complete a business combination.

Director independence

Our board of directors has determined that Messrs. Qua, DePetris and de Stefanis are “independent directors” as defined in the American Stock Exchange listing standards and Rule 10A-3 of the Exchange Act.

Board committees

On completion of this offering, our board of directors will have an audit committee, a nominating committee and a compensation committee.

Upon completion of this offering, our audit committee will consist of Messrs. Qua (chairman), DePetris and de Stefanis. Each member of our audit committee is financially literate under the current listing standards of the American Stock Exchange, and our board of directors has determined that Mr. Qua qualifies as an “audit committee financial expert,” as such term is defined by SEC and the American Stock Exchange rules.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal control. The audit committee will also select our independent registered public accounting firm, review and approve the scope of the annual audit, review with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting control, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

Upon completion of this offering, our nominating committee will consist of Messrs. Qua, DePetris and de Stefanis. Mr. DePetris serves as chairman of the nominating committee. The nominating committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the board or a committee of the board, developing and recommending to the board a set of corporate governance principles and overseeing the evaluation of the board and our management.

Upon completion of this offering, our compensation committee will consist of Messrs. Qua, DePetris and de Stefanis. Our board of directors has determined that all members of the compensation committee qualify as independent directors under the American Stock Exchange independence standards. The principal function of the compensation committee is to review the compensation payable to our officers and directors.

Code of conduct and ethics

We have adopted a charter for the audit committee, as well as a code of conduct and ethics that governs the conduct of our directors, officers and employees, in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Executive compensation

No executive officer has received any cash compensation for services rendered and no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered to us prior to or in connection with a business combination. However, our executive officers and directors will be reimbursed for any reasonable out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no specified limit on the amount of these out-of-pocket expenses. Our board of directors has designated Paul Vernhes, our Chief Financial Officer, to pass upon the reasonableness of any reimbursable expenses incurred by members of our management that exceed $1,000. To the extent that Mr. Vernhes seeks reimbursement of expenses he has incurred in excess of $1,000, such reimbursement will be reviewed by our board of directors. Other than through this review process, or the review of a court of competent jurisdiction if such reimbursement is challenged, there will be no other review of the reasonableness of these expenses.

We will pay Cohen Brothers, LLC, an affiliate of our Sponsor, a fee of $7,500 per month for general and administrative services, including rent. We describe this fee in “Proposed Business—Facilities.”

Key Man Life Insurance

Before we close our initial business combination, we will obtain key man life insurance in the amount of $2,000,000 in the aggregate on the life of Daniel G. Cohen for a two year period and key man life insurance in the amount of $1,000,000 for each of Thomas H. Friedberg, David Nathaniel and Paul Vernhes, each for a two year period. Based on current estimates, the premium for such life insurance policies, of which we will be the sole beneficiary, is expected to be approximately $15,000 per year, which will be paid from working capital.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers or directors is required to commit his full time to our affairs and, accordingly, they may have conflicts of interest in allocating their management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. Accordingly, our officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct.

•	Management may look unfavorably upon or reject a business combination with a potential target business whose owners refuse to retain members of our management following the business combination.

In general, officers and directors of a Delaware corporation must present business opportunities to a corporation if:

•	the opportunity is within the corporation’s line of business;

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the corporation; and

•	the corporation could financially undertake the opportunity.

Accordingly, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. While a director with such a conflict will be required to recuse himself, we cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations, including fiduciary obligations to those companies on whose boards of directors they may sit. To the extent that they identify business opportunities that may be suitable for any of these other companies, they will be required to honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless these other companies and any successors to such entities has declined to accept such opportunities.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, our Sponsor, on behalf of itself and its corporate affiliates, has agreed, pursuant to the terms of a letter agreement filed as an exhibit to the registration statement of which this prospectus forms a part, until the earlier of a business combination or 18 or 24 months, as the case may be, after completion of this offering, to provide us with a right of first refusal relating to any business combination opportunity with respect to the insurance industry in North America, Canada, Bermuda and the Cayman Islands that is consistent with our business purpose prior to proceeding with any such opportunity. In addition, each of our officers and directors has agreed, pursuant to the terms of a letter agreement filed as an exhibit to the registration statement of which this prospectus forms a part, until the earlier of a business combination, 18 or 24 months, as the case may be, after completion of this offering or such time as he ceases to be an officer or director, and subject to any pre-existing fiduciary obligations they might have, to present to us for our consideration any business combination opportunity with respect to the insurance industry in North America, Canada, Bermuda and the Cayman Islands that is consistent with our business purpose, prior to presentation of such opportunity to any other entity.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. We expect that any such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination.

Other than their affiliation with us, none of our current officers or directors is currently affiliated with any blank check company.

Our directors may receive reimbursement for reasonable out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. As a matter of policy, our independent directors (with any subject director abstaining) pass upon the reasonableness of any reimbursable expenses incurred by members of our board of directors that exceed $1,000. Other than through this review process, or the review of a court of competent jurisdiction if such reimbursement is challenged, there will be no other review of the reasonableness of these expenses.

In connection with the vote required for any business combination, our Sponsor and our officers and directors have agreed to vote shares of common stock issued at the time of our formation in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering (this does not include shares included in the units purchased in the private placement or in the open market following this offering, which will be voted in favor of a business combination). In addition, our Sponsor and our officers and directors have agreed to waive their rights to participate in any liquidation, including the distribution to our public stockholders of the funds held in the Trust Account as part of our plan of dissolution and liquidation (except for their respective ownership of shares included in units purchased in the open market following this offering), as well as to vote for any such plan of dissolution and liquidation submitted to our stockholders, occurring upon our failure to consummate a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number and percentage of shares of our common stock beneficially owned as of the date of this prospectus by each of our directors and executive officers, all of our directors and executive officers as a group and other persons who beneficially own 5% or more of our outstanding common stock. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days.

Name and address of beneficial owner(1)		Approximate percentage of outstanding common stock
	Amount and nature of beneficial ownership	Before offering and private placement	After offering and private placement(2)(3)
Daniel G. Cohen(4)	1,674,166	67.30%	13.46%
Thomas H. Friedberg	248,750	10.00%	2.00%
Paul Vernhes	207,292	8.33%	1.67%
David Nathaniel	207,292	8.33%	1.67%
Christopher Ricciardi	150,000	6.03%	1.21%
Carl de Stefanis	—	—	—
Steven M. Qua	—	—	—
Scott C. DePetris	—	—	—
All directors and officers as a group (8 individuals)	2,487,500	100.00%	20.00%
Owners of 5% or more of outstanding shares:
Cohen Bros. Acquisitions, LLC	1,508,333	60.64%	12.13%

(1)	The business address of each of the following persons is c/o Dekania Corp., 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.
(2)	Our Sponsor has agreed to purchase 250,000 units in the private placement.
(3)	Assumes no exercise of the underwriters’ overallotment option.
(4)	Includes (i) 165,833 owned by Mr. Cohen and (ii) 1,508,333 shares owned by Cohen Bros. Acquisitions, LLC which may be attributable to Mr. Cohen as the majority interest owner and the Chairman of the Board of Managers of Cohen Brothers, LLC, the parent of Cohen Bros. Acquisitions, LLC.

The common stock owned as of the date of this prospectus by our Sponsor and our officers and directors (but not the shares included in the units purchased by our Sponsor in the private placement) will be held in escrow by American Stock Transfer & Trust Company, as escrow agent, pursuant to the terms of an escrow agreement among our existing stockholders, the escrow agent, and Merrill Lynch and Maxim Group until the earlier of:

•	three years following the date of this prospectus; or

•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other stockholder rights including the right to vote and receive dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock they acquired at our formation or purchased in the private placement.

Prior to the closing of our private placement, but only exercisable following a business combination, we will issue to our Sponsor or its nominees, incentive warrants to purchase an aggregate of 1,420,000 shares of common stock. For a description of these warrants, see “Description of Securities—Shares Eligible for Future Sale.”

Cohen Brothers, LLC and Cohen Bros. Acquisitions, LLC are deemed to be our “parents” and “promoters” as these terms are defined under federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 17, 2006, we issued an aggregate of 2,487,500 shares of our common stock to our Sponsor and the individuals set forth below for $24,875, or $0.01 per share, as follows:

Name	Number of shares	Relationship to us
Cohen Bros. Acquisitions, LLC	1,658,333	Sponsor
Daniel G. Cohen(1)	165,833	Chairman and Director
Thomas H. Friedberg	248,750	President and Chief Executive Officer
Paul Vernhes	207,292	Chief Financial Officer
David Nathaniel	207,292	Chief Investment Officer and Secretary

(1)	Daniel G. Cohen is the majority interest owner and the Chairman of the Board of Managers of Cohen Brothers, LLC, the parent of Cohen Bros. Acquisitions, LLC. As such, he may be deemed to be the beneficial owner of the shares owned by Cohen Bros. Acquisitions, LLC.

On August 1, 2006, Cohen Bros. Acquisitions, LLC transferred 150,000 of its shares for $0.01 per share to Christopher Ricciardi, our Vice Chairman and Director.

In addition, our Sponsor has agreed to purchase an aggregate of 250,000 units from us no less than two days prior to the effectiveness of the registration statement of which this prospectus forms a part for a total purchase price of $2,500,000, or $10.00 per unit, in a private placement. No underwriting commissions or fees will be payable on the units sold in the private placement. In the event that this offering is not consummated, we will return the funds raised in the private placement to our Sponsor. Neither our Sponsor nor any of our officers and directors will have any redemption rights or rights to liquidation distributions with respect to shares of our common stock they acquired upon our formation. Our Sponsor will not have any redemption rights or rights to any liquidation distributions with respect to the shares included in the private placement units in the event we fail to consummate a business combination.

Before we close our private placement, we will issue an aggregate of 1,420,000 incentive warrants to our Sponsor and several of our officers and directors as follows: 861,039 incentive warrants to our Sponsor, 142,000 incentive warrants to Mr. Friedberg, 118,333 incentive warrants to Mr. Vernhes, 118,333 incentive warrants to Mr. Nathaniel, 94,667 incentive warrants to Mr. Cohen and 85,628 incentive warrants to Mr. Ricciardi. 710,000 incentive warrants will be exercisable beginning three months after a business combination if, and only if, the closing price of our common stock equals or exceeds $11.00 per share for at least 20 trading days within a 30-trading day period preceding the date of exercise. The additional 710,000 incentive warrants will be exercisable beginning three months after a business combination if, and only if, the closing price of our common stock equals or exceeds $12.00 per share for at least 20 trading days within a 30-trading day period preceding the date of exercise. Holders of the incentive warrants are entitled to exercise the incentive warrants by payment in cash of the exercise price or on a “cashless basis.” Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. The warrants will expire at 5:00 p.m., New York City time, on [                    ], 2011 [five years from the date of this prospectus].

Pursuant to an agreement to be signed before we complete this offering, our Sponsor and our officers and directors may demand that we register the common stock they acquired upon our formation and our Sponsor may demand that we register the shares of common stock and the warrants included in the units that it purchases from us in the private placement. We describe these rights in “Description of Securities—Shares Eligible for Future Sale—Registration rights,” Our Sponsor and our officers and directors may elect to exercise these registration rights with respect to the shares they acquired upon our formation at any time after the date on which the shares of our common stock are released from escrow, which will not be before three years from the date of this prospectus. Our Sponsor may require us to file a registration statement covering the resale of the shares and warrants included in units its purchases from us in the private placement at any time we complete a business combination. We will bear the expenses incurred in connection with the registration of the resale of these securities.

Our Sponsor has agreed that, immediately preceding the closing of this offering, it will arrange to have an irrevocable letter of credit in the principal amount of $3,000,000 ($3,291,000 if the underwriters’ overallotment option is exercised in full) issued by Commerce Bank for the benefit of the Trust Account and held by American Stock Transfer & Trust Company as trustee for the benefit of our public stockholders. This amount will be used to raise the amount of the Trust Account to 100% of the gross public offering proceeds so that, in the event of our liquidation, our public stockholders will receive no less than their full purchase price of $10.00 per unit. Our Sponsor will have no rights to any distributions of principal amounts held in the Trust Account. Net interest earned on the Trust Account, up to a maximum of $2,500,000, will be distributed to us to provide working capital to fund our expenses prior to a business combination. In addition, net interest earned on the Trust Account, may be retained in the Trust Account to offset, on a dollar for dollar basis, the total amount of the obligation of our Sponsor’s letter of credit. Such offset will only be permitted upon the satisfaction of the following conditions:

•	prior to the time of any such reduction, $1,250,000 has been drawn by us for working capital needs; and

•	immediately after any such reduction, we have at least $250,000 available outside of the Trust Account for working capital needs.

If we do not complete a business combination as required by this prospectus, the balance of any net interest earned will be allocated pro rata to shares receiving distributions from the Trust Account. The letter of credit will expire on the earlier to occur of the completion of a business combination, completion of the liquidation of the Trust Account or the full offset of the principal balance of the letter of credit by Trust Account interest retained in the Trust Account, at our Sponsor’s option, to reduce the principal amount of the letter of credit.

Prior to the date of this prospectus, our Sponsor has loaned us $300,000 which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD fees, blue sky fees and expenses and certain legal and accounting fees and expenses. This loan is payable without interest solely from the proceeds of this offering.

In order to protect the amounts held in the Trust Account, our Sponsor has agreed to indemnify us for claims of creditors that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the Trust Account, provided and to the extent that (with the approval of our Chief Executive Officer and the vote or written consent of no less than a majority of our board of directors, including all of our non-independent directors) we have elected to forego obtaining valid and enforceable waivers from such creditors. Cohen Brothers, LLC, the parent of our Sponsor, has separately agreed with our Sponsor to provide our Sponsor with any funds required to meet these indemnification obligations.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with their activities on our behalf, including identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable reasonable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors.

Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our Sponsor or our officers and directors who owned our common stock prior to this offering, or to any of their respective affiliates, for services rendered to us prior to or with respect to the business combination. Such persons will not receive reimbursement for any out-of- pocket expenses incurred by them to the extent that such expenses exceed the amounts available from interest earned on funds in the Trust Account, subject to the $2,500,000 maximum, unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation.

After we complete a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that our officers and directors may enter into employment or consulting agreements, the terms of which will be negotiated by a committee of independent directors and which we expect to be comparable to employment or consulting agreements with other similarly-situated companies in the insurance industry. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the insurance industry.

Commencing on the effective date of this prospectus through completion of a business combination, we have agreed to pay Cohen Brothers, LLC up to $7,500 per month for use of office space, utilities, administrative, technology and secretarial services. Mr. Cohen is the Chairman of the Board of Managers, and Mr. Ricciardi is the chief executive officer, of Cohen Brothers, LLC.

All future transactions between us and our Sponsor or any of our officers and directors or their respective affiliates will require the prior approval in each instance of a majority of our uninterested independent directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who will have access, at our expense, to our attorneys or independent legal counsel, at their option. We will not enter into any such transaction unless our disinterested independent directors (or, if there are no independent directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 30,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 million shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 2,737,500 shares of common stock are outstanding (including 250,000 shares comprising a part of the units to be purchased in the private placement), held by five record holders, and no shares of preferred stock are outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The units will separate into common stock and warrants 90 days after the date of this prospectus. However, the common stock and warrants will not trade separately until:

•	we have filed an audited balance sheet reflecting our receipt of the gross proceeds, before expenses, of this offering,

•	we have filed a Current Report on Form 8-K and issued a press release announcing when such separate trading will begin, and

•	the business day following the earlier to occur of the expiration of the underwriters’ overallotment option or its exercise in full.

We expect to file the audited balance sheet referred to above promptly following the completion of this offering and will file, unless the underwriters’ overallotment option is exercised in full at the closing of this offering, a new audited balance sheet promptly after expiration of the underwriters’ overallotment option exercise period or the earlier exercise of the underwriters’ overallotment option in full.

Common Stock

Each share of common stock is entitled to one vote on all matters presented to stockholders, including the election of directors. There is no cumulative voting in the election of directors.

Holders of our common stock have a right to vote on a proposed business combination and to redeem their shares for cash if they vote against a business combination and the it is approved and completed. For a description of these rights, see “Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of our initial business combination” and “—Redemption rights.”

In the event we are dissolved or liquidated due our failure to complete a business combination within the required time period, we will distribute to our public stockholders the amount then on deposit in the Trust Account, in an amount sufficient to provide each public stockholder with no less than a $10.00 per-share liquidation distribution. For a description of this liquidation right, see “Proposed Business—Effecting a Business Combination—Plan of dissolution and liquidation if no business combination.”

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the Trust Account, or which votes as a class with the common stock on a business combination. No shares of preferred stock are being issued or registered in this offering. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Each warrant included in the units sold in this offering and in the private placement entitles the registered holder to purchase one share of our common stock at a price of $8.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of the initial business combination; or

•	one year from the date of this prospectus.

These warrants will expire on fourth anniversary of the date of this prospectus at 5:00 p.m., New York City time.

We may redeem the outstanding warrants included in the units sold in this offering:

•	in whole and not in part;

•	at a redemption price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with adequate notice of redemption to enable them to exercise their warrants, should they choose to do so and a sufficient differential between the then prevailing common stock price and the warrant exercise price so that there is a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption by payment of the exercise price. However, we cannot assure you that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted if we issue a stock dividend, or upon our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

No warrants, including the private placement and incentive warrants, will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We have agreed to register the common stock underlying the warrants and use our best efforts to maintain that registration statement in effect until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares, the warrants may become worthless. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of public warrants or private placement warrants be entitled to receive a net-cash settlement, stock or other consideration in lieu of physical settlement in shares of our common stock. The private placement warrants will not be exercisable at any time when a registration statement is not effective and a prospectus is not available for use by the public warrantholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Incentive Warrants

Before we close our private placement, we will issue an aggregate of 1,420,000 incentive warrants to our Sponsor and several of our officers and directors as follows: 861,039 incentive warrants to our Sponsor, 142,000 incentive warrants to Mr. Friedberg, 118,333 incentive warrants to Mr. Vernhes, 118,333 incentive warrants to Mr. Nathaniel, 94,667 incentive warrants to Mr. Cohen and 85,628 incentive warrants to Mr. Ricciardi. 710,000 of these incentive warrants will be exercisable for $8.00 per share beginning on the date three months after a business combination if the closing price of our common stock equals or exceeds $11.00 per share for at least 20 out of any 30 consecutive trading days preceding the date of exercise. The additional 710,000 incentive warrants will be exercisable for $8.00 per share beginning on the date three months after a business combination if the closing price of our common stock equals or exceeds $12.00 per share for at least 20 out of any 30 consecutive trading days preceding the date of exercise. Incentive warrant holders are entitled to exercise their warrants by payment in cash of the exercise price or on a “cashless basis.” Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. The warrants will expire at 5:00 p.m., New York City time, on [                    ], 2011 [five years from the date of this prospectus].

The incentive warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the incentive warrants may be adjusted if we issue stock dividend, or upon our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

No incentive warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of our Sponsor. We have agreed to register the common stock underlying the warrants and use our best efforts to maintain that registration statement in effect until the expiration of the warrants. In no event will the registered holders of incentive warrants be entitled to receive a net-cash settlement, stock or other consideration in lieu of physical settlement in shares of our common stock.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Shares Eligible for Future Sale

Immediately after this offering, we will have 12,437,500 shares of common stock outstanding, or 13,892,500 shares if the underwriters’ overallotment option is exercised in full. Of these shares, the 9,700,000 shares included in the units sold in this offering, or 11,155,000 shares included in the units if the underwriters’

overallotment option is exercised, will be freely tradable as part of the units without restriction or further registration under the Securities Act by persons other than “affiliates,” as that term is defined under Rule 144 under the Securities Act. Persons who may be deemed affiliates generally include individuals or entities that control, are controlled by or are under common control with us and may include our officers, directors and significant stockholders. This amount will include the 250,000 shares included in the units being purchased by our Sponsor in the private placement, the resale of which are not covered by a registration statement and are not freely tradeable, and which are the subject of a lock-up agreement with us and the representatives of the underwriters until the consummation of a business combination. All of the remaining 2,487,500 shares are “restricted securities” within the meaning of Rule 144 and may not be sold other than through registration under the Securities Act or pursuant to an exemption from registration. See “—Registration rights.” Moreover, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus, subject to limited exceptions such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be cancelled, or if we were to consummate a transaction after or as a part of the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. Before we close our private placement, we will issue an aggregate of 861,039 incentive warrants to our Sponsor and an aggregate of 558,961 incentive warrants to several of our officers and directors, each to purchase our common stock. For more information about these warrants, see “—Incentive Warrants.”

Rule 144

In general, under Rule 144, a person (or persons whose shares are aggregated) who owns shares that were purchased from us or any affiliate at least one year previously is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of our then-outstanding shares of common stock (124,375 shares immediately after this offering or 138,925 shares if the underwriter exercises its overallotment option) or the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. Any person (or persons whose shares are aggregated) who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 that were purchased from us or any affiliate at least two years previously, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

SEC Position on Rule 144 Sales

The staff of the SEC has taken the position that promoters or affiliates of a blank check company and its transferees, both before and after a business combination, act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. According to this position, those securities can be resold only through a registered offering, and Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration rights

Our Sponsor and our officers and directors holding shares of our common stock prior to this offering are entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. These holders can elect to exercise these registration rights at any time after the date on which their shares of common stock are released from escrow. In addition, our Sponsor and our officers and directors have certain “piggy-back” registration rights on registration statements filed by us subsequent to the date on which their shares of common stock are released from escrow.

We will grant our Sponsor in connection with the private placement of 250,000 units demand and “piggy-back” registrations rights with respect to the shares, the warrants and the shares underlying the warrants comprising such units, as applicable, at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed business combination. We will bear the expenses incurred in connection with the filing of any of the foregoing registration statements.

Prior to the closing of our private placement, we will issue an aggregate of 861,039 incentive warrants to our Sponsor and an aggregate of 558,961 incentive warrants to several of our officers and directors, each to purchase our common stock. We have agreed to use our best efforts to register the sale of the common shares underlying such incentive warrants under the Securities Act. We will bear the expenses incurred in connection with the filing of that registration statement. For more information about these warrants, see “—Incentive Warrants.”

Our Certificate of Incorporation

Our amended and restated certificate of incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•	a requirement that our initial business combination be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

•	a prohibition against completing a business combination if 30% or more of the shares held by our stockholders in this offering and the private placement exercise their redemption rights in lieu of approving a business combination;

•	the right of stockholders voting against a business combination to surrender their shares for a pro rata portion of the Trust Account in lieu of participating in a proposed business combination;

•	a requirement that in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed, our purpose and powers will be limited to dissolving, liquidating and winding up; provided, however, that we will reserve our rights under Section 278 of the Delaware General Corporation Law to bring or defend any action, suit or proceeding brought by or against us;

•	a requirement that our management take all actions necessary to liquidate the Trust Account to our public stockholders as part of our plan of dissolution and liquidation in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18 month period;

•	a limitation on stockholders’ rights to receive a portion of the Trust Account so that they may only receive a portion of the Trust Account upon liquidation of the Trust Account to our public stockholders as part of our plan of dissolution and liquidation or upon the exercise of their redemption rights; and

•	the classification of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors.

Our certificate of incorporation and the underwriting agreement between us and the underwriters of this offering prohibit the amendment or modification of any of the foregoing provisions before we complete a business combination. Additionally, our board of directors has undertaken not to amend any of the foregoing provisions. While these rights and protections have been established for the benefit of the purchasers of units in this offering, it is possible that this prohibition could be challenged as unenforceable under Delaware law. We have not sought an unqualified opinion regarding the enforceability of these provisions, and we cannot assure you that, if challenged, a Delaware court would rule that the provisions are enforceable. However, our board of directors has agreed that it will not, and has agreed in the underwriting agreement that it will not, at any time before we complete a business combination, itself propose any amendment to or modification of our certificate of incorporation relating to any of the foregoing provisions and, further, that it will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve, an amendment or modification to such provisions.

Delaware Anti-Takeover Law and Charter and Bylaw Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors and/or stockholders in a prescribed manner or the person owns at least 85% of the corporation’s outstanding voting stock after giving effect to the transaction in which the person became an interested stockholder. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. A Delaware corporation may “opt out” from the application of Section 203 through a provision in its certificate of incorporation or bylaws. We have not “opted out” from the application of Section 203.

Our bylaws provide that nominations for the election of directors and advance notice of other action to be taken at meetings of stockholders must be given in the manner provided in our bylaws, which contain detailed notice requirements relating to nominations and other action.

The foregoing provisions of our certificate of incorporation and bylaws and the provisions of Section 203 of the Delaware General Corporation Law could have the effect of delaying, deferring or preventing a change of control of our company.

UNDERWRITING

We intend to offer the units through the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Maxim Group LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions described in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the number of units listed opposite their names below.

Underwriter	Number of Units
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Maxim Group LLC

Total	9,700,000

The underwriters have agreed to purchase all of the units sold under the underwriting agreement if any of these units are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the units, and other conditions contained in the purchase agreements, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public, and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the units to the public at the initial public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $[•] per unit. The underwriters may allow, and the dealers may reallow, a discount not in excess of $[•] per unit to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount, and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment options.

	Per Unit	Without Option	With Option
Public offering price	$10.00	$97,000,000	$111,550,000
Underwriting discount	$.50	$4,850,000	$5,141,000
Deferred underwriting compensation(1)	$.20	$1,940,000	$2,522,000
Proceeds before expenses	$9.30	$90,210,000	$103,887,000

(1)	Represents 2% of the gross proceeds from the sale of the 9,700,000 units in this offering ($1,940,000) and 4% of the gross proceeds from the sale of the 1,455,000 units subject to the underwriters’ overallotment option ($582,000) that will be paid to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed. If we do not complete a business combination and we liquidate, such amounts will remain in the Trust Account and will be distributed among our public stockholders.

The expenses of this offering, not including the underwriting discount, are estimated at approximately $610,000.

There are no agreements or understandings between any of the underwriters and us for the underwriters to introduce us to potential target businesses or assist us in raising additional capital. If any underwriter does so, we may pay the underwriters a finder’s fee that would be determined at that time in an arm’s length negotiation provided, however, that no agreement will be entered into and no fee will be paid within 90 days of the date of this prospectus.

Overallotment Option

We have granted options to the underwriters to purchase up to 1,455,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise these options for 45 days from the date of this prospectus solely to cover any overallotments. If the underwriters exercise these options, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional units proportionate to that underwriter’s initial amount reflected in the above table.

Public Offering Price

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants compromising the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for effecting a business combination with an insurance-related target business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying companies; and

•	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

In connection with this offering, the underwriters may distribute prospectuses electronically in conformance with applicable rules and regulations. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe .pdf format will be used in connection with this offering.

Escrow of Existing Stockholders’ Shares and Warrants

On or before the date of this prospectus, all of our existing stockholders, including our Sponsor and our applicable officers and directors will place the shares and warrants they owned before this offering (but not the shares included in the units purchased by our Sponsor in the private placement), into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares and warrants will not be transferable during the escrow period and will not be released from escrow until six months following the consummation of the initial business combination, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. As a result, our existing stockholders will not, without the prior written consent of Merrill Lynch and Maxim Group, directly or indirectly, prior to the release of the shares and warrants from escrow:

•	offer, pledge, sell, or contract to sell any units, common stock, or warrants,

•	sell any option or contract to purchase any units, common stock, or warrants,

•	purchase any option or contract to sell any units, common stock, or warrants,

•	grant any option, right, or warrant for the sale of any units, common stock, or warrants,

•	lend or otherwise dispose of or transfer any units, common stock, or warrants,

•	request or demand that we file a registration statement related to the units, common stock, or warrants, except as set forth above under the caption “Shares Eligible for Future Sale—Registration rights” or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any units, common stock, or warrants whether any such swap or transaction is to be settled by delivery of units or other securities, in cash or otherwise.

This escrow applies to units, common stock, or warrants and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It does not, however, apply to units, common stock, or warrants purchased by these individuals and entities in the secondary market.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the units is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the units, such as bids or purchases to peg, fix, or maintain that price.

If the underwriters create a short position in the units in connection with the offering, i.e., if they sell more units than are listed on the cover of this prospectus, the representatives may reduce that short position by purchasing units in the open market. The representatives may also elect to reduce any short position by exercising all or part of the overallotment option described above. Purchases of units to stabilize their price or to reduce a short position may cause the price of the units to be higher than it might be in the absence of such purchases.

The representatives may also impose a penalty bid on underwriters and selling group members. This means that if the representatives purchase units in the open market to reduce the underwriters’ short position or to stabilize the price of such units, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those units. The imposition of a penalty bid may also affect the price of the units in that it discourages resales of those units.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in this respect.

Foreign Regulatory Restrictions on Purchase of the Units

We have not taken any action to permit a public offering of the units outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the United States.

Italy. This offering of the units has not been cleared by Consob, the Italian Stock Exchange’s regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany. The offering of the units is not a public offering in the Federal Republic of Germany. The units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France. The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être diffusé ou distribué au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 octobre 1998, sous réserve qu’ils soient des investisseurs qualifiés au sens du décret susvisé. Chaque investisseur doit déclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a pubic offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom. In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any units offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Israel. The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Sweden. Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway. This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark. This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Ledgewood, P.C., Philadelphia, Pennsylvania. Ellenoff Grossman & Schole LLP, New York, New York and Sidley Austin LLP, New York, New York are acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements as of April 30, 2006 included in this prospectus and registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to this offering of our securities. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the units to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement which may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Dekania Corp.

We have audited the accompanying balance sheet of Dekania Corp. (a corporation in the development stage) as of April 30, 2006, and the related statements of operations, stockholders’ equity, and cash flows for the period from February 28, 2006 (inception) to April 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dekania Corp. as of April 30, 2006, and the results of its operations and its cash flows for the period from February 28, 2006 (inception) to April 30, 2006, in conformity with United States generally accepted accounting principles.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

May 10, 2006

DEKANIA CORP.

(a corporation in the development stage)

BALANCE SHEET

April 30, 2006
ASSETS
Current Assets—cash	$325,250
Other Assets—deferred offering costs	196,000

Total assets	521,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Due to stockholder	$965
Accrued expenses	196,000
Note payable, stockholder	300,000

Total liabilities	496,965

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, par value of $0.0001, authorized 1,000,000 shares; no shares issued and outstanding	$—
Common stock, par value of $0.0001, authorized 30,000,000 shares; issued and outstanding 2,487,500	249
Additional paid-in capital	24,626
Deficit accumulated during the development stage	(590)

Total stockholders’ equity	24,285

Total liabilities and stockholders’ equity	$521,250

See notes to financial statements

DEKANIA CORP.

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period from February 28, 2006 (inception) to April 30, 2006
Formation and operating costs	$590

Net loss	$(590)

Weighted average shares outstanding	2,487,500

Net loss per share	$0.00

See notes to financial statements

DEKANIA CORP.

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

	For the period from February 28, 2006 (inception) to April 30, 2006
	Common Stock		Additional paid-in capital	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount
Common shares issued March 17, 2006 at $.01 per share	2,487,500	$249	$24,626	$—	$24,875
Net loss	—	—		(590)	(590)

Balance at April 30, 2006	2,487,500	$249	$24,626	$(590)	$24,285

See notes to financial statements

DEKANIA CORP.

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period from February 28, 2006 (inception) to April 30, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(590)

Net cash used in operating activities	(590)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable, stockholder	300,000
Proceeds from sale of common stock	24,875
Proceeds from stockholders advance	965

Net cash provided by financing activities	325,840

Net increase in cash	325,250

Cash at beginning of period	—

Cash at end of period	$325,250

Non cash financing activity: accrual of deferred offering costs	$196,000

See notes to financial statements

DEKANIA CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization, proposed business operations and summary of significant accounting policies

Nature of Operations

Dekania Corp. (the “Company”) was incorporated in the State of Delaware on February 28, 2006 as a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the insurance industry in the United States, Canada, Bermuda and the Cayman Islands.

At April 30, 2006, the Company had not yet commenced any operations. All activity through April 30, 2006 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed private placement (“Private Placement”) and public offering (“Public Offering” and together with the Private Placement, the “Proposed Offerings”) which are discussed in Note 2 below. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offerings, although substantially all of the net proceeds of the Proposed Offerings are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include one or more operating businesses in the insurance industry in the United States, Canada, Bermuda and the Cayman Islands, and a “business combination” shall mean the acquisition by the Company of such a target business. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Offerings, $94,000,000, or 94.5% of the gross proceeds of the Proposed Offerings, including $1,940,000 of deferred underwriting compensation (the “Deferred Compensation”) which will be paid to the underwriters if a business combination is consummated, but which will be forfeited in part if public stockholders elect to have their shares redeemed for cash, and in full if a business combination is not consummated, will be placed in a trust account (the “Trust Account”) at Deutsche Bank Trust Company Americas maintained by American Stock Transfer & Trust Company and invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Trust Account as part of a stockholder-approved plan of dissolution and liquidation. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. In order for the Trust Account to have at all times at least $97,000,000, or $10.00 per unit, of available funds ($111,550,000 if the underwriters of the Public Offering exercise their overallotment option in full), Cohen Bros. Acquisitions, LLC (“Cohen Bros.”) will deliver a letter of credit to American Stock Transfer & Trust Company for the benefit of the public stockholders and the Trust Account in the amount of $3,000,000 ($3,291,000 if the overallotment option is exercised in full). Cohen Bros. is a related party of the Company. If we do not consummate a business combination, interest earned on the funds in the Trust Account, including the Deferred Compensation, after payment of up to $2,500,000 to cover our administrative expenses, working capital and expenses in seeking business combinations, and reduction of the principal amount of the letter of credit, will be allocated pro rata among the public stockholders and the underwriters.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that public stockholders owning 30% or more of the outstanding stock sold in the Proposed Offering, vote against the business combination and elect to have the Company redeem their shares for cash, the business combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offerings, including all of the officers and directors of the Company (“Initial

DEKANIA CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—Continued

Stockholders”), have agreed to vote their 2,487,500 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company with respect to any business combination and to vote any shares they acquire in the Public Offering or in the aftermarket in favor of the business combination. Cohen Bros. has also agreed to vote all shares that it purchases in the Private Placement in favor of a business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable.

With respect to the first business combination which is approved and consummated, any holder of shares sold in the Public Offering, other than the Initial Stockholders and their nominees (the “Public Stockholders”) who voted against the business combination may demand that the Company redeem his or her shares. The per share redemption price will equal $10 per share (inclusive of a pro rata portion of the Deferred Compensation of $ 0.20 per share) plus any interest earned on their portion of the Trust Account (net of taxes payable), excluding Trust Account interest used to fund working capital needs and expenses up to a maximum of $2,500,000, Trust Account interest previously credited in the Trust Account to offset, on a dollar for dollar basis, the total amount of the obligation of Cohen Bros’ letter of credit, and Trust Account interest earned on the underwriter’s deferred compensation. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares sold in the Proposed Offerings may seek redemption of their shares in the event of a business combination.

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Trust Account as part of a stockholder-approved plan of dissolution and liquidation in the event that the Company does not consummate a business combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. Cohen Bros. has agreed to purchase an aggregate of 250,000 units in the Private Placement, but has waived its right to liquidation distributions with respect to the shares of common stock included in such units if there is no business combination. Accordingly, in the event of such a liquidation, the amount in the Trust Account will be distributed to the holders of the shares sold in the Public Offering.

Cash

The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Income Taxes

The Company recorded a deferred income tax asset of $201 for the tax effect of temporary differences, aggregating $590. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance.

Recently issued accounting pronouncements

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123(R)”), Share Based Payment. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company is required to adopt SFAS 123(R) effective January 1, 2006.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Loss Per Common Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

DEKANIA CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—Continued

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2. Proposed offerings

The Public Offering calls for the Company to offer for public sale 9,700,000 units at a price of $10.00 per unit. Each unit consists of one share of the Company’s common stock, $.0001 par value, and one redeemable common stock purchase warrant (“warrant”). Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $8.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Public Offering and expiring four years from the date of the prospectus. An additional 1,455,000 units may be issued on exercise of a 45-day option granted to the underwriters to cover any overallotments. The warrants will be redeemable by the Company at a price of $0.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the closing price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to date on which notice of redemption is given. The warrants included in the private placement units have substantially the same terms as the warrants included in this offering. Under the terms of the Company’s warrant agreement, no warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and those shares of common stock have been registered or been deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. In addition, the holders will not be entitled to net cash settle the warrant contract even if the warrants are not exercisable due to the failure by the Company to maintain an effective registration statement. As such, the Company has determined that the warrants should be classified in stockholders’ equity upon issuance in accordance with the guidance of EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.

Cohen Bros., a related party, has agreed to purchase an aggregate of 250,000 units from the Company in a private placement no less than two days before this offering. The total purchase price for the units will be $2,500,000 or $10.00 per unit. The Company will use its best efforts to cause a registration statement to become effective on or prior to the commencement of the warrant exercise period and to maintain the effectiveness of such registration statement until the expiration of the warrants. If the Company is unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore is unable to deliver registered shares, the warrants may become worthless.

3. Deferred offering costs

Deferred offering costs consist principally of legal fees and other fees incurred through the balance sheet date that are related to the Proposed Offerings and that will be charged to capital upon the receipt of the capital raised.

4. Note payable, stockholder

The Company issued an unsecured promissory note to Cohen Bros., a related party, totaling $300,000 on March 27, 2006. The Note does not bear interest and is payable in full on the earlier of (i) December 31, 2007 or (ii) three (3) business days after the date on which the Company consummates the Public Offering. Due to the short-term nature of the promissory note, the fair value of the note approximates its carrying value.

DEKANIA CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—Continued

5. Commitments and contingencies

The Company has agreed to pay to Cohen Brothers, LLC, the parent of Cohen Bros. and a related party, $7,500 a month for no more than 24 months for office space and general and administrative expenses, commencing on the date of the Proposed Offering, and terminating upon the date the Company consummates a business combination.

Immediately preceding the closing of the Public Offering, the Company will issue to the Initial Stockholders a total of 1,420,000 stock purchase warrants (“Incentive Warrants”). Each Incentive Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $8.00 commencing three months after the completion of a business combination. One half of the Incentive Warrants may be exercised only if the Company’s common stock has traded at least at $11 per share for 20 out of any 30 trading day period preceding the date of exercise. The other half of the Incentive Warrants are exercisable only if the Company’s common stock has traded at least at $12 per share for 20 out of any 30 trading day period preceding the date of exercise. Exercise of the Incentive Warrants may be for cash or may be on a net exercise basis. The Incentive Warrants will expire 5 years after they are granted. No Incentive Warrants will be exercisable unless at the time of exercise the common stock issuable upon such exercise has been registered. The Company has agreed to register such common stock and use its best efforts to maintain such effectiveness until the warrants expire.

The grant of the warrants will be deemed to be stock-based compensation. Therefore, commencing on the date of the grant pursuant to SFAS 123(R), we will record a charge to earnings of the fair value of such warrants, which we have estimated, using the Black-Scholes formula, to be an aggregate of $7,029,000 based upon its $8.00 exercise price. The fair value of the warrant was estimated using the following assumptions: (1) expected volatility of 45.1%, (2) a risk-free rate of 4.88% and (3) a contractual life of five years. We expect the charge to earnings over a maximum period of 27 months because we have factored in the two-year period that the Company has to effect a business combination and the three month vesting period for the warrants. Accordingly, on an aggregate basis, during the 27 month period following the closing of this offering, we expect to charge $781,000 to earnings each quarter. In the event that we consummate a business combination prior to two years from the closing date of this offering, the above amortization schedule will be accelerated.

Cohen Bros. will deliver a letter of credit to American Stock Transfer & Trust Company for the benefit of the public stockholders and the Trust Account in the amount of $3,000,000 ($3,291,000 if the overallotment option is exercised in full).

6. Preferred stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

Until                     , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$97,000,000

DEKANIA CORP.

9,700,000 Units

PROSPECTUS

Merrill Lynch & Co.

Maxim Group LLC

                    , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Trustee, warrant agent and escrow agent’s fee	$9,500	(1)
SEC Registration Fee	21,485
NASD filing fee	44,895
Accounting fees and expenses	35,000
Printing and engraving expenses	60,000
Legal fees and expenses	300,000
AMEX listing fees and expenses	85,000
Miscellaneous	54,120	(2)

Total	$610,000

(1)	In addition to the initial fee that is charged by American Stock Transfer & Trust Company as trustee, warrant agent and escrow agent, the registrant will be required to pay to $750 per month to American Stock Transfer & Trust Company for acting as transfer agent of the registrant’s common stock.
(2)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

“(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph (B) of Article Eighth of our Amended and Restated Certificate of Incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Cohen Bros. Acquisitions, LLC	1,658,333
Daniel G. Cohen(1)	165,833
Thomas H. Friedberg	248,750
Paul Vernhes	207,292
David Nathaniel	207,292

(1)	Daniel G. Cohen is the majority interest owner and the Chairman of the Board of Managers of Cohen Brothers, LLC, the parent of Cohen Bros. Acquisitions, LLC. As such he may be deemed to be the beneficial owner of the shares that it owns.

These shares were issued on March 17, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. The shares issued were sold for an aggregate offering price of $24,875 at a purchase price of $0.01 per share. No underwriting discounts or commissions were paid with respect to such sales. On August 1, 2006, Cohen Bros. Acquisitions, LLC transferred 150,000 of its shares for $0.01 per share to Christopher Ricciardi, our Vice Chairman and Director.

Our Sponsor has entered into a binding subscription agreement to purchase 250,000 units no less than two days prior to the effectiveness of the registration statement for our initial public offering at $10.00 per unit, in a private placement exempt from the registration requirements of the Securities Act pursuant to Section 4(2). No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation**

3.2	Amended and Restated By-laws

4.1	Specimen Unit Certificate

4.2	Specimen Common Stock Certificate

4.3	Specimen Warrant Certificate

4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant*

4.5	Form of Incentive Warrant*

4.6	Form of Subscription Agreement between the Registrant and Cohen Bros. Acquisitions, LLC*

5.1	Opinion of Ledgewood, P.C.

10.1(a)	Form of Letter Agreement among the Registrant, Maxim Group LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Cohen Bros. Acquisitions, LLC.

Exhibit No.	Description
10.1(b)	Form of Letter Agreement among Registrant, Maxim Group LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Daniel Cohen.

10.1(c)	Form of Letter Agreement among Registrant, Maxim Group LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Christopher Ricciardi.

10.1(d)	Form of Letter Agreement among Registrant, Maxim Group LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and David Nathaniel.

10.1(e)	Form of Letter Agreement among Registrant, Maxim Group LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Thomas Friedberg.

10.1(f)	Form of Letter Agreement among Registrant, Maxim Group LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Paul Vernhes.

10.1(g)	Form of Letter Agreement among Registrant, Maxim Group LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Carl de Stefanis.

10.1(h)	Form of Letter Agreement among Registrant, Maxim Group LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Scott DePetris.

10.1(i)	Form of Letter Agreement among Registrant, Maxim Group LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Steven Qua.

10.2	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant*

10.3	Form of Stock Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Initial Stockholders*

10.4	Form of Letter Agreement between Cohen Brothers, LLC and the Registrant regarding administrative support

10.5	Promissory Note dated March 27, 2006 issued to Cohen Bros. Acquisitions, LLC**

10.6	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders*

10.7	Letter of Credit from Commerce Bank*

10.8	Form of Keep Well Agreement between Cohen Bros. Acquisitions, LLC and Cohen Brothers, LLC

23.1	Consent of Goldstein Golub Kessler LLP

23.2	Consent of Ledgewood, P.C. (included in Exhibit 5.1)

24	Power of Attorney (included on the signature page)

*	To be filed by amendment.
**	Previously filed.

(a) Financial Statement Schedules.

All schedules have been omitted because they are either inapplicable or the required information has been given in the financial statements or the notes thereto.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Philadelphia, and State of Pennsylvania, on the 14th day of August, 2006.

DEKANIA CORP.

By:	/s/ Thomas H. Friedberg
Thomas H. Friedberg President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel G. Cohen, Thomas H. Friedberg and David Nathaniel, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Daniel G. Cohen
Chairman and Director

Paul Vernhes
Chief Financial Officer

David Nathanial
Chief Investment Officer and Secretary

Steven M. Qua
Director

Scott C. De Petris
Director

By:	/s/ Thomas H. Friedberg Thomas H. Friedberg President and Chief Executive Officer Attorney-in-fact

Signature	Title	Date

/s/ Christopher Ricciardi Christopher Ricciardi	Vice Chairman and Director	August 14, 2006

/s/ Carl de Stefanis Carl de Stefanis	Director	August 14, 2006